UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CABELA’S INCORPORATED
(Name of Registrant as Specified In Its Charter)

Not applicable
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April 23, 2013

Dear Fellow Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, June 5, 2013, at 10:00 a.m. Mountain Time, at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162.

     The doors will open at Sidney High School at 8:00 a.m. Mountain Time for a continental breakfast and other activities, including:

  Meet and greet with Dick and Mary Cabela;

  Cabela’s merchandise trade show showcasing new products;

  Home cooking provided by Cabela’s food vendors;

  Appearances by pro-staff members;

  Performance by Home Free Vocal Band; and

  Sidney Shooting Park events in the afternoon, including exhibition shooting by Jon Kruger, product testing, and exhibits.

     The formal Annual Meeting of Shareholders will convene at 10:00 a.m. Mountain Time.

     Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, we also will discuss our results for the past year and answer your questions.

     We are pleased to take advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our shareholders over the Internet. On April 23, 2013, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of April 8, 2013, which contains instructions for our shareholders’ use of this process, including how to access our Proxy Statement and Annual Report and how to vote on the Internet. On the date of mailing of the notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the notice. These proxy materials will be available free of charge.

     The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request copies of the proxy materials to be sent to you by mail.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote on the matters presented. You may vote your proxy via the Internet. If you request a printed copy of your proxy materials, you may also vote by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

     Thank you for your continued support and interest in Cabela’s.

Sincerely,

Thomas L. Millner
President and Chief Executive Officer

CABELA’S INCORPORATED
ONE CABELA DRIVE
SIDNEY, NEBRASKA 69160

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 5, 2013

     The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Cabela’s Incorporated (the “Company”) will be held at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162, on Wednesday, June 5, 2013, at 10:00 a.m. Mountain Time. The purposes of the Annual Meeting are to:

1.	Elect the nine directors named in the accompanying Proxy Statement;

2.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2013;

3.	Hold an advisory vote on executive compensation as disclosed in the accompanying Proxy Statement;

4.	Approve the Company’s 2013 Stock Plan;

5.	Approve the Company’s 2013 Employee Stock Purchase Plan;

6.	Approve the Company’s 2013 Performance Bonus Plan; and

7.	Transact such other business as may properly come before the meeting or any adjournment thereof.

     Each outstanding share of the Company’s common stock entitles the holder of record at the close of business on April 8, 2013, to receive notice of, and to vote at, the Annual Meeting. Shares of the Company’s common stock can be voted at the Annual Meeting in person or by valid proxy.

     A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at the Company’s Corporate Headquarters located at One Cabela Drive, Sidney, Nebraska 69160 for ten days before the Annual Meeting between 8:00 a.m. and 5:00 p.m. Mountain Time and during the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. This will ensure the presence of a quorum at the Annual Meeting. A website address with instructions on how to vote your proxy via the Internet is included on your Notice of Internet Availability of Proxy Materials. If you request a printed copy of your proxy materials, you may also vote by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Brent LaSure
Secretary

April 23, 2013

CABELA’S INCORPORATED
ONE CABELA DRIVE
SIDNEY, NEBRASKA 69160

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 5, 2013

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from the holders of shares of common stock of Cabela’s Incorporated to be voted at the Annual Meeting of Shareholders to be held on Wednesday, June 5, 2013, at 10:00 a.m. Mountain Time at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162 (the “Annual Meeting”).

     Under the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability. Instead, the Notice of Internet Availability will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how you may submit your proxy via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

     The Notice of Internet Availability was first mailed to shareholders entitled to vote at the Annual Meeting on or about April 23, 2013.

     The terms “we,” “our,” “us,” “Cabela’s,” or the “Company” refer to Cabela’s Incorporated and its subsidiaries.

VOTING INFORMATION

     What is the purpose of the Annual Meeting?

     At the Annual Meeting, shareholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders. In addition, management will report on the performance of Cabela’s during fiscal 2012 and respond to questions from shareholders.

     Who may vote?

     You may vote at the Annual Meeting if you owned shares of our common stock at the close of business on April 8, 2013 (the “Record Date”). You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned on the Record Date. As of the Record Date, there were 70,455,779 shares of our common stock issued and outstanding.

     Who counts the votes?

     Votes at the Annual Meeting will be tabulated by a representative of Wells Fargo Shareowner Services, who will serve as the Inspector of Elections, and the results of all items voted upon will be announced at the Annual Meeting.

     Who can attend the Annual Meeting?

     All shareholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:30 a.m. Mountain Time. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee) you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

     What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on the Record Date will constitute a quorum, permitting Cabela’s to conduct its business at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. A “broker non-vote” occurs if you do not provide the record holder of your shares with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you.

     What vote is required for adoption or approval of each matter to be voted on?

Proposal	Vote Required	Board’s Recommendation
Election of Directors	Majority of the votes cast “For” or “Against” (for each director nominee)	“For” each director nominee named in this Proxy Statement
Ratification of Independent Registered Public Accounting Firm	Majority of the shares present in person or represented by proxy and entitled to vote	“For” the ratification of the appointment of Deloitte & Touche LLP
Advisory Vote on Executive Compensation	Majority of the shares present in person or represented by proxy and entitled to vote	“For” the resolution approving the compensation paid to our Named Executive Officers
2013 Stock Plan	Majority of the shares present in person or represented by proxy and entitled to vote	“For” approval of the 2013 Stock Plan
2013 Employee Stock Purchase Plan	Majority of the shares present in person or represented by proxy and entitled to vote	“For” approval of the 2013 Employee Stock Purchase Plan
2013 Performance Bonus Plan	Majority of the shares present in person or represented by proxy and entitled to vote	“For” approval of the 2013 Performance Bonus Plan

     What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non- Votes
Election of Directors	“For,” “Against,” or “Abstain” (for each director nominee)	No effect – not counted as a “vote cast”	No	No effect
Ratification of Independent Registered Public Accounting Firm	“For,” “Against,” or “Abstain”	Treated as a vote “Against” the proposal	Yes	Not applicable
Advisory Vote on Executive Compensation	“For,” “Against,” or “Abstain”	Treated as a vote “Against” the proposal	No	No effect
2013 Stock Plan	“For,” “Against,” or “Abstain”	Treated as a vote “Against” the proposal	No	No effect
2013 Employee Stock Purchase Plan	“For,” “Against,” or “Abstain”	Treated as a vote “Against” the proposal	No	No effect
2013 Performance Bonus Plan	“For,” “Against,” or “Abstain”	Treated as a vote “Against” the proposal	No	No effect

     How do I vote?

     You can vote on a matter to come before the Annual Meeting in two ways:

  You can attend the Annual Meeting and cast your vote in person; or

  You can vote by proxy.

     Written ballots will be available at the Annual Meeting if you wish to vote at the Annual Meeting. However, if your shares are held in the name of your broker, bank, or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your shares indicating that you were the beneficial owner of the shares on the Record Date.

     If you vote by proxy, we will vote your shares according to your instructions, or if you provide no instructions, according to the recommendation of the Board.

     If you choose to vote by proxy, you may do so using the Internet, or, if you request a printed copy of your proxy materials, by telephone or by mail. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

     Via the Internet – Shareholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability. Internet voting facilities for shareholders of record are available 24 hours a day and will close at 12:00 p.m. Central Time on June 4, 2013. If you vote via the Internet, you may incur costs such as telephone and Internet access fees for which you will be responsible. If you received a proxy card in the mail but choose to vote via the Internet, you do not need to return your proxy card.

     By Telephone – The Notice of Internet Availability includes a toll-free number you can call to request printed copies of your proxy materials. The printed proxy materials include a different toll-free number you can call for voting. Telephone voting facilities for shareholders of record are available 24 hours a day and will close at 12:00 p.m. Central Time on June 4, 2013. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

     By Mail – Shareholders who receive a proxy card may elect to vote by mail and should complete, sign, and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of a proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

     If you participate in the Company’s 401(k) Savings Plan (the “401(k) Plan”) and have contributions invested in the Company’s common stock as of the Record Date, you will receive a Notice of Internet Availability prior to the Annual Meeting. This notice will contain instructions on how, via the Internet, you can direct the trustee of the 401(k) Plan to vote your shares of common stock held in the 401(k) Plan. If you request a printed copy of your proxy materials, you may also vote your shares of common stock held in the 401(k) Plan by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. If your proxy is not received by our transfer agent by May 31, 2013, your shares of common stock held in the 401(k) Plan will not be voted and will not be counted as present at the meeting.

     Can I revoke my proxy?

     Yes, you can revoke your proxy if your shares are held in your name by:

  Filing a written notice of revocation with our Secretary before the Annual Meeting;

  Providing subsequent Internet or telephone instructions;

  Delivering a valid proxy card bearing a later date; or

  Voting in person at the Annual Meeting.

     Who will bear the cost of this proxy solicitation?

     We will bear the cost of solicitation of proxies. This includes the charges and expenses of preparing, assembling, and mailing the Notice of Internet Availability, Proxy Statement, and other soliciting materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our issued and outstanding common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our employees, who will not receive any additional compensation for any such services.

PROPOSAL ONE -
ELECTION OF DIRECTORS

     All of our directors are subject to annual election. Our Amended and Restated Bylaws require that in order to be elected, a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not reelected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Amended and Restated Bylaws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if shareholders do not elect the director. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

     As announced in April 2013, Mr. Richard N. Cabela will become Chairman Emeritus as of the Annual Meeting. Accordingly, Mr. Richard N. Cabela was not renominated to stand for reelection as a director at the Annual Meeting. The Board plans to appoint Mr. James W. Cabela as our Chairman following the Annual Meeting.

     Unless authority is withheld, proxies will be voted “for” the nominees listed and, in the event any nominee is unable to serve as a director, will be voted “for” any substitute nominee proposed by the Board.

     The Nominating and Corporate Governance Committee works with the Board on a regular basis to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and appropriate experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a growing publicly-traded company in today’s business environment, understanding of the Company’s business, educational and professional background, personal accomplishment, and gender, age, and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for reelection, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

     All of our directors bring to the Board a wealth of executive leadership experience derived from their service as executives and, in many cases, chief executive officers and chairs of large companies. Our Corporate Governance Guidelines regarding directors require that each individual director possess all of the following characteristics: integrity and accountability; informed judgment; financial literacy; mature confidence; high performance standards; passion; and creativity. Below we identify and describe the key experience, qualifications, and skills our directors bring to the Board that are important in light of our businesses and structure. The directors’ experiences, qualifications, and skills that the Board considered in their renominations are included in their individual biographies.

  Management and Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer or president positions, provide the Company with special insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth.

  Financial Expertise. We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial metrics. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially literate.

  Industry Experience. We seek to have directors with experience as executives or directors in retail, direct marketing, and financial services businesses.

  Marketing Experience. We seek to organically grow our retail, direct, and financial services businesses. Therefore, marketing expertise is important to us.

  Outside Board Experience. We believe that an understanding of different business processes, challenges, and strategies is important for our directors. We seek to have a number of directors who have gained this understanding through serving as directors of other companies.

     Theodore M. Armstrong, 73, has been a director since December 2004. Mr. Armstrong served as Senior Vice President-Finance and Administration and Chief Financial Officer of Angelica Corporation from 1986 to his retirement in February 2004, and as a consultant to Angelica thereafter. Angelica Corporation is a leading provider of textile rental and linen management services to the U.S. healthcare market. Mr. Armstrong also served as a director and Chair of the Audit Committee of UMB Financial Corporation from 2005 to April 2011.

Director Qualifications:

  Financial Expertise – former Chief Financial Officer of Angelica Corporation; former Chair of the Audit Committee of UMB Financial Corporation; audit committee financial expert

  Industry Experience – former member of UMB Financial Corporation’s Board of Directors; director of the Company since 2004

  Outside Board Experience – former director of UMB Financial Corporation

     James W. Cabela, 73, is our co-founder and has served on our Board since our incorporation in 1965. Since our founding, Mr. James W. Cabela has been employed by us in various capacities and was our President until July 2003. Mr. James W. Cabela has been a Vice Chairman since the creation of that executive position in 1996. The Board plans to appoint Mr. James W. Cabela as our Chairman following the Annual Meeting.

Director Qualifications:

  Management and Leadership Experience – former President of the Company; current Vice Chairman of the Company

  Industry Experience – co-founder of the Company; director of the Company since 1965

  Marketing Experience – innovator in the direct marketing of outdoor gear

     John H. Edmondson, 69, has been a director since October 2007. Mr. Edmondson served as Chief Executive Officer and a director of West Marine, Inc., the country’s largest specialty retailer of boating supplies and accessories, from December 1998 until his retirement in January 2005. Prior to joining West Marine, he served as Chief Executive Officer of Duty Free Americas, Inc. Mr. Edmondson also serves as a director of Vitamin Shoppe, Inc.

Director Qualifications:

  Management and Leadership Experience – former Chief Executive Officer of West Marine, Inc.; former Chief Executive Officer of Duty Free Americas, Inc.

  Financial Expertise – member of the Audit Committee of Vitamin Shoppe; audit committee financial expert

  Industry Experience – former Chief Executive Officer of specialty retailer; member of Board of Directors of specialty retailer and direct marketer of vitamins and supplements; director of the Company since 2007

  Outside Board Experience – Vitamin Shoppe

     John Gottschalk, 69, has been a director since July 2004. Mr. Gottschalk served as Chairman of the Omaha World-Herald Company from 1989 to December 2011 and as a member of its board of directors from 1980 to December 2011. Mr. Gottschalk served as Chief Executive Officer of the Omaha World-Herald Company from 1989 to December 2007. The Omaha World-Herald Company publishes the Omaha World-Herald newspaper and, through its subsidiaries, owns and operates other newspapers, engages in direct marketing, and held interests in other diversified businesses. Mr. Gottschalk also serves as a director of McCarthy Group and Pacific Mutual Holding Company.

Director Qualifications:

  Management and Leadership Experience – Chairman of Omaha World-Herald Company from 1989 to December 2011; Chief Executive Officer of Omaha World-Herald Company from 1989 to December 2007

  Financial Expertise – audit committee financial expert

  Industry Experience – former Chief Executive Officer of a company that engages in direct marketing; director of the Company since 2004

  Outside Board Experience – Pacific Mutual Holding Company; McCarthy Group; former director of Omaha World-Herald Company

     Dennis Highby, 64, has been a Vice Chairman since April 2009 and has served on our Board since July 2003. From July 2003 to March 2009, Mr. Highby was our President and Chief Executive Officer (“CEO”). Mr. Highby has been employed by us since 1976 and held various management positions, including Merchandise Manager, Director of Merchandising, and Vice President. He held the position of Vice President from 1996 to July 2003.

Director Qualifications:

  Management and Leadership Experience – served as our CEO from July 2003 to March 2009

  Industry Experience – 37 years of employment by the Company, during which he held a series of senior management positions; director of the Company since 2003

  Marketing Experience – many years of experience in the marketing and promotion of outdoor products through direct and retail channels

     Reuben Mark, 74, has been a director since July 2004. Mr. Mark served as Chairman of the Board of Colgate-Palmolive Company from 1986 to December 2008. Mr. Mark served as Chief Executive Officer of Colgate-Palmolive from 1984 to July 2007. Mr. Mark joined Colgate-Palmolive in 1963 and held a series of senior management positions in the United States and overseas before being appointed Chief Executive Officer. Mr. Mark served as a director of Time Warner Inc. from 1993 to May 2009, Pearson plc from 1990 to 2006, and Citigroup Inc. from 1996 to 2003.

Director Qualifications:

  Management and Leadership Experience – Chief Executive Officer of Colgate-Palmolive from 1984 to July 2007

  Financial Expertise – former member of the Audit Committees of Citigroup, Pearson, and Time Warner; audit committee financial expert

  Industry Experience – former director of Citigroup; director of the Company since 2004

  Marketing Experience – former Chief Executive Officer of a global consumer products company

  Outside Board Experience – former director of Citigroup, Colgate-Palmolive, Pearson, and Time Warner

     Michael R. McCarthy, 61, has been a director since 1996. Mr. McCarthy has served as a director and Chairman of McCarthy Group since 1986. McCarthy Group is a private equity firm. Mr. McCarthy also serves as a director of Union Pacific Corporation and Peter Kiewit Sons’, Inc.

Director Qualifications:

  Management and Leadership Experience – Chairman of McCarthy Group

  Financial Expertise – member of the Audit Committee of Union Pacific; determined to be audit committee financial expert by Union Pacific’s Board of Directors; founder of private equity firm

  Industry Experience – director of the Company since 1996

  Outside Board Experience – McCarthy Group; Union Pacific; and Peter Kiewit Sons’

     Thomas L. Millner, 59, has been our President and CEO and a director since April 2009. Mr. Millner was the Chief Executive Officer of Remington Arms Company, Inc., a leading manufacturer of firearms and ammunition, from April 1999 until March 2009 and was a director of Remington from June 1994 until March 2009. From December 2008 until March 2009, Mr. Millner also served as Chief Executive Officer of Freedom Group, Inc., a holding company which directly or indirectly owns Remington and related companies. Mr. Millner served as President of Remington from May 1994 to May 2007. Mr. Millner served as a director of Stanley Furniture Company, Inc. from 1999 to March 2011 and Lazy Days’ R.V. Center, Inc. from 2005 to June 2009.

Director Qualifications:

  Management and Leadership Experience – current President and CEO; Chief Executive Officer of Remington from April 1999 to March 2009

  Financial Expertise – former member of the Audit Committee of Stanley Furniture Company; determined to be audit committee financial expert by Stanley Furniture’s Board of Directors

  Industry Experience – current President and CEO; director of the Company since 2009

  Outside Board Experience – former director of Stanley Furniture and Lazy Days’ R.V. Center

     Beth M. Pritchard, 66, has been a director since March 2011. Ms. Pritchard currently serves as North American Advisor to M.H. Alshaya Co., a diverse franchisee group based in the Middle East, a position she has held since January 2009. Ms. Pritchard was the President and Chief Executive Officer of Dean & DeLuca, Inc., a retailer of gourmet and specialty foods, from June 2006 to November 2007 and was Vice Chairman of Dean & DeLuca from December 2007 to October 2009. Ms. Pritchard was the President and Chief Executive Officer of Organized Living, Inc., a retailer of home and office storage and organization products, from January 2004 until May 2005, when it filed a reorganization petition under chapter 11 of the Bankruptcy Code and was subsequently liquidated. From 1991 to 2003, Ms. Pritchard was an executive with Limited Brands, Inc., a specialty retailer, serving as President and Chief Executive Officer of Bath & Body Works. Ms. Pritchard serves as a director of Vitamin Shoppe, Inc., Zale Corporation, and Shoppers Drug Mart Corporation. She served as a director of Ecolab Inc. from 2004 to May 2010, Borders Group, Inc. from 2000 to 2007, and Albertson’s, Inc. from 2004 to 2006.

Director Qualifications:

  Management and Leadership Experience – President and Chief Executive Officer of Dean & DeLuca from June 2006 to November 2007; President and Chief Executive Officer of Organized Living from January 2004 to May 2005; President and Chief Executive Officer of Bath & Body Works from 1991 to 2003

  Financial Expertise – member of the Audit Committee of Zale Corporation; former member of the Audit Committee of Albertson’s

  Industry Experience – former President and Chief Executive Officer of several specialty retailers; member of Board of Directors of specialty retailer and direct marketer of vitamins and supplements

  Marketing Experience – former President and Chief Executive Officer of several specialty retailers

  Outside Board Experience – Vitamin Shoppe; Zale Corporation; Shoppers Drug Mart Corporation; former director of Ecolab, Borders Group, and Albertson’s

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

CORPORATE GOVERNANCE

     The Board has developed corporate governance practices to help it fulfill its responsibility to shareholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of shareholders. The Company’s corporate governance practices are memorialized in our Corporate Governance Guidelines (our “Governance Guidelines”) and the charters of the three committees of the Board. The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These documents are available on our website at www.cabelas.com.

     Board of Directors

     Our Board currently consists of ten members. Six of our directors are independent under the requirements set forth in the New York Stock Exchange (“NYSE”) listing standards and our Governance Guidelines. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Cabela’s. The Board has established guidelines to assist it in determining director independence, which conform to or exceed the independence requirements of the NYSE listing standards. The Board also has determined that certain relationships between Cabela’s and its directors are categorically immaterial and shall not disqualify a director or nominee from being considered independent. These independence guidelines and categorical standards are attached as Appendix A to this Proxy Statement.

     In addition to applying the independence guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board has determined that Ms. Pritchard and Messrs. Armstrong, Edmondson, Gottschalk, Mark, and McCarthy satisfy the NYSE independence requirements and Cabela’s independence guidelines. The Board also has determined that (i) Ms. Pritchard and Messrs. Armstrong, Edmondson, and Mark have no relationships with Cabela’s (other than being a director and shareholder), (ii) Mr. McCarthy has one immaterial relationship with Cabela’s that falls within category i. of the categorical standards adopted by the Board, and (iii) Mr. Gottschalk has two immaterial relationships with Cabela’s that fall within category i. of the categorical standards adopted by the Board.

     During fiscal 2012, our Board held six meetings and acted by written consent one time. During fiscal 2012, all of our directors, other than Mr. Richard N. Cabela, attended 80% or more of the aggregate number of Board meetings and committee meetings on which they served (during the periods for which they served as such). Mr. Richard N. Cabela missed one Board meeting due to medical reasons and one Board meeting due to a scheduling conflict. It is the Board’s policy to encourage directors nominated for election and remaining in office to be present at annual meetings of shareholders, unless attendance would be impracticable or constitute an undue burden on such nominee or director. All directors attended our 2012 Annual Meeting of Shareholders.

     Board Leadership and Structure

     We have a separate Chairman and CEO. Mr. Richard N. Cabela currently serves as our Chairman, and Mr. Millner serves as our CEO. As of the Annual Meeting, Mr. Richard N. Cabela will become Chairman Emeritus. The Board expects to appoint Mr. James W. Cabela as our Chairman following the Annual Meeting. The Board currently believes that having a separate Chairman and CEO provides an appropriate separation of duties and is in the best interests of our shareholders. Our Governance Guidelines also provide for the role of lead independent director (“Lead Director”). Mr. McCarthy currently serves as Lead Director. The Lead Director is selected by the independent directors on the Board to serve a one-year term as Lead Director. The Lead Director’s roles and responsibilities include: developing, with input from the other independent directors, the agenda for executive sessions involving only the independent directors; presiding over executive sessions involving only the independent directors and, at the request of the Chairman, other meetings of the Board; facilitating communication between the independent directors and the Company’s management; and approving, in consultation with the Chairman and CEO, the agenda and materials for each Board meeting. The Lead Director may, in appropriate circumstances, call meetings of the independent directors and communicate with various constituencies that are involved with the Company. The Board believes that its leadership structure is appropriate because having the Lead Director involved in setting agendas and communicating with management provides the appropriate balance between strategy development and independent oversight of management.

     Time is allotted at each Board meeting for an executive session involving only our independent directors. All of our non-management directors are independent. The Lead Director or, in his absence, the independent director with the most seniority on the Board who is present serves as the presiding director at each executive session.

     Board’s Role in Risk Oversight

     The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

     Committees of the Board of Directors

     The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. All committee members meet the independence requirements of the SEC and NYSE. The charters of these committees are available on our website at www.cabelas.com. Pursuant to Board policy, all directors receive notice of, and an invitation to, all Committee meetings.

	Audit	Compensation	Nominating and Corporate
Name	Committee	Committee	Governance Committee
Theodore M. Armstrong	X		X
John H. Edmondson	X	X	X
John Gottschalk	Chairman		X
Reuben Mark	X	X	Chairman
Michael R. McCarthy		Chairman	X
Beth M. Pritchard		X	X

Audit Committee

     The Audit Committee is responsible for the oversight of our accounting, reporting, and financial control practices. The Audit Committee also reviews the qualifications of the independent registered public accounting firm, selects and engages the independent registered public accounting firm, informs our Board as to their selection and engagement, reviews the plans, fees, and results of their audits, reviews reports of management and the independent registered public accounting firm concerning our system of internal control, and considers and approves any non-audit services proposed to be performed by the independent registered public accounting firm. The Audit Committee held eleven meetings during fiscal 2012.

     The Board has determined, in its business judgment, that Messrs. Armstrong, Edmondson, Gottschalk, and Mark are independent as required by the Securities and Exchange Act of 1934, as amended, the applicable listing standards of the NYSE, and our Governance Guidelines. The Board has determined that it would be desirable for all members of the Audit Committee to be “audit committee financial experts,” as that term is defined by SEC rules, to the extent they qualify for such status. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee. Based on this inquiry, the Board has determined that Messrs. Armstrong, Edmondson, Gottschalk, and Mark meet the SEC’s criteria for audit committee financial experts and that each has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Compensation Committee

     The Compensation Committee is responsible for the oversight of our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans, and the evaluation of our CEO and other executive officers. The Compensation Committee held eight meetings during fiscal 2012 and acted by written consent one time.

     The Compensation Committee’s specific responsibilities and duties are set forth in its charter and include:

  evaluating the performance of the CEO and other executive officers relative to performance goals and objectives approved by the Compensation Committee;

  setting the compensation of the CEO and other executive officers based upon the evaluation of performance;

  evaluating compensation plans, policies, and programs with respect to directors, executive officers, and certain key personnel; and

  granting awards of shares or options to purchase shares pursuant to the Company’s equity-based plans.

     The Compensation Committee’s charter provides that the Compensation Committee may form and delegate authority to subcommittees or delegate authority to individual Compensation Committee members in its discretion and shall review the actions of such subcommittees or individual Compensation Committee members as appropriate. The Compensation Committee also may delegate authority to fulfill certain administrative duties regarding the Company’s compensation programs to members of management, the Company’s Human Resources Department, or to third party administrators.

     Regarding most compensation matters, including executive compensation, our CEO and our Executive Vice President and Chief Administrative Officer provide recommendations to the Compensation Committee. During fiscal 2012, our CEO and our Executive Vice President and Chief Administrative Officer provided the Compensation Committee recommendations regarding annual salaries, bonus amounts, performance criteria, equity awards, and overall compensation strategy for our executive officers, including recommendations regarding their own compensation. Although the Compensation Committee considers information and recommendations presented by our CEO and our Executive Vice President and Chief Administrative Officer, it makes executive officer compensation decisions independent of the recommendations of the Company’s management.

     In December 2011, the Compensation Committee engaged Frederic W. Cook & Co., Inc. to provide consulting services regarding an appropriate equity strategy to retain and motivate Mr. Millner in light of the scheduled April 6, 2012, natural expiration of Mr. Millner’s executive employment agreement. Frederic W. Cook & Co. provided some of these consulting services during the first quarter of 2012. Frederic W. Cook & Co. provided no other services to the Compensation Committee or the Company during fiscal 2012. In addition, during fiscal 2012, the Company’s management engaged Hay Group to provide consulting services regarding outside director compensation and market data and analysis regarding executive officer compensation. Hay Group provided no other services to the Company during fiscal 2012. Each of the above referenced compensation advisory firms was paid less than $31,000 during fiscal 2012. The limited engagements of these compensation advisory firms did not raise any conflict of interest.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for the oversight of, and assisting our Board in, developing and recommending corporate governance practices and selecting the director nominees to stand for election at annual meetings of our shareholders. The Nominating and Corporate Governance Committee held six meetings during fiscal 2012.

     Report of the Audit Committee

     The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting practices. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for fiscal 2012, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

     Based on the review and discussions referred to above, the Audit Committee (i) recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2012 for filing with the SEC, and (ii) appointed Deloitte as the Company’s independent registered public accounting firm for fiscal 2013. This report is provided by the following directors, who constitute the Audit Committee:

John Gottschalk (Chairman)
Theodore M. Armstrong
John H. Edmondson
Reuben Mark

     Communications with the Board of Directors

     Interested parties may contact an individual director, the Board as a group, or a specific Board committee or group, including the non-employee directors as a group, by writing to Board of Directors, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. Each interested party communication should specify the applicable addressee or addressees to be contacted, a statement of the type and amount of the securities of the Company that the person holds, if any, and the address, telephone number, and e-mail address, if any, of the person submitting the communication. Under procedures established by our Board, each communication sent in accordance with the above instructions is reviewed by our Secretary and, unless such communications fall within one of the categories listed below, distributed to the applicable addressee or addressees, with a copy to the CEO. The types of communications that are not forwarded are: job inquiries; offers of goods and services; requests for donations and sponsorships; product ideas; consumer affairs inquiries and complaints; surveys and other requests for information about the Company; and press and media requests.

     Concerns about our financial statements, accounting practices, or internal controls, or possible violations of Cabela’s Business Code of Conduct and Ethics, should be reported (i) pursuant to the procedures outlined in Cabela’s Business Code of Conduct and Ethics, which is available on our website at www.cabelas.com, or (ii) by writing to the Chairman of the Audit Committee, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     Procedures Regarding Director Candidates Recommended by Shareholders

     The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, evaluating them using criteria similar to that used to evaluate candidates recommended by others. The Nominating and Corporate Governance Committee has not established a minimum number of shares that a shareholder must own in order to present a candidate for consideration, or a minimum length of time during which the shareholder must own its shares. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160, and should include a description of the qualifications of the proposed candidate. The Nominating and Corporate Governance Committee’s qualifications and specific qualities and skills required for directors are attached as Appendix B to this Proxy Statement. In addition to considering candidates suggested by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, officers, employees, and others. The Nominating and Corporate Governance Committee screens all potential candidates in a similar manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee’s review is typically based on any written materials provided with respect to the potential candidate as well as the Committee’s own investigation. The Nominating and Corporate Governance Committee determines whether the candidate meets the Company’s qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. It is the Committee’s policy to renominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

     The Nominating and Corporate Governance Committee also will consider whether to nominate any person nominated by a shareholder in accordance with the information and timely notice requirements set forth in Article II, Section 11 of our Amended and Restated Bylaws.

     Business Code of Conduct and Ethics and Code of Ethics

     The Board has adopted a Business Code of Conduct and Ethics applicable to all directors, officers, and employees of the Company, which constitutes a “code of ethics” within the meaning of SEC rules. A copy of our Business Code of Conduct and Ethics is available on our website at www.cabelas.com. We expect to disclose to shareholders any waiver of the Business Code of Conduct and Ethics for directors or executive officers by posting such information on our website at the address specified above.

EXECUTIVE OFFICERS OF THE COMPANY

     The table below sets forth certain information regarding our executive officers.

Name	Age	Position
Richard N. Cabela	76	Chairman
James W. Cabela	73	Vice Chairman
Dennis Highby	64	Vice Chairman
Thomas L. Millner	59	President and Chief Executive Officer
Ralph W. Castner	49	Executive Vice President and Chief Financial Officer
Sean Baker	42	Executive Vice President and President and Chief Executive Officer of
		World’s Foremost Bank
Charles Baldwin	45	Executive Vice President and Chief Administrative Officer
Michael Copeland	51	Executive Vice President and Chief Operations Officer
Brian J. Linneman	46	Executive Vice President and Chief Merchandising Officer
Douglas R. Means	47	Executive Vice President and Chief Supply Chain Officer
Scott K. Williams	49	Executive Vice President and Chief Marketing and
		E-Commerce Officer

     See “Proposal One - Election of Directors” for information concerning the business experience of Messrs. James W. Cabela, Highby, and Millner. Information concerning the business experience of our other executive officers is set forth below.

     Richard N. Cabela founded our Company in 1961 and has served on our Board since our incorporation in 1965. Since our founding, Mr. Richard N. Cabela has been employed by us in an executive position and has served as our Chairman since our incorporation. Mr. Richard N. Cabela will become Chairman Emeritus as of the Annual Meeting.

     Ralph W. Castner has been our Executive Vice President and Chief Financial Officer since January 2010. From March 2006 to November 2010, Mr. Castner was Chairman of the Board of World’s Foremost Bank, our wholly-owned bank subsidiary. From July 2003 to January 2010, Mr. Castner was our Vice President and Chief Financial Officer. From 2000 to July 2003, Mr. Castner was our Director of Accounting and Finance and Treasurer of World’s Foremost Bank. Prior to joining us, he was employed by First Data Corporation from 1990 to 2000, most recently as a Vice President. Prior to joining First Data Corporation, Mr. Castner was a certified public accountant with the public accounting firm of Touche Ross and Company.

     Sean Baker has been an Executive Vice President and Chief Executive Officer of World’s Foremost Bank since January 2013. Mr. Baker has served as President of World’s Foremost Bank since August 2012. From December 2011 to August 2012, Mr. Baker was Senior Vice President, Business Development of World’s Foremost Bank. From May 2011 to December 2011, Mr. Baker was our Senior Director of Finance. From 2007 to May 2011, he was our Director of Finance. From 2003 to 2007, he was our Director of Accounting and Finance/Controller. From 1997 to 2003, Mr. Baker was a Financial Analyst. Mr. Baker began his career at Grant Thornton as a certified public accountant.

     Charles Baldwin has been our Executive Vice President and Chief Administrative Officer since January 2010. From October 2007 to January 2010, Mr. Baldwin was our Vice President and Chief Human Resources Officer. Mr. Baldwin joined us after a 20 year career with Wal-Mart Stores, Inc., with more than 10 years of experience in the human resources division. Mr. Baldwin served as Wal-Mart’s Vice President of Global Talent Management from 2005 to October 2007 and Vice President of Corporate People Development from 2001 to 2005.

     Michael Copeland has been our Executive Vice President and Chief Operations Officer since January 2010. From November 2007 to January 2010, Mr. Copeland was our Vice President of Retail Operations. Mr. Copeland joined us after a 15 year career with Lowe’s Companies, Inc. Mr. Copeland served as a Regional Vice President of Lowe’s from September 2001 to November 2007.

     Brian J. Linneman has been our Executive Vice President and Chief Merchandising Officer since January 2010. From October 2007 to January 2010, Mr. Linneman was our Senior Vice President of Global Supply Chain and Operations. From April 2004 to October 2007, Mr. Linneman was our Vice President and Chief Operating Officer. From July 2003 to April 2004, Mr. Linneman was our Vice President of Strategic Projects and MIS. From 2002 to July 2003, he was our Director of Strategic Projects. From 1999 to 2002, he was our Corporate Logistics Manager. Prior to joining us, Mr. Linneman was employed by United Parcel Service from 1987 to 1999, most recently as a Logistics Manager in the west region.

     Douglas R. Means has been our Executive Vice President and Chief Supply Chain Officer since April 2010. Mr. Means joined us after an 18 year career with Jones Apparel Group, Inc. Mr. Means served as Jones Apparel’s Executive Vice President of Production for Better Sportswear from July 2007 to April 2010 and Executive Vice President of Supply Chain from October 2004 to July 2007. Prior to joining Jones Apparel, Mr. Means was a consultant with Kurt Salmon Associates.

     Scott K. Williams has been our Executive Vice President and Chief Marketing and E-Commerce Officer since October 2011. Mr. Williams joined us after serving as President of Fanatics, Inc., a vertically integrated online retailer of team and league licensed sports apparel and collectibles, from June 2010 to February 2011. Mr. Williams was a Corporate Vice President of Wal-Mart Stores, Inc. from 2006 to May 2010, serving as General Manager of Samsclub.com. From 1996 to 2006, Mr. Williams was an executive with OfficeMax Incorporated, where he held a series of key leadership positions, including Senior Vice President, OfficeMax Direct Business Segment, and Senior Vice President, Marketing.

EXECUTIVE COMPENSATION

     Throughout this Proxy Statement, the individuals included in the Summary Compensation Table on page 28 are referred to as the “named executive officers.” In the Compensation Discussion and Analysis below, the individuals listed above as executive officers of the Company, other than Messrs. Richard N. Cabela, James W. Cabela, and Highby, are referred to as the “executive officers.”

     Compensation Discussion and Analysis

Executive Summary

     Our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers and certain key personnel. Our compensation structure consists of a mix of base pay, short-term incentive compensation, and long-term incentive compensation. Our short-term incentive plan provides for cash bonuses to be paid to our executive officers based on individual and/or corporate performance. Objectives are set on an annual basis, and they consist of milestones which will contribute to growth in shareholder value. Under our long-term incentive plan, we have granted stock options, premium-priced stock options, restricted stock, restricted stock units, and performance-based restricted stock units. The long-term incentive plan is designed to reward executives for increasing long-term shareholder value.

     As discussed in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, our fiscal 2012 financial results were strong relative to our fiscal 2011 results. The following table highlights the year-over-year comparison of some of the key financial metrics that we use in evaluating the Company’s performance for the purpose of making compensation decisions.

Corporate Financial Objectives	Fiscal 2011		Fiscal 2012		Increase
Adjusted Earnings Per Share	$2.11		$2.61		$0.50
Return on Invested Capital	14.3%		15.9%		160	basis points
Merchandise Gross Margin	35.6%		36.3%		70	basis points
Total Revenue	$2.811	billion	$3.113	billion	$302	million
Comparable Store Sales	2.8%		6.9%		410	basis points

  Adjusted earnings per share, return on invested capital, merchandise gross margin, total revenue, and comparable store sales were the corporate financial objectives used to determine the fiscal 2012 cash bonus opportunities for our named executive officers. The maximum levels for earnings per share, return on invested capital, and comparable store sales were exceeded, and the target levels for merchandise gross margin and total revenue were exceeded.

  In an effort to ensure that our overall compensation package remains weighted to long-term incentive opportunities, since 2010, our executive officers received restricted stock units, performance-based restricted stock units, and stock options.

     We believe that our compensation programs provide a strong link with shareholder value, as demonstrated by the following:

  Short-term cash bonus opportunities are set on an annual basis, consisting of milestones which contribute to growth in shareholder value.

  The Company’s long-term incentive plan is designed to reward executive officers for the achievement of long-term objectives, which result in an increase in shareholder value.

  Since a significant ownership stake in the Company leads to a strong alignment of interests with shareholders, our executive officers are subject to minimum stock ownership and retention guidelines. Our CEO is required to own stock equal in value to five times his annual base salary, and Executive Vice Presidents are required to own stock equal in value to three times their annual base salary. All of our executive officers are in compliance with the Company’s stock ownership and retention guidelines.

  Management Change of Control Severance Agreements with our named executive officers contain a double trigger and any payments under these agreements are strictly tied to both a change in control and termination of employment.

  Management Change of Control Severance Agreements with our named executive officers, if triggered, call for payments of less than three times annual base salary and bonus.

  Management Change of Control Severance Agreements with our named executive officers, if triggered, do not provide tax gross-ups to our named executive officers.

  The Company’s 2004 Stock Plan prohibits the cash buyout of underwater options or stock appreciation rights.

  The Company’s 2004 Stock Plan prohibits the repricing of options.

  Proprietary Matters Agreements with our executive officers require our executive officers to forfeit all of their outstanding equity awards and reimburse us for any amounts received as profit or gain from any previously granted equity awards if the executive officer breaches the Proprietary Matters Agreement.

  Executive officers receive retirement, health, and welfare benefits that are consistent with our other exempt employees and are not entitled to additional benefits.

  Executive officers are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price, or buy or sell derivative securities relating to the Company’s stock.

Objectives of Our Compensation Programs

     The objectives of our compensation programs are to:

  attract, motivate, and retain superior talent;

  ensure that compensation is commensurate with our performance and shareholder returns;

  provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and

  ensure that our executive officers and certain key personnel have financial incentives to achieve sustainable growth in shareholder value.

Business Strategy

     After evaluating the progress on our 2012 Vision, management put into place our future strategic plan. We decided that our new vision would not be time bound. Our new vision is to be the best omni-channel retail company in the world by creating intense customer loyalty for our outdoor brand. This loyalty will be created through two pillars of excellence: highly engaged outfitters and shareholders who support our short- and long-term goals. We will focus on the following areas to achieve our new vision:

  intensify customer loyalty;

  grow profitably and sustainably;

  enhance technology capability;

  simplify our business; and

  improve marketing effectiveness.

Elements of Our Executive Compensation Structure

     Our compensation structure is simple and consists of three tiers of remuneration. The first tier consists of base pay and retirement, health, and welfare benefits. The second tier consists of short-term incentive compensation. The third tier consists of long-term incentive compensation.

     Base pay and benefits are designed to be sufficiently competitive to attract and retain world-class executives. Executive officers receive retirement, health, and welfare benefits that are consistent with our other exempt employees and are not entitled to additional benefits.

     Our short-term incentive plan (our Performance Bonus Plan) provides for cash bonuses to be paid to our executive officers based on corporate performance. Objectives are set on an annual basis, and they consist of milestones which will contribute to growth in shareholder value. To the extent objectives are achieved, the short-term incentive plan pays on an annual basis.

     Our long-term incentive plan (our 2004 Stock Plan) provides for awards of stock options, premium-priced stock options, restricted stock, restricted stock units, performance-based restricted stock units, and other equity-based incentives. These are designed to reward executive officers for the achievement of long-term objectives which result in an increase in shareholder value.

     By the terms of their employment agreements, neither Mr. Richard N. Cabela nor Mr. James W. Cabela has ever participated in our Performance Bonus Plan or our 2004 Stock Plan. Under the terms of his employment agreement, Mr. Highby is not eligible for future awards under our Performance Bonus Plan or our 2004 Stock Plan. Information concerning our employment agreements with Messrs. Richard N. Cabela, James W. Cabela, and Highby can be found on page 32 under the heading “Employment Agreements.”

Our Incentive Plans are Designed to Drive Strong Business Results and Align the Interests of our Executive Officers with Shareholders

     In May 2008, our shareholders approved our Performance Bonus Plan. Executive officers are eligible for cash bonuses under the Performance Bonus Plan based on the achievement of annually established corporate performance criteria. Our short-term incentive plan for fiscal 2012 was designed to reward executives for achieving predetermined benchmarks in earnings per share, return on invested capital, merchandise gross margin, total revenue, and comparable store sales. The short-term incentive plan for fiscal 2012 was designed to keep our executive officers focused on operating efficiencies while growing total revenue and comparable store sales. See “Fiscal 2012 Cash Bonus Opportunities” for a discussion on actual achievement of short-term incentive goals for fiscal 2012.

     In 2013, the Performance Bonus Plan will reward executive officers for achieving predetermined benchmarks in earnings per share, expenses, merchandise gross margin, total revenue, and comparable store sales. The short-term incentive targets are designed to keep our executive officers focused on operating efficiencies while growing total revenue and comparable store sales. See “Fiscal 2013 Cash Bonus Opportunities” for additional information.

     To date, we have granted stock options, premium-priced stock options, restricted stock, restricted stock units, and performance-based restricted stock units under our long-term incentive plan. In future years, we may also make grants of other equity-based awards. The long-term incentive plan is designed to reward executives for increasing long-term shareholder value. This will be accomplished by the successful execution of the Company’s growth initiatives, coupled with the consistent achievement of profitability goals. The long-term incentive plan will keep executive officers focused on both revenue and profit growth, and can potentially be a very significant source of compensation for executive officers in the long term, which encourages the retention of executive talent.

How We Determine to Pay What We Pay

     Our compensation policy is based on:

  our long-standing philosophy of having a significant portion of potential short- and long-term compensation being tied to our performance;

  internal equity; and

  individual and corporate performance.

     In setting base pay for our executive officers, we follow a practice which dates to the Company’s inception. The Compensation Committee sets a level of base pay which is adequate to attract and retain the level of talent the Company requires. Exceptional corporate performance is rewarded through the annual bonus program and is not reflected in base pay. The Compensation Committee pays close attention to internal equity when it sets pay. In particular, it takes into account the relative value of its individual executive officer positions, as well as the value of the jobs immediately below the executive officer level. Periodically, the Compensation Committee references base pay practices at public companies of a similar size to help ensure base pay remains broadly within a competitive range.

     Based on internal equity, market data, and individual performance, in March 2013, the Compensation Committee determined to increase the base salaries of Mr. Williams from $405,000 to $420,000, and Mr. Copeland from $380,000 to $415,000. Accordingly, the 2013 base salaries for our named executive officers are as follows.

Fiscal 2013 Base
Salary
Thomas L. Millner	$989,000
Ralph W. Castner	$450,000
Michael Copeland	$415,000
Brian J. Linneman	$500,000
Scott K. Williams	$420,000

     In setting annual cash bonus opportunities, the Compensation Committee abides by the philosophy the Company has maintained since its founding. That is, cash bonuses might be equal to or in excess of base pay if corporate performance reaches predetermined levels. Our annual cash bonus opportunities reflect our long-held philosophy that annual cash bonuses should be tied to the Company’s performance.

     Our Compensation Committee takes into account several factors in determining the level of long-term incentive opportunity to grant to our executive officers. In fiscal 2012, the Compensation Committee took the following factors into account:

  individual executive officer performance;

  the effect of equity compensation grants on earnings per share;

  the executive officers’ percentage of the total number of options and restricted stock units being granted to employees in fiscal 2012; and

  the level of grants necessary to keep our executive officers focused, motivated, and engaged.

     In considering the level of option and restricted stock unit grants required to keep our executive officers focused, motivated, and engaged, the Compensation Committee periodically makes reference to equity compensation practices at similar-sized public companies. However, we do not determine grants by setting them at a particular percentile of the market range.

     In March 2009, the Compensation Committee introduced restricted stock units as a long-term incentive opportunity. The Compensation Committee believes that this will continue to provide a competitive compensation package to our executive officers while increasing the Company’s retention of quality executives. A restricted stock unit entitles the recipient to receive a share of common stock after the applicable vesting period expires.

     In March 2010, the Compensation Committee introduced restricted stock units subject to a performance criteria vesting condition. A restricted stock unit that is subject to a performance criteria vesting condition entitles the recipient to receive a share of common stock after the applicable vesting period expires if the performance criteria is satisfied. Since March 2010, each executive officer’s annual equity award has included restricted stock units, performance-based restricted stock units, and stock options. The annual executive officer restricted stock unit awards have been split between restricted stock units and performance-based restricted stock units, with a significant majority of the restricted stock units being performance-based. In March 2012, we increased the vesting schedule for our annual equity awards from three to four years to strengthen retention and encourage a long-term business focus. Market data also supported this change.

     In connection with the appointment of Mr. Millner as our President and CEO, we entered into an Executive Employment Agreement with Mr. Millner in March 2009. Mr. Millner’s Executive Employment Agreement naturally expired by its terms on April 6, 2012. Mr. Millner will continue to serve without an employment agreement. In anticipation of the natural expiration of Mr. Millner’s Executive Employment Agreement, and after consulting with Frederic W. Cook & Co., Inc., an independent compensation consulting firm, on March 2, 2012, the Compensation Committee granted Mr. Millner 64,000 premium-priced stock options with an exercise price of $40.45 per share (115% of the closing price of $35.17 per share of the Company’s common stock on the NYSE on March 2, 2012). Additionally on March 2, 2013, the Compensation Committee granted Mr. Millner an additional 64,000 premium-priced stock options with an exercise price of $58.55 per share (115% of the closing price of $50.91 per share of the Company’s common stock on the NYSE on March 2, 2013). As the 2012 premium-priced stock options and the 2013 premium-priced stock options have an exercise price equal to 115% of the closing price of one share of the Company’s common stock on the NYSE on the applicable grant date, the premium-priced stock options begin accruing value only after the price of the Company’s common stock has increased by 15% above the applicable grant date price. The closing price per share of the Company’s common stock on the NYSE increased from $35.17 on March 2, 2012, to $50.91 on March 2, 2013, which resulted in the Company’s market capitalization increasing from approximately $2.42 billion on March 2, 2012, to approximately $3.57 billion on March 2, 2013.

     Both the 2012 and the 2013 premium-priced nonqualified stock options vest in three equal annual installments beginning on March 2, 2017, and have an eight year term. The premium-priced stock options were granted to Mr. Millner to retain and motivate him in light of the natural expiration of his Executive

Employment Agreement. A multi-year performance horizon for the premium-priced stock options was chosen to drive continued strong financial and strategic results for the Company and to incent Mr. Millner to dedicate the remainder of his career to the success of the Company. The 2012 award and 2013 award of premium-priced stock options to Mr. Millner were the first two of five similar annual awards of premium-priced stock options that the Compensation Committee currently anticipates granting to Mr. Millner. The Compensation Committee, however, continues to retain discretion to reduce or eliminate these awards in the future.

Consideration of the Results of the 2012 Advisory Vote on Executive Compensation

     The Dodd-Frank Wall Street Reform and Consumer Protection Act requires publicly-traded companies to conduct a non-binding shareholder advisory vote on executive compensation. As such, at our 2012 Annual Meeting of Shareholders, we submitted a non-binding proposal to our shareholders to approve the compensation paid to our named executive officers. More than 98% of the voting shareholders supported our executive compensation practices as set forth in our 2012 Proxy Statement. The Compensation Committee reviewed the results of this advisory vote and viewed such overwhelming support of our compensation practices as a strong affirmation of our executive compensation practices. Based in part on these results, our Compensation Committee decided to maintain its strategy to use a balanced approach in allocating between base pay, annual cash bonus opportunities, and equity-based long-term compensation, consistent with our past executive compensation practices.

Performance Criteria for Performance-Based Restricted Stock Units

     The restricted stock units subject to a performance criteria that were granted in March 2012 would have been forfeited unless we earned at least $1.68 per diluted share on an adjusted basis in fiscal 2012. As we earned $2.61 per diluted share on an adjusted basis in fiscal 2012, the restricted stock units granted subject to this performance criteria will vest in four equal annual installments. The first installment vested in March 2013. Policy for Allocating Between Long-Term and Annual Compensation Our policy for allocating between long-term and annual compensation for our executive officers is as follows:

  On an annual basis, the Compensation Committee’s current strategy is to use a balanced approach in allocating between base pay, annual cash bonus opportunities, and equity-based long-term compensation.

  We expect that in the long run the majority of total compensation paid to executive officers will come from equity-based long-term incentives. Executive officers will only enjoy rewards to the extent they create commensurate value for shareholders. This is consistent with our philosophy of utilizing executive compensation to create sustainable growth in shareholder value.

  We recognize that to create sustainable growth in shareholder value, increases in revenue and profitability are necessary in the near term. Accordingly, it is our intention to pay annual cash bonuses which have the potential to be equal to or greater than base pay. However, bonuses will only be paid to the extent short-term objectives are achieved or exceeded.

  Finally, we recognize that in order to attract and retain the kind of talent necessary to build shareholder value, we must pay competitive base salaries and benefits.

Benchmarking of Compensation

     We take several factors into account in determining base pay, short-term incentive opportunities, and long-term incentive opportunities, including individual and corporate performance, internal equity, and competitive pay data. Our compensation philosophy does not include an effort to pay executive officers at a specific percentile of the market range. Accordingly, we did not select a group of peer companies with the intention of using their executive officer pay as a benchmark against which to set our compensation.

     Nevertheless, we understand that there are competitors for executive officer talent, and we find it useful to examine competitive pay practices from time to time. For purposes of evaluating base pay, short-term incentive opportunities, and long-term incentive opportunities, we consider market practices in a wide variety of companies, both in and outside of our industry. Our practice has been to reference market data such as equity “run rates” (the sum of equity awards divided by shares issued and outstanding), pay mix (base, short term, and long term), and comparative pay data.

Our Long-Term Incentive Awards Align the Interests of our Executive Officers with Shareholders

     To date, the Compensation Committee has awarded stock options, premium-priced stock options, restricted stock, restricted stock units, and performance-based restricted stock units under our long-term incentive plan. The Compensation Committee may consider using other equity-based incentives in the future. Stock options, premium-priced stock options, restricted stock, restricted stock units, and performance-based restricted stock units bear a relationship to the achievement of our long-term goals in that they increase in value as our stock increases in value. Our executive officers are exposed to considerable downside risk through the shares of the Company they own outright.

     The Compensation Committee carefully evaluates the cost of equity-based incentives it grants to our executive officers in terms of their impact on earnings per share. The Compensation Committee will continue to evaluate the cost of equity-based incentives against the benefits those incentives are likely to yield in building sustainable growth in shareholder value.

We do not Engage in Market Timing when Granting Equity Awards

     We have never granted, nor will we grant, equity awards in coordination with the release of material, non-public information. Since 2009, the Compensation Committee has granted annual equity awards to our executive officers and key employees during the first week in March. The Compensation Committee grants equity awards at this time to allow equity award grant information to be communicated to employees in connection with bonus information. We expect that future equity awards will be made at approximately the same time of year. Exceptions would include grants made to key hires, grants made as a result of promotions, and other extraordinary circumstances.

     We have properly accounted for all of our equity awards. As a public company, we have never awarded options and set the exercise price at any price less than the fair market value of our stock on the grant date.

Specific Forms of Compensation and the Role of Compensation Committee Discretion

     In the past, the Compensation Committee has retained the discretion to review executive officer base pay and make changes based on general performance and market norms. In addition, the Compensation Committee has retained the discretion to make long-term incentive grants based on several factors detailed in this Compensation Discussion and Analysis. The Compensation Committee intends to retain the discretion to make decisions about executive officer base compensation and long-term incentive compensation.

     The Compensation Committee retains its right to make future grants of equity awards subject to performance goals. Commencing in March 2010, the Compensation Committee began granting restricted stock units subject to performance criteria.

     Commencing in 2007, the Compensation Committee established predetermined targets and criteria for the payment of the annual short-term incentive to our executive officers. The Performance Bonus Plan specifically provides that the Compensation Committee may set performance objectives, performance criteria, and levels of bonus opportunity each year. Information concerning the targets and criteria for fiscal 2012 and 2013 is provided below. The predetermined targets and criteria for fiscal 2012 and 2013 consist of corporate financial objectives for each executive officer. The relative weight of the corporate financial objectives as a whole is set at the beginning of the annual performance period. The Compensation Committee retains discretion to make downward adjustments to the bonuses yielded by the corporate financial objectives, but cannot make upward adjustments. However, the Compensation Committee may pay discretionary cash bonuses based upon performance.

2008 Retention Awards

     In July 2008, the Compensation Committee granted special retention awards to Mr. Linneman, which consisted of a cash retention award and a restricted stock award. The restricted stock award consisted of a grant of 50,891 shares of restricted stock to Mr. Linneman under our 2004 Stock Plan. The restricted stock awards vest with respect to one-third of the restricted stock on each of the third, fourth, and fifth anniversaries of the grant date. The right to receive each one-third of the restricted stock award is contingent on Mr. Linneman’s continuous employment with the Company through the applicable vesting dates.

     The purpose of the retention awards was to maintain the stability of the Company’s leadership team by providing an additional incentive for Mr. Linneman to remain with the Company during the periods that the awards vest. These awards were granted as an important component of the compensation package for Mr. Linneman at a time when the Company was seeking to ensure a stable management team and build sustainability within the organization.

Fiscal 2012 Cash Bonus Opportunities

     In March 2012, the Compensation Committee set the targets and criteria for the fiscal 2012 cash bonus opportunities for our named executive officers pursuant to our Performance Bonus Plan. For fiscal 2012, each named executive officer’s cash bonus opportunity was based upon the achievement of corporate financial objectives relating to earnings per share, return on invested capital, merchandise gross margin, total revenue, and comparable store sales. For fiscal 2012, 20% of each named executive officer’s cash bonus opportunity was based on each metric. The named executive officers received no payment for a metric unless the Company achieved the floor corporate financial objective for that metric. In addition, the named executive officers received no payment for any of the corporate financial objectives unless the floor corporate financial objective for earnings per share was achieved. The corporate financial objectives for fiscal 2012 and actual fiscal 2012 results are set forth below.

Corporate Financial Objectives	Minimum		Target		Maximum		2012 Results
Adjusted Earnings Per Share	$2.11		$2.30		$2.49		$2.61
Return on Invested Capital	13.9%		14.3%		14.7%		15.9%
Merchandise Gross Margin	35.6%		35.9%		36.4%		36.3%
Total Revenue	$2.900	billion	$3.026	billion	$3.200	billion	$3.113	billion
Comparable Store Sales	0.0%		2.0%		4.0%		6.9%

     Our results have improved for each of the five target metrics over the past three fiscal years. The results we achieved for the five target metrics for fiscal 2010, fiscal 2011, and fiscal 2012 are set forth below.

Corporate Financial Objectives	Fiscal 2010		Fiscal 2011		Fiscal 2012
Adjusted Earnings Per Share	$1.68		$2.11		$2.61
Return on Invested Capital	13.1%		14.3%		15.9%
Merchandise Gross Margin	35.1%		35.6%		36.3%
Total Revenue	$2.633	billion	$2.811	billion	$3.113	billion
Comparable Store Sales	1.6%		2.8%		6.9%

     In fiscal 2012, the maximum levels for earnings per share, return on invested capital, and comparable store sales were exceeded, and the target levels for merchandise gross margin and total revenue were exceeded. Therefore, fiscal 2012 cash bonuses attributable to such corporate financial metrics were earned by our named executive officers.

     Total annual cash bonuses for our named executive officers for fiscal 2010, fiscal 2011, and fiscal 2012 have increased as we achieved stronger results for the five target metrics and were paid as follows.

	Fiscal 2010	Fiscal 2011	Fiscal 2012
Thomas L. Millner	$1,070,000	$1,189,000	$1,874,155
Ralph W. Castner	$456,875	$493,999	$643,500
Michael Copeland	(1)	(1)	$543,400
Brian J. Linneman	$510,625	$522,116	$715,000
Scott K. Williams	(1)	(1)	$579,150
____________________

(1)	Neither Mr. Copeland nor Mr. Williams were named executive officers for fiscal 2010 or fiscal 2011.

     Earnings per share was chosen to help assure that compensation remains proportional to the return on investment earned by shareholders. For purposes of the fiscal 2012 cash bonus opportunities, earnings per share was measured on a diluted basis by dividing our net income by the sum of the weighted average number of shares outstanding during the period. Excluded from the earnings per share calculation were (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, (3) any charges related to acquisitions or their integration, and (4) any accumulated amortization of deferred grant income (all after tax). There were no unusual or extraordinary gains that impacted earnings per share for fiscal 2012.

     Return on invested capital is a financial metric that measures how effectively our management is able to allocate capital. For purposes of the fiscal 2012 cash bonus opportunities, return on invested capital was measured by dividing our adjusted income by average total capital invested in our business. Adjusted income was calculated by adding interest expense, rent expense, and retail segment depreciation and amortization (all after tax) to our net income and by excluding (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, (3) any charges related to acquisitions or their integration, and (4) any accumulated amortization of deferred grant income (all after tax). Total capital was calculated by adding current maturities of long-term debt, deferred compensation, operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to our long-term debt (excluding all long- and short-term debt of World’s Foremost Bank) and then subtracting cash and cash equivalents (excluding cash and cash equivalents held by World’s Foremost Bank). Average total capital was calculated as the sum of current and prior year ending total capital divided by two. There were no unusual or extraordinary gains that impacted return on invested capital for fiscal 2012.

     Merchandise gross margin measures the efficiency of our merchandising business. It was selected as a fiscal 2012 cash bonus opportunity metric because part of our 2012 Vision was a focus on improving margins and reducing unproductive inventory. For purposes of the fiscal 2012 cash bonus opportunities, merchandise gross margin was calculated pursuant to the method used in the Company’s annual report for fiscal 2012 on Form 10-K.

     Total revenue measures total sales and other revenue. It was selected as a fiscal 2012 cash bonus opportunity metric because part of our 2012 Vision was a focus on profitably increasing total revenue. For purposes of the fiscal 2012 cash bonus opportunities, total revenue was calculated pursuant to the method used in the Company’s annual report for fiscal 2012 on Form 10-K.

     Comparable store sales measure how the retail stores in our comparable store sales base are contributing to our total revenue. For purposes of the fiscal 2012 cash bonus opportunities, comparable store sales were calculated pursuant to the method used in the Company’s annual report for fiscal 2012 on Form 10-K.

Fiscal 2013 Cash Bonus Opportunities

     In March 2013, the Compensation Committee set the targets and criteria for the fiscal 2013 cash bonus opportunities for our named executive officers under the Performance Bonus Plan. The following table sets forth the fiscal 2013 cash bonus opportunity for each of our named executive officers.

	Minimum Bonus	Target Bonus	Maximum Bonus
Thomas L. Millner	$494,500	$1,236,250	$1,978,000
Ralph W. Castner	$225,000	$450,000	$675,000
Michael Copeland	$207,500	$415,000	$622,500
Brian J. Linneman	$250,000	$500,000	$750,000
Scott K. Williams	$210,000	$420,000	$630,000

     In March 2013, the Compensation Committee determined that each named executive officer’s target cash bonus opportunity for fiscal 2013 will be based upon the achievement of corporate financial objectives relating to earnings per share, expenses, merchandise gross margin, total revenue, and comparable store sales. The Compensation Committee also determined the relative weights of each of the metrics which make up the corporate financial objectives. The Compensation Committee determined that 20% of each named executive officer’s cash bonus opportunity will be based on each metric. The named executive officers will receive no payment for a metric unless the Company achieves the minimum corporate financial objective for that metric. In addition, the named executive officers will receive no payment for any of the corporate financial objectives unless the minimum corporate financial objective for earnings per share is achieved.

     For our CEO, we established a fiscal 2013 minimum bonus opportunity equal to 50% of his base salary, a fiscal 2013 target bonus opportunity equal to 125% of his base salary, and a fiscal 2013 maximum bonus opportunity equal to 200% of his base salary. For each of our other named executive officers, we established a fiscal 2013 minimum bonus opportunity equal to 50% of their base salary, a fiscal 2013 target bonus opportunity equal to 100% of their base salary, and a fiscal 2013 maximum bonus opportunity equal to 150% of their base salary.

     In 2013, we plan to continue to grow by opening six next-generation stores and three Outpost stores in the United States and one next-generation store in Canada. In addition, we plan to relocate our existing Winnipeg, Manitoba, Canada store to a more desirable location. Our planned 2013 store openings represent a 13% growth rate in retail square footage. We also plan to continue to take steps to expand our direct business and customer loyalty programs. We view this growth as key to the creation of sustainable long-term shareholder value. Nevertheless, we believe that growth must be profitable. Accordingly, the metrics for the 2013 cash bonus opportunities under the Performance Bonus Plan are designed to keep our executive officers focused on operating efficiencies while growing total revenue and comparable store sales.

     Earnings per share has been chosen to help assure that compensation remains proportional to the return on investment earned by shareholders. For purposes of the fiscal 2013 cash bonus opportunities, earnings per share will be measured on a diluted basis by dividing our net income by the sum of the weighted average number of shares outstanding during the period. Excluded from the earnings per share calculation will be (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, (3) any charges related to acquisitions or their integration, and (4) any accumulated amortization of deferred grant income (all after tax).

     Expenses is a financial metric that measures how efficiently we manage our resources. For purposes of the fiscal 2013 cash bonus opportunities, expenses will be calculated as SD&A expenses as a percentage of total revenue pursuant to the method used in the Company’s annual report for fiscal 2013 on Form 10-K; provided, however, that advertising expense (as disclosed in note 1 to the consolidated financial statements in the Company’s annual report for fiscal 2013 on Form 10-K) will be subtracted from SD&A expenses. In addition, excluded from the expenses calculation, to the extent included in SD&A expenses, will be (1) any losses on sales of assets, (2) any impairment charges or fixed asset writedowns, (3) any charges related to acquisitions or their integration, and (4) any accumulated amortization of deferred grant income (all after tax).

     Merchandise gross margin measures the efficiency of our merchandising business. It has been selected as a fiscal 2013 cash bonus opportunity metric because we are focused on growing profitably and sustainably as part of our new vision. For purposes of the fiscal 2013 cash bonus opportunities, merchandise gross margin will be calculated pursuant to the method used in the Company’s annual report for fiscal 2013 on Form 10-K.

     Total revenue measures total sales and other revenue. It has been selected as a fiscal 2013 cash bonus opportunity metric because we are focused on profitably increasing our total revenue as part of our new vision. For purposes of the fiscal 2013 cash bonus opportunities, total revenue will be calculated pursuant to the method used in the Company’s annual report for fiscal 2013 on Form 10-K.

     Comparable store sales measure how the retail stores in our comparable store sales base are contributing to our total revenue. For purposes of the fiscal 2013 cash bonus opportunities, comparable store sales will be calculated pursuant to the method used in the Company’s annual report for fiscal 2013 on Form 10-K.

     Following the completion of fiscal 2013, the Compensation Committee will assess the performance of the Company for each metric to determine the fiscal 2013 cash bonuses payable to our named executive officers. The actual bonuses payable for fiscal 2013, if any, will depend on the extent to which actual Company performance meets, exceeds, or falls short of the corporate financial objectives approved by the Compensation Committee. The Compensation Committee retains discretion to make downward adjustments to the bonuses yielded by the corporate financial objectives, but cannot make upward adjustments. For example, the Compensation Committee could make downward adjustments to the bonuses if there were unusual or extraordinary gains during the year.

How Individual Forms of Compensation are Structured and Implemented to Reflect the Named Executive Officers’ Individual Performance and Contribution

     We are engaged in a strategic effort to increase revenue, profit, and operating efficiency. Our executive officers work as a team to accomplish these goals. Their base pay, annual bonus opportunity, and respective long-term incentive opportunity reflect their individual contribution to the Company and market practices. For fiscal 2012, the extent to which individual short-term incentive bonuses were paid depended on the extent to which corporate financial objectives were met. Since the maximum levels for earnings per share, return on invested capital, and comparable store sales were exceeded, and the target levels for merchandise gross margin and total revenue were exceeded, fiscal 2012 cash bonuses attributable to such corporate financial metrics were earned by our named executive officers.

     The executive officers received option and restricted stock unit grants in March 2012 that vest over a four-year period. The amount of each individual grant reflects the Compensation Committee’s assessment of each individual’s contribution.

Policies and Decisions Regarding Adjustment or Recovery of Awards or Payments if Relevant Performance Measures are Restated or Adjusted

     We have not restated or adjusted relevant performance measures since we became a public company or before that time. We expect that we would take steps legally permissible to adjust or recover awards or payments in the event relevant performance measures upon which they were based were restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Impact that Amounts Received or Realizable From Previously Earned Compensation Have on Other Compensation

     We maintain no compensation plans or programs where gains from prior compensation would directly influence amounts currently earned. The only factor where gains from prior awards are considered is where the Compensation Committee determines the appropriate size of long-term incentive grants.

Our Proprietary Matters Agreements Contain Recoupment Provisions

     We have entered into Proprietary Matters Agreements with our executive officers, which, among other items, restrict our executive officers from disclosing confidential information of the Company, soliciting customers of the Company with whom the executive officer had personal contact and did business with, soliciting the Company’s employees for employment, and encouraging any vendor or supplier to alter its relationship with us. In order to protect our interests and our shareholders, if an executive officer violates the terms of his Proprietary Matters Agreement, the executive officer will forfeit all of his outstanding equity awards. Additionally, the executive officer would be required to reimburse us for any amounts received as profit or gain from any previously granted equity awards.

Our Change of Control Agreements Have a Double Trigger

     We have entered into agreements containing change in control severance provisions with our named executive officers and certain members of senior management. Payments to our named executive officers under these agreements are strictly tied to both a change in control and termination of employment. Under these agreements, if any of our named executive officers are terminated without cause or resign for good reason within twenty-four months of certain transactions resulting in a change in control, then the named executive officer will be entitled to receive certain severance benefits. The reasons for the change in control provisions are the same for us as in most companies in most industries. Named executive officers should be free to act in the best interests of shareholders when considering a sale without undue focus on their own job security. Additional information concerning these agreements and the potential payments due under these agreements can be found below in the section titled “Management Change of Control Severance Agreements.”

Impact of Accounting and Tax Treatment on Various Forms of Compensation

     In designing our compensation programs, we consider the applicable accounting treatment and seek to preserve tax deductibility, including under Section 162(m) of the Internal Revenue Code, to the extent consistent with the primary objectives of our compensation program. Our annual cash bonus payments under the Performance Bonus Plan, stock option awards, and performance-based restricted stock unit awards are all generally deductible under Section 162(m). We closely monitor the accounting and tax treatment of our Performance Bonus Plan and equity compensation plans, and in granting future awards, we expect to take the accounting and tax treatment into account.

Our Stock Ownership Requirements and Prohibition of Hedging Risk of Stock Ownership Further Align the Interests of our Executive Officers with Shareholders

     Since a significant ownership stake in the Company by its directors and executive officers leads to a stronger alignment of interests with shareholders, the Board has established minimum stock ownership and retention guidelines that apply to non-employee directors and executive officers.

  Non-employee directors are required to own Company stock equal in value to five times their annual cash retainers for Board and Board Committee service.

  The CEO is required to own stock equal in value to five times his annual base pay.

  Executive Vice Presidents are required to own stock equal in value to three times their annual base pay.

     Non-employee directors have until five years after election or appointment as a non-employee director to obtain these stock ownership levels and are required to make an initial purchase of Company stock within twelve months after election or appointment. Executive officers have until five years after appointment as an executive officer to obtain 50% of these stock ownership levels, and until ten years after appointment as an executive officer to obtain 100% of these stock ownership levels.

     Until such time as a non-employee director or executive officer satisfies the stock ownership guidelines, the non-employee director or executive officer is required to hold 100% of the shares received upon the exercise of stock options and upon the vesting of any restricted stock, restricted stock units, performance stock, performance units, or stock appreciation rights, in each case net of the shares sold or withheld to pay the exercise price and any taxes due upon exercise or vesting. All of our non-employee directors and executive officers are in compliance with the Company’s stock ownership and retention guidelines.

     An exception may be made in the case of a non-employee director or executive officer. Upon the request of a non-employee director or executive officer, the Board will consider if modification of the stock ownership and retention guidelines for the non-employee director or executive officer is appropriate in view of the non-employee director’s or executive officer’s personal circumstances.

     Our executive officers and directors are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price, or buy or sell derivative securities relating to the Company’s stock.

The Role of Executive Officers in Determining Compensation

     Regarding most compensation matters, including executive compensation, our CEO and our Executive Vice President and Chief Administrative Officer provide recommendations to the Compensation Committee. During fiscal 2012, our CEO and our Executive Vice President and Chief Administrative Officer provided the Compensation Committee recommendations regarding annual salaries, bonus amounts, performance criteria, equity awards, and overall compensation strategy for our executive officers. These recommendations included recommendations regarding their own compensation. Although the Compensation Committee considers information and recommendations presented by our executive officers, it makes executive officer compensation decisions independent of the Company’s management.

     Compensation Committee Report

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

     The foregoing Compensation Committee Report for fiscal 2012 is provided by the undersigned members of the Compensation Committee.

Michael R. McCarthy (Chairman)
John H. Edmondson
Reuben Mark
Beth M. Pritchard

     Summary Compensation Table

     The following table summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)	($)	($)(4)	($)
Thomas L. Millner,	2012	$989,000	—	$844,080	$1,638,560	$1,874,155	—	$10,000	$5,355,795
President and Chief	2011	$834,885	—	$645,360	$459,200	$1,189,000	—	$141,217	$3,269,662
Executive Officer	2010	$800,000	—	$647,200	$415,200	$1,070,000	—	$37,785	$2,970,185
Ralph W. Castner,
Executive Vice President	2012	$446,683	—	$351,700	$253,760	$643,500	—	$14,900	$1,710,543
and Chief Financial	2011	$433,173	—	$268,900	$183,680	$493,999	—	$14,700	$1,394,452
Officer	2010	$419,231	—	$258,880	$166,080	$456,875	—	$14,700	$1,315,766
Michael Copeland,	2012	$363,269	—	$281,360	$190,320	$543,400	—	$8,539	$1,386,888
Executive Vice President
and Chief Operations
Officer
Brian J. Linneman,
Executive Vice President	2012	$496,971	—	$422,040	$317,200	$715,000	—	$14,900	$1,966,111
and Chief Merchandising	2011	$484,135	$133,333	$322,680	$229,600	$552,116	—	$14,700	$1,736,564
Officer	2010	$466,346	$133,334	$323,600	$207,600	$510,625	—	$14,700	$1,656,205
Scott K. Williams,	2012	$390,000	—	$351,700	$253,760	$579,150	—	$27,365	$1,601,975
Executive Vice President
and Chief Marketing and
E-Commerce Officer
____________________

(1)	For 2010 and 2011, consists of cash retention awards paid to Mr. Linneman. The retention awards were granted in 2008.

(2)	Reflects the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification 718-10, Share-Based Payment (“ASC 718”). For 2102, 2011, and 2010, includes the grant date fair value of performance-based restricted stock units granted to our named executive officers. The performance criteria for fiscal 2012 performance-based restricted stock units is described under “Compensation Discussion and Analysis – Performance Criteria for Performance-Based Restricted Stock Units.”

(3)	Reflects the grant date fair value in accordance with ASC 718. Refer to Note 20 “Stock Based Compensation Plans and Employee Benefit Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 20, 2013, for the relevant assumptions used to determine the valuation of our option awards.

(4)	For 2012, consists of 401(k) Plan matching contributions for each of the named executive officers other than Mr. Williams. For Mr. Williams, 2012 consists of (i) expenses related to the relocation of Mr. Williams to Sidney, Nebraska, at the Company’s request, including (a) $20,387 in relocation and moving expenses, and (b) $4,486 as a customary tax reimbursement related to the taxable portion of the relocation benefits summarized in (a) above, and (ii) $2,492 of 401(k) Plan matching contributions.

     Grants of Plan-Based Awards

     The following table sets forth, as to our named executive officers, information concerning equity awards and awards granted under our Performance Bonus Plan during the fiscal year ended December 29, 2012.

						All Other	All Other
						Stock	Option
						Awards:	Awards:		Grant Date
						Number of	Number of		Fair Value
			Estimated Possible Payouts Under			Shares of	Securities	Exercise or	of Stock
			Non-Equity Incentive Plan Awards			Stock or	Underlying	Base Price of	and Option
		Grant	Minimum	Target	Maximum	Units	Options	Option Awards	Awards
Name	Award Type	Date	($)	($)	($)	(#)	(#)	($/Sh)	($)(1)
Thomas L. Millner	Annual Option	03/02/12	—	—	—	—	40,000	$35.17	$634,400
	Annual Option	03/02/12	—	—	—	—	64,000	$40.45	$1,004,160
	Annual RSU	03/02/12	—	—	—	3,000	—	—	$105,510
	Annual PBRSU	03/02/12	—	—	—	21,000	—	—	$738,570
	Annual Cash	—	$494,500	$1,236,250	$1,978,000	—	—	—	—
Ralph W. Castner	Annual Option	03/02/12	—	—	—	—	16,000	$35.17	$253,760
	Annual RSU	03/02/12	—	—	—	3,000	—	—	$105,510
	Annual PBRSU	03/02/12	—	—	—	7,000	—	—	$246,190
	Annual Cash	—	$225,000	$450,000	$675,000	—	—	—	—
Michael Copeland	Annual Option	03/02/12	—	—	—	—	12,000	$35.17	$190,320
	Annual RSU	03/02/12	—	—	—	3,000	—	—	$105,510
	Annual PBRSU	03/02/12	—	—	—	5,000	—	—	$175,850
	Annual Cash	—	$190,000	$380,000	$570,000	—	—	—	—
Brian J. Linneman	Annual Option	03/02/12	—	—	—	—	20,000	$35.17	$317,200
	Annual RSU	03/02/12	—	—	—	3,000	—	—	$105,510
	Annual PBRSU	03/02/12	—	—	—	9,000	—	—	$316,530
	Annual Cash	—	$250,000	$500,000	$750,000	—	—	—	—
Scott K. Williams	Annual Option	03/02/12	—	—	—	—	16,000	$35.17	$253,760
	Annual RSU	03/02/12	—	—	—	3,000	—	—	$105,510
	Annual PBRSU	03/02/12	—	—	—	7,000	—	—	$246,190
	Annual Cash	—	$202,500	$405,000	$607,500	—	—	—	—
____________________

(1)	Reflects the grant date fair value of stock and option awards in accordance with ASC 718. Refer to Note 20 “Stock Based Compensation Plans and Employee Benefit Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 20, 2013, for the relevant assumptions used to determine the valuation of our option awards.

     Outstanding Equity Awards at Fiscal Year-End

     The following table sets forth outstanding stock option awards, classified as exercisable or unexercisable, and stock awards for each of our named executive officers as of December 29, 2012.

	Option Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
									Awards:	Awards:
									Number	Market or
				Equity					of	Payout
				Incentive					Unearned	Value of
	Number			Plan Awards:					Shares,	Unearned
	of	Number of		Number of			Number of		Units or	Shares,
	Securities	Securities		Securities			Shares or	Market Value	Other	Units or
	Underlying	Underlying		Underlying			Units of	of Shares or	Rights	Other
	Unexercised	Unexercised		Unexercised	Option		Stock That	Units of Stock	That Have	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	That Have	Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Not Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)(5)	(#)	($)(5)
Thomas L. Millner	111,720	—		—	$8.68	03/13/2017	6,666	$271,573	46,666	$1,901,173
	40,000	20,000	(1)	—	$16.18	03/02/2018
	13,334	26,666	(2)	—	$26.89	03/02/2019
	—	40,000	(3)	—	$35.17	03/02/2020
	—	64,000	(4)	—	$40.45	03/02/2020
Ralph W. Castner	36,700	—		—	$13.34	05/01/2014	6,666	$271,573	15,332	$624,626
	7,340	—		—	$20.00	05/01/2014
	20,000	—		—	$20.00	04/14/2015
	27,500	—		—	$19.35	05/09/2016
	35,000	—		—	$22.37	05/15/2015
	30,000	—		—	$15.25	05/13/2016
	30,000	—		—	$8.01	03/02/2017
	16,000	8,000	(1)	—	$16.18	03/02/2018
	5,334	10,666	(2)	—	$26.89	03/02/2019
	—	16,000	(3)	—	$35.17	03/02/2020
Michael Copeland	12,500	—		—	$14.20	12/18/2015	6,666	$271,573	10,665	$434,492
	6,475	—		—	$15.25	05/13/2016
	3,838	—		—	$7.16	12/16/2016
	8,700	—		—	$8.01	03/02/2017
	15,000	—		—	$12.74	05/12/2017
	12,000	6,000	(1)	—	$16.18	03/02/2018
	4,000	8,000	(2)	—	$26.89	03/02/2019
	—	12,000	(3)	—	$35.17	03/02/2020
Brian J. Linneman	36,700	—		—	$13.34	05/01/2014	23,630	$962,686	20,000	$814,800
	20,000	—		—	$20.00	04/14/2015
	27,500	—		—	$19.35	05/09/2016
	35,000	—		—	$22.37	05/15/2015
	50,000	—		—	$15.25	05/13/2016
	40,000	—		—	$8.01	03/02/2017
	20,000	10,000	(1)	—	$16.18	03/02/2018
	6,667	13,333	(2)	—	$26.89	03/02/2019
	—	20,000	(3)	—	$35.17	03/02/2020
Scott K. Williams	—	16,000	(3)	—	$35.17	03/02/2020	9,666	$393,793	7,000	$285,180
____________________

(1)	Options vest in three equal annual installments beginning on March 2, 2011, and have an eight-year term.

(2)	Options vest in three equal annual installments beginning on March 2, 2012, and have an eight-year term.

(3)	Options vest in four equal annual installments beginning on March 2, 2013, and have an eight-year term.

(4)	Options vest in three equal annual installments beginning on March 2, 2017, and have an eight-year term.

(5)	Market value of shares calculated by multiplying $40.74, the closing price of our common stock on December 28, 2012, the last business day of fiscal 2012, by the number of shares.

     Option Exercises and Stock Vested

     The following table presents information regarding the exercise of stock options by our named executive officers and the number of shares acquired by them on the vesting of stock awards during the fiscal year ended December 29, 2012.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Thomas L. Millner	—	—	67,417	$2,409,305
Ralph W. Castner	—	—	18,668	$656,554
Michael Copeland	—	—	9,568	$336,507
Brian J. Linneman	38,535	$988,037	40,965	$1,492,991
Scott K. Williams	—	—	3,334	$181,236

     Equity Compensation Plan Information as of Fiscal Year-End

     The following table summarizes, as of December 29, 2012, information about our compensation plans under which equity securities of the Company are authorized for issuance.

	Number of	Weighted-	Number
	Securities	Average	of Securities
	to be Issued	Exercise Price	Remaining Available
	Upon Exercise	of	for Future Issuance
	of Outstanding	Outstanding	Under Equity
Plan Category	Options	Options	Compensation Plans
Equity compensation plans approved by security holders	3,719,474 (1)	$14.55	2,604,068 (2)
Equity compensation plans not approved by security holders	111,720 (3)	$8.68	0
Total	3,831,194	$14.32	2,604,068 (2)
____________________

(1)	Includes 966,511 shares underlying outstanding restricted stock units (including performance-based restricted stock units). Because there is no exercise price associated with restricted stock units, such equity awards are not included in the weighted-average exercise price calculation.

(2)	Of these shares, 663,582 remain available for future issuance under our Employee Stock Purchase Plan and 1,940,486 remain available for future issuance under our 2004 Stock Plan.

(3)	The Company’s non-stockholder approved plan is the inducement exception plan pursuant to NYSE rules for awards granted to Mr. Millner, President and CEO, pursuant to his employment agreement (“Millner Inducement Exception Awards”), under which no further grants may be made. The Millner Inducement Exception Awards were made pursuant to the inducement award exception under the NYSE rules to induce an executive officer to join the Company. These awards were granted to Mr. Millner pursuant to his employment agreement and were made in order to attract and retain an executive of his unique caliber and experience. The outstanding Millner Inducement Exception Awards consists of options to purchase 111,720 shares of common stock at $8.68 per share that vested ratably on March 13, 2010, March 13, 2011, and March 13, 2012. These options expire on March 13, 2017.

     Employment Agreements

     In January 2004, we entered into an employment agreement with Mr. Richard N. Cabela. Mr. Richard N. Cabela agreed to serve in the executive position of Chairman of our Company. In April 2013, we entered into a first amendment to the employment agreement, and Mr. Richard N. Cabela agreed to serve in the executive position of Chairman Emeritus. Under the employment agreement, as amended, Mr. Richard N. Cabela currently receives an annual base salary of $283,184 and is precluded from participating in any of our incentive compensation programs. We may terminate Mr. Richard N. Cabela’s employment agreement at any time for cause. Mr. Richard N. Cabela may terminate his employment agreement upon 90 days written notice. We are required to pay Mr. Richard N. Cabela his base salary through the effective date of any termination of his employment agreement. The employment agreement prohibits Mr. Richard N. Cabela from competing with us for a period of twelve months following the termination of the employment agreement for any reason. Mr. Richard N. Cabela has assigned to us exclusive rights in and to any intellectual property developed by him during his employment with us in the scope of our actual or anticipated business operations or that relates to any of our actual or anticipated products or services. We are required to provide Mr. Richard N. Cabela with statutory indemnification to the fullest extent provided by law for any claims asserted against him relating to his service as an officer or director of the Company.

     In January 2004, we entered into an employment agreement with Mr. James W. Cabela. Mr. James W. Cabela agreed to serve in the executive position of Vice Chairman of our Company or such other executive position that may be offered to and accepted by Mr. James W. Cabela. The Board plans to appoint Mr. James W. Cabela as our executive Chairman following the Annual Meeting, and Mr. James W. Cabela has agreed to serve as our executive Chairman. Under the employment agreement, Mr. James W. Cabela currently receives an annual base salary of $288,963 and is precluded from participating in any of our incentive compensation programs. We may terminate Mr. James W. Cabela’s employment agreement without cause upon 180 days written notice. We may terminate Mr. James W. Cabela’s employment agreement at any time for cause. Mr. James W. Cabela may terminate his employment agreement upon 90 days written notice. We are required to pay Mr. James W. Cabela his base salary through the effective date of any termination of his employment agreement. The employment agreement prohibits Mr. James W. Cabela from competing with us for a period of twelve months following the termination of the employment agreement for any reason. Mr. James W. Cabela has assigned to us exclusive rights in and to any intellectual property developed by him during his employment with us in the scope of our actual or anticipated business operations or that relates to any of our actual or anticipated products or services. We are required to provide Mr. James W. Cabela with statutory indemnification to the fullest extent provided by law for any claims asserted against him relating to his service as an officer or director of the Company.

     On March 18, 2009, in connection with Mr. Highby’s transition from President and CEO to a Vice Chairman, we entered into an employment agreement with Mr. Highby. The employment agreement runs through March 31, 2014. Mr. Highby currently receives an annual base salary of $288,963 plus annual consulting fees of $200,000. Under his employment agreement, Mr. Highby received a one-time grant of restricted stock units with a grant date fair value, as determined in accordance with ASC 718, of $288,963 on March 2, 2010. If the Company terminates Mr. Highby without cause or Mr. Highby resigns for good reason or as a result of death or disability during the term of the employment agreement, then Mr. Highby would be entitled to (i) accrued and unpaid obligations (including base salary and unreimbursed business expenses); (ii) severance equal to the amount of base salary and consulting fees Mr. Highby would have received through the end of the term of the employment agreement; and (iii) accelerated vesting of outstanding equity awards.

     Potential Payments Upon Termination or Change in Control

Management Change of Control Severance Agreements

     We have entered into agreements containing change in control severance provisions with our named executive officers. The terms of these agreements are substantially similar for each of our named executive officers. Under these agreements, if any of our named executive officers are terminated without cause or resign for good reason within twenty-four months of certain transactions resulting in a change in control, then they would be entitled to receive severance benefits equal to 2.99 times annual base salary and bonus, payable in a lump sum, and insurance benefits. The bonus element would be equal to the average of the last two incentive bonuses paid. Severance benefits are not payable if employment is terminated due to disability, retirement, or death.

     Each of these agreements also provides that any unvested equity award owned by such an executive, that did not vest upon the change in control pursuant to the terms of the applicable plan, would become fully vested and any non-competition and non-solicitation agreements we have with such an executive would automatically terminate. All confidentiality provisions, however, would remain in place.

     Generally, pursuant to these agreements, a “change in control” is deemed to occur upon:

  any acquisition (other than directly from the Company) of more than 50% of the combined voting power of the Company’s then outstanding voting securities by any “person” as defined in the Securities Exchange Act of 1934;

  the consummation of a sale or other disposition of all or substantially all of the assets of the Company, except for a sale after which the Board does not change;

  any merger, consolidation, or reorganization of the Company, unless the prior shareholders continue to own at least 51% of the outstanding equity interests of the Company;

  a complete liquidation or dissolution of the Company; or

  election of a Board at least a majority of which is not made up of directors as of the date of the change of control agreements or individuals approved by such directors.

     Generally, pursuant to these agreements, “good reason” is deemed to exist when there is a:

  material diminution in the executive’s base compensation;

  material diminution in the executive’s authority, duties, or responsibilities;

  material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including, if the executive reports directly to the Board, a requirement that the executive report to a corporate officer or employee instead of reporting directly to the Board;

  material diminution in the budget over which the executive retains authority; or

  change in the executive’s principal place of employment by a distance in excess of 100 miles.

     Generally, pursuant to these agreements, “cause” includes:

  the executive being charged with a felony;

  fraud, embezzlement, or theft by the executive relating to the Company;

  gross negligence (i.e., actions in bad faith, not merely an error in judgment) of the executive which is materially detrimental to the Company’s business; or

  failure by the executive to fulfill his duties as an employee of the Company that have not been remedied within 30 days after written notice of such failure or repeated failure to fulfill the same duties after having received two notifications regarding such failure from the Company.

     If a change in control had taken place on December 28, 2012, the last business day of fiscal 2012, and our named executive officers were terminated without cause or resigned for good reason as of such date, the estimated severance payments and benefits that would have been provided are as follows.

							Maximum
		Value of					Value of
		18 Months	Value of	Maximum	Maximum	Maximum	Accelerated
		Coverage	24 Months	Value of	Value of	Value of	Vesting of
		for Health	Coverage	Accelerated	Accelerated	Accelerated	Performance-
	Lump	and	for Life and	Vesting	Vesting of	Vesting of	Based
	Sum Cash	Dental	Disability	of Stock	Restricted	Restricted	Restricted
	Payment	Insurance	Insurance	Options	Stock	Stock Units	Stock Units	Total
Name	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Thomas L. Millner	$7,536,527	$26,259	$1,488	$1,101,884	—	$271,573	$1,901,173	$10,838,904
Ralph W. Castner	$3,036,143	$26,259	$1,488	$433,324	—	$271,573	$624,626	$4,393,413
Michael Copeland	$2,419,871	$26,259	$1,488	$325,000	—	$271,573	$434,492	$3,478,683
Brian J. Linneman	$3,579,615	$26,259	$1,488	$541,662	$691,113	$271,573	$814,800	$5,926,510
Scott K. Williams	$2,897,759	$26,259	$1,488	$89,120	—	$393,793	$285,180	$3,693,599
____________________

(1)	The health, dental, life, and disability insurance payments are calculated based on the current per employee pro rata costs accrued each month and any premiums payable to third party carriers.

(2)	The maximum value of accelerated vesting of stock options was calculated by multiplying the number of shares underlying unvested options by the closing price of our common stock on December 28, 2012, and then deducting the aggregate exercise price.

(3)	The maximum value of accelerated vesting of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by the closing price of our common stock on December 28, 2012.

(4)	The maximum value of accelerated vesting of restricted stock units was calculated by multiplying the number of shares of unvested restricted stock units by the closing price of our common stock on December 28, 2012.

(5)	The maximum value of accelerated vesting of performance-based restricted stock units was calculated by multiplying the number of shares of unvested performance-based restricted stock units by the closing price of our common stock on December 28, 2012. Vesting assumes the performance criteria had been satisfied.

Employment Agreements

     We are currently a party to an employment agreement with Mr. Highby. We entered into an employment agreement with Mr. Highby in connection with his transition from President and CEO to a Vice Chairman to ensure a smooth transition.

     Under Mr. Highby’s employment agreement, if the Company terminates Mr. Highby without cause or Mr. Highby resigns for good reason or as a result of death or disability during the term of the employment agreement, then Mr. Highby would be entitled to (i) accrued and unpaid obligations (including base salary and unreimbursed business expenses); (ii) severance equal to the amount of base salary and consulting fees Mr. Highby would have received through the end of the term of the employment agreement; and (iii) accelerated vesting of outstanding equity awards. We are also required to provide Mr. Highby with health insurance coverage through March 2014.

     “Good reason” is deemed to exist under Mr. Highby’s employment agreement if: there is an involuntary reduction in Mr. Highby’s base salary; there is a material reduction in or loss of employee benefits that Mr. Highby receives; the principal place of business that Mr. Highby performs his duties is relocated by more than 50 miles; or there is material breach of the employment agreement by the Company that remains uncured for 30 days. Generally, pursuant to Mr. Highby’s employment agreement, “cause” includes: the conviction of Mr. Highby of, or the entry of a plea of guilty or nolo contendere by Mr. Highby to, a felony, or a misdemeanor involving moral turpitude or fraud; a material breach of Mr. Highby’s duty of loyalty; Mr. Highby’s material breach of the terms of the employment agreement; and Mr. Highby’s material failure or refusal to substantially perform his duties or adhere to the Company’s Business Code of Conduct and Ethics, or to follow the lawful directives of the Board.

     In the event that Mr. Highby was terminated without cause or resigned for good reason or as a result of death or disability as of December 28, 2012, Mr. Highby would have received estimated severance payments and benefits pursuant to his employment agreement that would have been provided as follows.

Severance	$611,204
Accelerated Vesting of Outstanding Equity Awards	727,616
Health Insurance Coverage	21,883
Total	$1,360,703

     The proprietary matters, non-competition, and confidentiality provisions of Mr. Highby’s arrangement with us would survive the termination of his employment agreement for any reason.

2004 Stock Plan

     We have granted stock options and restricted stock units to our named executive officers under our 2004 Stock Plan. In addition, we have granted restricted stock to certain of our named executive officers under our 2004 Stock Plan. The 2004 Stock Plan contains certain change in control provisions. In the event of a change in control, the change in control provisions contained in the 2004 Stock Plan would operate independently of those contained in our management change of control severance agreements described above. If cash payments were made or option, restricted stock unit, and restricted stock vesting was accelerated under the 2004 Stock Plan as described below, our named executive officers would not receive the value of accelerated vesting of stock options, restricted stock units, and restricted stock listed in the table above under their management change of control severance agreements. In other words, the cash payments or accelerated vesting of stock options, restricted stock units, and restricted stock described below would be in lieu of the value of accelerated vesting of stock options, restricted stock units, and restricted stock listed in the table above.

     In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding option under the 2004 Stock Plan would become fully vested and exercisable or, at the discretion of the Compensation Committee, each outstanding option (whether or not the option is otherwise at that time vested and exercisable for all the option shares) would be canceled in exchange for a payment in cash equal to the product of (i) the excess of the change in control price over the exercise price, and (ii) the number of shares of common stock covered by such option. If a change in control had taken place on December 28, 2012, the maximum value of accelerated vesting of stock options granted under the 2004 Stock Plan for each named executive officer would have been as follows using the closing price of our common stock on such date.

	2004 Stock Plan
	Number of
	Securities			Maximum Value of
	Underlying	Closing Price of	Option	Accelerated Vesting
	Unexercisable	Common Stock	Exercise	of Stock Options	Option
	Options	on Dec. 28, 2012	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Thomas L. Millner	20,000	$40.74	$16.18	$491,200	03/02/2018
	26,666	$40.74	$26.89	$369,324	03/02/2019
	40,000	$40.74	$35.17	$222,800	03/02/2020
	64,000	$40.74	$40.45	$18,560	03/02/2020
Ralph W. Castner	8,000	$40.74	$16.18	$196,480	03/02/2018
	10,666	$40.74	$26.89	$147,724	03/02/2019
	16,000	$40.74	$35.17	$89,120	03/02/2020
Michael Copeland	6,000	$40.74	$16.18	$147,360	03/02/2018
	8,000	$40.74	$26.89	$110,800	03/02/2019
	12,000	$40.74	$35.17	$66,840	03/02/2020
Brian J. Linneman	10,000	$40.74	$16.18	$245,600	03/02/2018
	13,333	$40.74	$26.89	$184,662	03/02/2019
	20,000	$40.74	$35.17	$111,400	03/02/2020
Scott K. Williams	16,000	$40.74	$35.17	$89,120	03/02/2020

     In the event the Compensation Committee selected the cash payment option, the cash payment to each named executive officer for each outstanding option granted under the 2004 Stock Plan would be as follows using the closing price of our common stock on December 28, 2012.

	2004 Stock Plan
	Number of
	Securities
	Underlying	Closing Price of	Option
	Outstanding	Common Stock	Exercise	Cash Payment	Option
	Options	on Dec. 28, 2012	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Thomas L. Millner	111,720 (1)	$40.74	$8.68	$3,581,743	03/13/2017
	60,000	$40.74	$16.18	$1,473,600	03/02/2018
	40,000	$40.74	$26.89	$554,000	03/02/2019
	40,000	$40.74	$35.17	$222,800	03/02/2020
	64,000	$40.74	$40.45	$18,560	03/02/2020
Ralph W. Castner	36,700	$40.74	$13.34	$1,005,580	05/01/2014
	7,340	$40.74	$20.00	$152,232	05/01/2014
	20,000	$40.74	$20.00	$414,800	04/14/2015
	27,500	$40.74	$19.35	$588,225	05/09/2016
	35,000	$40.74	$22.37	$642,950	05/15/2015
	30,000	$40.74	$15.25	$764,700	05/13/2016
	30,000	$40.74	$8.01	$981,900	03/02/2017
	24,000	$40.74	$16.18	$589,440	03/02/2018
	16,000	$40.74	$26.89	$221,600	03/02/2019
	16,000	$40.74	$35.17	$89,120	03/02/2020
Michael Copeland	12,500	$40.74	$14.20	$331,750	12/18/2015
	6,475	$40.74	$15.25	$165,048	05/13/2016
	3,838	$40.74	$7.16	$128,880	12/16/2016
	8,700	$40.74	$8.01	$284,751	03/02/2017
	15,000	$40.74	$12.74	$420,000	05/12/2017
	18,000	$40.74	$16.18	$442,080	03/02/2018
	12,000	$40.74	$26.89	$166,200	03/02/2019
	12,000	$40.74	$35.17	$66,840	03/02/2020
Brian J. Linneman	36,700	$40.74	$13.34	$1,005,580	05/01/2014
	20,000	$40.74	$20.00	$414,800	04/14/2015
	27,500	$40.74	$19.35	$588,225	05/09/2016
	35,000	$40.74	$22.37	$642,950	05/15/2015
	50,000	$40.74	$15.25	$1,274,500	05/13/2016
	40,000	$40.74	$8.01	$1,309,200	03/02/2017
	30,000	$40.74	$16.18	$736,800	03/02/2018
	20,000	$40.74	$26.89	$277,000	03/02/2019
	20,000	$40.74	$35.17	$111,400	03/02/2020
Scott K. Williams	16,000	$40.74	$35.17	$89,120	03/02/2020
____________________

(1)	We granted Mr. Millner these options pursuant to the inducement award exception under the NYSE rules to induce an executive officer to join the Company. These options are governed by the same terms and conditions as if they were granted pursuant to the 2004 Stock Plan.

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of options would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, such outstanding awards of options would not be canceled, their vesting and exercisability would not be accelerated, and there would be no payment in exchange for such awards.

     In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding restricted stock unit under the 2004 Stock Plan would become fully vested. If a change in control had taken place on December 28, 2012, the maximum value of accelerated vesting of restricted stock units granted under the 2004 Stock Plan for each named executive officer would have been as follows using the closing price of our common stock on such date.

	2004 Stock Plan
			Maximum Value
			of Accelerated
	Number of	Closing Price of	Vesting of
	Restricted	Common Stock	Restricted Stock
	Stock Units	on Dec. 28, 2012	Units
Name	(#)(1)	($)(2)	($)(1) times (2)
Thomas L. Millner	6,666	$40.74	$271,573
Ralph W. Castner	6,666	$40.74	$271,573
Michael Copeland	6,666	$40.74	$271,573
Brian J. Linneman	6,666	$40.74	$271,573
Scott K. Williams	9,666	$40.74	$393,793

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of restricted stock units would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, the vesting of the awards of the restricted stock units would not be accelerated.

     In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding performance-based restricted stock unit under the 2004 Stock Plan would become fully vested (assuming the applicable performance criteria had been satisfied). If a change in control had taken place on December 28, 2012, the maximum value of accelerated vesting of restricted stock units granted under the 2004 Stock Plan for each named executive officer would have been as follows using the closing price of our common stock on such date.

	2004 Stock Plan
			Maximum Value
	Number of		of Accelerated
	Performance-		Vesting of
	Based	Closing Price of	Performance-Based
	Restricted	Common Stock	Restricted Stock
	Stock Units	on Dec. 28, 2012	Units
Name	(#)(1)	($)(2)	($)(1) times (2)
Thomas L. Millner	46,666	$40.74	$1,901,173
Ralph W. Castner	15,332	$40.74	$624,626
Michael Copeland	10,665	$40.74	$434,492
Brian J. Linneman	20,000	$40.74	$814,800
Scott K. Williams	7,000	$40.74	$285,180

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of performance-based restricted stock units would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, the vesting of the awards of the performance-based restricted stock units would not be accelerated.

     In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding share of restricted stock under the 2004 Stock Plan would become fully vested. Mr. Linneman held 16,964 shares of unvested restricted stock as of December 28, 2012. If a change of control had taken place on December 28, 2012, the maximum value of accelerated vesting of restricted stock granted under the 2004 Stock Plan for Mr. Linneman, our only executive officer who held restricted stock on such date, would have been $691,113 based on the closing price of our common stock on such date.

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of restricted stock would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, the vesting of the awards of the restricted stock would not be accelerated.

     Compensation Risks

     We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

     The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  significant weighting toward long-term incentive compensation (stock options, restricted stock units, performance-based restricted stock units, and premium-priced stock options) discourages excessive short-term risk taking. These long-term incentives are generally designed to increase in value based on stock price appreciation, which is determined by how the market values our common stock. Because of the strong link between stock price appreciation and how the market values our common stock, the Compensation Committee believes that significant weighting toward long-term incentive compensation helps to minimize the risk that our executive officers will take actions that could cause harm to the Company and its shareholders;

  annual cash bonus performance metrics are set to create sustainable long-term shareholder value. For fiscal 2012, these metrics were earnings per share, return on invested capital, merchandise gross margin, total revenue, and comparable store sales. For fiscal 2013, these metrics are earnings per share, expenses, merchandise gross margin, total revenue, and comparable store sales. Additional information concerning our fiscal 2012 and fiscal 2013 cash bonus opportunities can be found on page 22 under the heading “Fiscal 2012 Cash Bonus Opportunities” and on page 24 under the heading “Fiscal 2013 Cash Bonus Opportunities”;

  annual cash bonus opportunities are capped by the Compensation Committee as discussed on page 24, which discourages our executive officers from solely focusing on short-term results;

  stock ownership and retention guidelines described under the heading “Our Stock Ownership Requirements and Prohibition of Hedging Risk of Stock Ownership Further Align the Interests of our Executive Officers with Shareholders” on page 26 discourage excessive risk taking and encourage our executive officers to focus on the creation of long-term value for shareholders rather than solely focusing on short-term results; and

  as a retailer, the Company does not face the same level of risks associated with compensation for employees at financial services companies (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

DIRECTOR COMPENSATION

     During fiscal 2012, we paid our non-employee directors an annual retainer of $35,000 and a fee of $2,500 for each Board meeting attended ($1,000 for meetings attended by telephone). We also paid the Lead Director an annual retainer of $10,000, the Chair of the Audit Committee an annual retainer of $15,000, the Chair of the Compensation Committee an annual retainer of $10,000, and the Chair of the Nominating and Corporate Governance Committee an annual retainer of $10,000. In addition, each member of the Audit Committee (including the Chair) was paid an annual retainer of $15,000, each member of the Compensation Committee (including the Chair) was paid an annual retainer of $10,000, and each member of the Nominating and Corporate Governance Committee (including the Chair) was paid an annual retainer of $10,000. Directors who are employees of the Company receive no compensation for their service as directors.

     We promptly reimburse all non-employee directors for reasonable expenses incurred to attend Board meetings. In addition, non-employee directors are eligible to receive option grants under our 2004 Stock Plan. Under this plan, each of our non-employee directors is automatically granted an initial option to purchase 3,000 shares of our common stock upon the date the non-employee director first joins our Board. In addition, subject to certain restrictions in the plan, each non-employee director also will be automatically granted an annual option to purchase 3,000 shares of our common stock on the date immediately following our annual meeting of shareholders. The exercise price for each of these options will be the fair market value of the stock underlying the option on the date of the grant. The initial and annual option grants to non-employee directors vest on the first anniversary of the grant date.

     Following a review of market data, effective January 1, 2013, the Compensation Committee increased the annual retainers for the Lead Director and the Chairs of our three standing committees as follows: the Lead Director’s annual retainer was increased to $15,000 from $10,000, the Chair of the Audit Committee’s annual retainer was increased to $20,000 from $15,000, the Chair of the Compensation Committee’s annual retainer was increased to $15,000 from $10,000, and the Chair of the Nominating and Corporate Governance Committee’s annual retainer was increased to $15,000 from $10,000. Additionally, following a review of market data, our 2004 Stock Plan was amended and restated to provide that each non-employee director will be automatically granted an annual option to purchase 5,000 shares of our common stock on the date immediately following our annual meeting of shareholders.

     The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 29, 2012.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
(1)	($)(2)	($)	($)(3)	($)	($)	($)	($)
Theodore M. Armstrong	$95,000	—	$42,270	—	—	—	$137,270
John H. Edmondson	$85,000	—	$42,270	—	—	—	$127,270
John Gottschalk	$110,000	—	$42,270	—	—	—	$152,270
Reuben Mark	$95,000	—	$42,270	—	—	—	$137,270
Michael R. McCarthy	$110,000	—	$42,270	—	—	—	$152,270
Beth M. Pritchard	$70,000	—	$42,270	—	—	—	$112,270
____________________

(1)	Mr. Richard N. Cabela, the Company’s executive Chairman, Mr. James W. Cabela, the Company’s executive Vice Chairman, Mr. Highby, the Company’s executive Vice Chairman, and Mr. Millner, the Company’s President and CEO, are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation received by Mr. Millner as an employee of the Company is shown in the Summary Compensation Table on page 28. Compensation received by Messrs. Richard N. Cabela, James W. Cabela, and Highby is not required to be presented in the Summary Compensation Table pursuant to the rules of the SEC because none served as the Company’s principal executive officer or principal financial officer, or was one of the Company’s other three most highly compensated executive officers, at any time during fiscal 2012.

(2)	The amount shown is the amount earned during fiscal 2012 by our non-employee directors. Our non-employee directors are paid annual retainer amounts in four quarterly installments. These installments are paid at the beginning of each quarter. Fees earned for meeting attendance during a quarter are paid at the beginning of the following quarter. The amount shown includes $20,000 for each of Messrs. Armstrong, Gottschalk, and McCarthy for fees earned as a director of World’s Foremost Bank, our wholly-owned bank subsidiary (“WFB”). Effective January 1, 2013, the annual retainer for non-employee directors of WFB was increased to $25,000.

(3)	Reflects the grant date fair value in accordance with ASC 718. Refer to Note 20 “Stock Based Compensation Plans and Employee Benefit Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 20, 2013, for the relevant assumptions used to determine the valuation of our option awards. As of December 29, 2012, each director had the following number of stock options outstanding: Mr. Armstrong, 19,000; Mr. Edmondson, 15,000; Mr. Gottschalk, 21,000; Mr. Mark, 21,000; Mr. McCarthy, 26,340; and Ms. Pritchard, 6,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 8, 2013 (except as noted below), the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and named executive officer, and by all directors and executive officers as a group.

     Except as otherwise noted below, the address for those individuals for which an address is not otherwise indicated is c/o Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes to the table below, we believe that the beneficial owners of the common stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 70,455,779 shares of common stock issued and outstanding as of April 8, 2013.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock as to which the person has the right to acquire beneficial ownership within 60 days of April 8, 2013, through the exercise of any option, conversion rights, or other rights. We did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.

	Number of Shares	Percentage of Shares
	of Common Stock	of Common Stock
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% Shareholders
Richard N. Cabela (1)	7,257,111	10.3%
Mary A. Cabela (2)	7,054,587	10.0%
James W. Cabela (3)	11,205,376	15.9%
The London Company (4)	3,852,499	5.5%
Directors and Named Executive Officers
Thomas L. Millner (5)	339,333	*
Ralph W. Castner (6)	482,891	*
Michael Copeland (7)	93,991	*
Brian J. Linneman (8)	445,469	*
Scott K. Williams (9)	8,911	*
Theodore M. Armstrong (10)	33,000	*
John H. Edmondson (11)	24,500	*
John Gottschalk (12)	80,464	*
Dennis Highby (13)	362,444	*
Reuben Mark (14)	1,250,413	1.8%
Michael R. McCarthy (15)	2,149,371	3.0%
Beth M. Pritchard (16)	6,000	*
All Directors and Executive Officers (17 persons) (17)	23,943,999	33.5%
____________________

*Less than 1% of total.

(1)	Includes (a) 6,736,750 shares of common stock held by Cabela’s Family, LLC with respect to which Mr. Richard N. Cabela has shared investment power and sole voting power, (b) 68,814 shares of common stock held by Cabela’s Family, LLC with respect to which Mr. Richard N. Cabela has shared investment power, but not voting power, (c) 189,802 shares held by the 2002 M.A. Cabela Irrevocable Annuity trust dated May 8, 2002, (d) 40,000 shares of common stock held by the Cabela Family Foundation with respect to which Mr. Richard N. Cabela has shared investment power and shared voting power, (e) 12,580 shares of common stock held in our 401(k) Plan, (f) 143 shares of common stock (unitized) held in our 401(k) Plan through the Cabela’s stock fund, and (g) 15,000 shares of common stock owned by Mr. Richard N. Cabela’s spouse. The Cabela’s stock fund in our 401(k) Plan is unitized and as such does not itself allocate a specific number of shares to participants. All unitized shares reported in these footnotes are equal to the 401(k) Plan participant’s April 8, 2013, account balance in the Cabela’s stock fund divided by the closing price of our common stock on April 8, 2013.

(2)	Includes (a) 68,814 shares of common stock held by Cabela’s Family, LLC, with respect to which Mrs. Cabela has shared investment power and sole voting power, (b) 6,736,750 shares of common stock held by Cabela’s Family, LLC with respect to which Mrs. Cabela has shared investment power, but not voting power, (c) 40,000 shares of common stock held by the Cabela Family Foundation with respect to which Mrs. Cabela has shared investment power and shared voting power, (d) 1 share of common stock (unitized) held in our 401(k) Plan through the Cabela’s stock fund, and (e) 194,022 shares of common stock owned by Mrs. Cabela’s spouse.

(3)	Includes 10,402 shares of common stock held in our 401(k) Plan.

(4)	This is based on a Schedule 13G filed with the SEC on February 6, 2013, by The London Company. According to the Schedule 13G, The London Company had sole voting power and sole investment power with regard to 3,571,398 shares of common stock as of December 31, 2012, and shared dispositive power with regard to 281,101 shares of common stock as of December 31, 2012. The Schedule 13G states that The London Company’s address is 1801 Bayberry Court, Suite 301, Richmond, Virginia 23266.

(5)	Includes (a) 190 shares of common stock (unitized) held in our 401(k) Plan through the Cabela’s stock fund and (b) 208,388 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013.

(6)	Includes (a) 119 shares of common stock held in our 401(k) Plan, (b) 269 shares of common stock (unitized) held in our 401(k) Plan through the Cabela’s stock fund, (c) 225,208 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013, and (d) 111,981 shares of common stock held by Castner Family, LLC.

(7)	Includes (a) 177 shares of common stock (unitized) held in our 401(k) Plan through the Cabela’s stock fund and (b) 75,513 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013.

(8)	Includes (a) 314 shares of common stock held in our 401(k) Plan, (b) 270 shares of common stock (unitized) held in our 401(k) Plan through the Cabela’s stock fund, (c) 16,694 shares of restricted common stock with respect to which Mr. Linneman has voting power, but not investment power, and (d) 257,534 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013.

(9)	Includes (a) 183 shares of common stock (unitized) held in our 401(k) Plan through the Cabela’s stock fund and (b) 4,000 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013.

(10)	Includes 19,000 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013. The address for Mr. Armstrong is 7730 Carondelet, Suite 103, St. Louis, Missouri 63105.

(11)	Includes 15,000 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013. The address for Mr. Edmondson is 12112 Rancho Vistoso Boulevard, Suite A-150, Oro Valley, Arizona 85755.

(12)	Includes 21,000 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013. The address for Mr. Gottschalk is 533 North 86th Street, Omaha, Nebraska 68114.

(13)	Includes (a) 14,595 shares of common stock held in our 401(k) Plan, (b) 145 shares of common stock (unitized) held in our 401(k) Plan, (c) 242,302 shares of common stock held by Highby Family, LLC, and (d) 20,000 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013.

(14)	Includes 21,000 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013. The address for Mr. Mark is c/o Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022.

(15)	Includes (a) 26,340 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013, (b) 2,032,016 shares of common stock held by MGL Holdings, LLC, or Holdings, and (c) 79,195 shares of common stock held by a grantor retained annuity trust. Holdings is a wholly-owned subsidiary of McCarthy Group, LLC, or MGL. McCarthy Capital Corporation is an indirectly wholly-owned subsidiary of MGL and also the manager of Holdings. Mr. McCarthy is the Chairman of MGL. The address for Mr. McCarthy is c/o McCarthy Group, LLC, First National Tower, 1601 Dodge Street, Suite 3800, Omaha, Nebraska 68102.

(16)	Include 3,000 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013. The address for Ms. Pritchard is Three Bottomley Crescent, New Albany, Ohio 43054.

(17)

Includes (a) 1,035,853 shares of common stock issuable upon exercise of stock options within 60 days of April 8, 2013, (b) 5,000 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 8, 2013, (c) 6,736,750 shares of common stock with respect to which our directors and executive officers have shared investment power and sole voting power, (d) 68,814 shares of common stock with respect to which our directors and executive officers have shared investment power, but not voting power, (e) 40,000 shares of common stock with respect to which our directors and executive officers have shared investment power and shared voting power, and (f) 16,694 shares of common stock with respect to which our directors and executive officers have voting power, but not investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership of our securities and changes in reported ownership. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 29, 2012, our officers, directors, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

TRANSACTIONS WITH RELATED PERSONS

     The Audit Committee has adopted a policy and procedures for review, approval, and monitoring of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning more than five percent of any class of the Company’s voting securities, and any immediate family member of any of the foregoing). The policy covers any transaction, arrangement, or relationship in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect interest.

     Related person transactions must be approved or ratified by the Audit Committee. The Audit Committee will approve or ratify only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. In considering the transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Committee, including (if applicable), but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

     The Audit Committee will annually review any previously approved or ratified related person transactions that remain ongoing. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee will determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transactions.

     Mr. Millner, our President and CEO, holds stock options to purchase shares of Bushnell Corporation, which he previously received while serving as a director of Bushnell. If Mr. Millner were to exercise these stock options, he would own significantly less than 1% of Bushnell. During fiscal 2012, in the ordinary course of business and in accordance with our normal sourcing procedures, we purchased products from Bushnell. Because of Mr. Millner’s insignificant ownership interest in Bushnell, this relationship is not a “related person” transaction under our policies and procedures or Item 404 of SEC Regulation S-K. Nonetheless, Mr. Millner asked the Nominating and Corporate Governance Committee to review and approve these transactions as a corporate governance best practice. The Nominating and Corporate Governance Committee has reviewed, ratified, and approved these transactions.

     In fiscal 2012, we paid $170,633 in salary and cash bonus to Matthew Highby, a son of Mr. Dennis Highby, a Vice Chairman. Mr. Matthew Highby was also granted equity awards with a grant date fair value (as determined in accordance with ASC 718) of $21,102. In fiscal 2012, Mr. Matthew Highby was also eligible to participate in all benefit programs generally available to employees and his compensation is commensurate with that of his peers.

     In fiscal 2012, we paid $176,889 in salary and cash bonus to Sarah Kaiser, a daughter of Mr. Dennis Highby, a Vice Chairman. Ms. Kaiser was also granted equity awards with a grant date fair value (as determined in accordance with ASC 718) of $53,582. In fiscal 2012, Ms. Kaiser was also eligible to participate in all benefit programs generally available to employees and her compensation is commensurate with that of her peers.

     In fiscal 2012, we paid $112,973 in salary and cash bonus to Carter Kokjer, a son-in-law of Mr. Dennis Highby, a Vice Chairman. Mr. Kokjer was also granted equity awards with a grant date fair value (as determined in accordance with ASC 718) of $17,585. In fiscal 2012, Mr. Kokjer was also eligible to participate in all benefit programs generally available to employees and his compensation is commensurate with that of his peers.

     In fiscal 2012, we paid $159,755 in salary and cash bonus to Trent Santero, a son-in-law of Mr. Dennis Highby, a Vice Chairman. Mr. Santero was also granted equity awards with a grant date fair value (as determined in accordance with ASC 718) of $75,551. In fiscal 2012, Mr. Santero was also eligible to participate in all benefit programs generally available to employees and his compensation is commensurate with that of his peers.

PROPOSAL TWO –
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm for fiscal 2013, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Deloitte for ratification by shareholders as a matter of good corporate practice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

     Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions. If the shareholders should fail to ratify the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal 2013, the Audit Committee will designate the Company’s independent registered public accounting firm for fiscal 2013.

     The following table shows the aggregate fees billed to us for professional services by Deloitte for fiscal years 2012 and 2011:

	Fiscal 2012	Fiscal 2011
Audit Fees	$1,093,675	$1,158,425
Audit-Related Fees	134,055	183,015
Tax Fees	143,966	54,393
All Other Fees	4,000	0
Total Fees	$1,375,696	$1,395,833

     A description of the types of services provided in each category is as follows:

     Audit Fees - For fiscal 2012 and 2011, includes fees for professional services and expenses relating to the audit of our annual financial statements, the audit of our internal control over financial reporting, and the review of our quarterly financial information.

     Audit-Related Fees - For fiscal 2012 and 2011, includes fees for professional services and expenses relating to work for our wholly-owned bank subsidiary, World’s Foremost Bank, as it relates to the bank’s securitization transactions.

     Tax Fees - For fiscal 2012 and 2011, includes fees for professional services and expenses related to an ongoing IRS examination. For fiscal 2011, also includes fees for professional services and expenses relating to work for World’s Foremost Bank associated with the bank’s original issue discount election for credit card fees, as well as fees for professional services and expenses associated with the tax treatment of income related to economic development bonds.

     All Other Fees - For fiscal 2012, consists of a subscription service for use of an accounting research tool.

     None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. The Audit Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

     The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also may pre-approve detailed types of audit-related and permitted tax and other services, subject to certain dollar limits, to be performed during the next twelve months. All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis, subject to those exceptions that may be permitted by applicable law. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting.

PROPOSAL THREE –
ADVISORY VOTE ON EXECUTIVE COMPENSATION

     The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) amended the Securities Exchange Act of 1934 (the “Exchange Act”) to require publicly-traded companies to conduct a non-binding shareholder advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K. Additionally, the Dodd-Frank Act amended the Exchange Act to require publicly-traded companies to submit to their shareholders, at least once every six years, an advisory vote as to how often the shareholders wish the Company to include in our Proxy Statement an advisory vote on executive compensation. Accordingly, we included proposals in our 2011 Proxy Statement regarding advisory votes on our executive compensation practices and the desired frequency of future advisory votes on executive compensation. Based in part upon the results of the shareholder advisory vote on the frequency of advisory votes on executive compensation, the Board determined to hold an advisory vote on executive compensation every year until the next vote on the frequency of such advisory votes.

     As such, the Company is submitting this proposal, requesting that the shareholders approve the compensation of the Company’s named executive officers and the Company’s executive compensation policies and practices, all of which are set forth above in the Compensation Discussion and Analysis and related compensation tables and disclosures.

     As discussed in the Compensation Discussion and Analysis, our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers. We believe that our compensation programs provide such a link with shareholder value due to the following:

  Short-term cash bonus opportunities are set on an annual basis, consisting of milestones which contribute to growth in shareholder value.

  The Company’s long-term incentive plan is designed to reward executive officers for the achievement of long-term objectives, which result in an increase in shareholder value.

  Since a significant ownership stake in the Company leads to a strong alignment of interests with shareholders, our executive officers are subject to minimum stock ownership and retention guidelines. Our CEO is required to own stock equal in value to five times his annual base salary, and Executive Vice Presidents are required to own stock equal in value to three times their annual base salary. All of our executive officers are in compliance with the Company’s stock ownership and retention guidelines.

  Management Change of Control Severance Agreements with our named executive officers contain a double trigger and any payments under these agreements are strictly tied to both a change in control and termination of employment.

  Management Change of Control Severance Agreements with our named executive officers, if triggered, call for payments of less than three times annual base salary and bonus.

  Management Change of Control Severance Agreements with our named executive officers, if triggered, do not provide tax gross-ups to our named executive officers.

  The Company’s 2004 Stock Plan prohibits the cash buyout of underwater options or stock appreciation rights.

  The Company’s 2004 Stock Plan prohibits the repricing of options.

  Proprietary Matters Agreements with our executive officers require our executive officers to forfeit all of their outstanding equity awards and reimburse us for any amounts received as profit or gain from any previously granted equity awards if the executive officer breaches the Proprietary Matters Agreement.

  Executive officers receive retirement, health, and welfare benefits that are consistent with our other exempt employees and are not entitled to additional benefits.

  Executive officers are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price, or buy or sell derivative securities relating to the Company’s stock.

     The objectives of our compensation programs are to: attract, motivate, and retain superior talent; ensure that compensation is commensurate with our performance and shareholder returns; provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and ensure that our executive officers and certain key personnel have financial incentives to achieve sustainable growth in shareholder value. Our Compensation Committee continually reviews our compensation programs to ensure such programs create an appropriate balance between executive compensation and shareholder value.

     The Company requests that you vote in favor of the compensation of the Company’s named executive officers and the Company’s executive compensation policies and practices, as set forth above in the Compensation Discussion and Analysis and related compensation tables and disclosures. Accordingly, the following resolution is submitted to the shareholders for a vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

     Although this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of this vote and consider such results when making future decisions related to executive compensation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

PROPOSAL FOUR –
APPROVAL OF THE 2013 STOCK PLAN

     The Board has approved, subject to shareholder approval, the adoption of the Cabela’s Incorporated 2013 Stock Plan (the “2013 Stock Plan”). The 2013 Stock Plan is largely based upon the Cabela’s Incorporated 2004 Stock Plan, as amended (the “2004 Stock Plan”). The 2004 Stock Plan was adopted by our shareholders in March 2004 prior to our initial public offering in June 2004, and initially authorized 750,000 shares of common stock for issuance. Prior to our initial public offering, this amount was adjusted to 2,752,500 shares by our Compensation Committee to account for a 3.67 to 1 stock split. On May 15, 2007, our shareholders approved amendments to the 2004 Stock Plan to, among other things, increase the number of shares authorized for award under the 2004 Stock Plan by 3,500,000 shares. On May 12, 2009, our shareholders approved additional amendments to the 2004 Stock Plan to, among other things, increase the number of shares authorized for award under the 2004 Stock Plan by 3,750,000 shares.

     In evaluating whether to adopt the 2013 Stock Plan, the Board considered, among other factors:

  The published guidelines and anticipated voting recommendation of Institutional Shareholder Services (“ISS”), a provider of proxy voting and governance services.

  The Company’s historic “burn rate” (the number of equity awards granted during a period in proportion to the Company’s issued and outstanding common stock).

  The Company’s “overhang” (the amount of shares underlying outstanding equity awards and the amount of shares that will be available under the 2013 Stock Plan if it is approved as a percentage of issued and outstanding shares).

  The Company’s desire to have sufficient capacity under the 2013 Stock Plan to continue to grant equity-based incentives at its historical rates for approximately the next five years.

  The Company’s desire to continue to grant equity awards, as the Board believes that the equity awards granted under the 2004 Stock Plan have aligned the interests of shareholders and our executives and key employees, which has partially driven our strong financial results and strong total shareholder return.

     Our burn rate (calculated as the quotient of (i) the sum of (x) all stock options granted in such fiscal year, (y) restricted stock units granted in such fiscal year, and (z) performance-based restricted stock units granted in such fiscal year, divided by (ii) the number of shares of common stock issued and outstanding at the end of such fiscal year) for fiscal 2012 was 1.14%. Our three-year average burn rate for fiscal 2010, fiscal 2011, and fiscal 2012 was 1.24%. Our three-year average burn rate for fiscal 2010, fiscal 2011, and fiscal 2012 as calculated by ISS using its methodology was 1.83%, which is well below the burn rate cap of 3.93% applied to peer companies in the retailing industry by ISS.

     Our overhang as of the end of fiscal 2012 (calculated as the quotient of (i) the sum of (x) shares underlying issued and outstanding equity awards as of December 29, 2012, and (y) shares available for grant under the 2004 Stock Plan as of December 29, 2012, divided by (ii) the sum of (x) shares underlying issued and outstanding equity awards as of December 29, 2012, and (y) common shares issued and outstanding as of December 29, 2012) was 7.75%. If the 2013 Stock Plan is adopted, our overhang from issued and outstanding equity awards and the reserve of 4 million common shares under the 2013 Stock Plan would be approximately 10%. The reserve of 4 million common shares under the proposed 2013 Stock Plan was determined taking into account the potential dilution created by this reserve of common shares for future equity grants and is designed to satisfy overhang and shareholder value transfer criteria applied by ISS.

     Based on our historic burn rate, we believe that the 2013 Stock Plan, if approved by shareholders, will provide us with sufficient capacity for equity awards for approximately the next five years.

     We believe that our historic equity awards have aligned the interests of shareholders and our executives and key employees, which has partially driven our strong financial results and strong stock price performance. The closing prices of one share of our common stock on the NYSE on the last business days of fiscal 2010, fiscal 2011, and fiscal 2012, were as follows: December 31, 2010, $21.75; December 30, 2011, $25.42; and December 28, 2012, $40.74. The closing price of one share of our common stock on the NYSE on April 8, 2013, was $60.27.

     In order to comply with Internal Revenue Code requirements for incentive stock option awards, the 2004 Stock Plan by its terms expires on March 3, 2014. In order to have a shareholder approved equity plan in place prior to the expiration of the 2004 Stock Plan, the shareholders are requested to approve the 2013 Stock Plan. If the 2013 Stock Plan is approved, the 2004 Stock Plan will be terminated and no further awards will be made under the 2004 Stock Plan. Shareholder approval will not affect issued and outstanding equity awards under the 2004 Stock Plan. As noted above, the 2013 Stock Plan is substantially similar to the 2004 Plan, with some minor updates which include: (i) to increase flexibility, allowing all types of awards (other than incentive stock options) to be awarded to non-employee directors and (ii) authorizing the Company to recover compensation in the event of a financial restatement which is caused by material noncompliance with financial reporting obligations.

     The purposes of this proposal are to (i) secure adequate shares to fund future awards, which are an important component of our compensation program, (ii) obtain shareholder approval of the material terms and conditions of the 2013 Stock Plan for purposes of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, and (iii) to satisfy certain shareholder approval requirements of the NYSE.

     The following description of the 2013 Stock Plan is a summary and is qualified in its entirety by reference to the complete text of the 2013 Stock Plan attached hereto as Appendix C.

Description of the 2013 Stock Plan

     Purpose. The purpose of the 2013 Stock Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by (i) motivating superior performance by participants, (ii) providing participants with an ownership interest in the Company, and (iii) enabling the Company to attract and retain the services of outstanding employees.

     General. The 2013 Stock Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units and other stock-based awards to our employees, directors, and consultants. A maximum of 4 million shares of our common stock, subject to adjustment in the event of a stock split, consolidation, or stock dividends of our common stock, may be subject to awards under the 2013 Stock Plan. Under the 2013 Stock Plan, no individual shall receive awards covering more than 734,000 shares of the Company’s common stock during any 36-month period. In addition, no individual shall receive any awards that are subject to performance measures covering more than 734,000 shares of the Company’s common stock during any 36-month period.

     Eligibility. Key employees, directors, and consultants are eligible participants under the 2013 Stock Plan. Participants in the 2013 Stock Plan will be selected by the Compensation Committee based on those who are responsible for the growth, management, or protection of an aspect of the Company’s business, or whose efforts make, or are expected to make, a contribution to the Company or its subsidiaries. In fiscal 2012, our six non-employee directors standing for reelection, our Chief Executive Officer, our Executive Vice Presidents, and approximately 750 other key employees received awards under the 2004 Stock Plan, and the Compensation Committee envisions similar participation levels under the 2013 Stock Plan.

     Options. Either “incentive stock options,” which satisfy the requirements of Section 422 of the Internal Revenue Code, or “nonqualified stock options,” which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code, may be granted under the 2013 Stock Plan. Each option granted under the 2013 Stock Plan must have an exercise price that is at least equal to the fair market value of the stock underlying the option on the date of the grant.

     Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights independent of, or in connection with, an option grant. The exercise price per share of a stock appreciation right shall be an amount determined by the Compensation Committee. A stock appreciation right entitles the holder, upon exercise, to receive a payment based on the difference between the exercise price of the stock appreciation right and the fair market value of a share of our common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right is being exercised.

     Performance Stock and Performance Units. The Compensation Committee may award performance stock and performance units under the 2013 Stock Plan. Performance stock is an award of common stock that vests upon the achievement of certain performance objectives during a specified measurement period. A performance unit represents our contractual obligation to pay a specified amount of cash to a participant upon the achievement of certain performance objectives during a specified measurement period. The Compensation Committee will determine the terms and conditions of awards.

     Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units will also be available for grant under the 2013 Stock Plan. Restricted stock is an award of common stock that vests upon the participant’s completion of a specified period of service with us. A restricted stock unit represents our contractual obligation to deliver our common stock or the cash equivalent to a participant upon the participant’s completion of a specified period of service with us. Unless otherwise determined at the time of grant or subsequently by the Compensation Committee, participants will be entitled to receive either currently or at a future date, dividends or other distributions paid with respect to restricted stock. Restricted stock will carry voting rights. Restricted stock units will not carry voting rights until the underlying shares of stock are issued.

     Plan Benefits. Future awards to our executive officers, employees, and non-employee directors are discretionary and cannot be determined at this time.

     Change in Control. In the event of a change in control (as defined in the 2013 Stock Plan), all outstanding options and stock appreciation rights shall become fully vested and exercisable, the restriction period applicable to any awards of restricted stock and restricted stock units shall lapse, and shares of our common stock underlying restricted stock units shall be issued or, at the discretion of the Compensation Committee, each award of options, stock appreciation rights, or restricted stock units, as the case may be, shall be canceled in exchange for a payment in cash equal to the product of (i) (a) in the case of options and stock appreciation rights, the excess of the change in control price over the exercise price or base price, as the case may be, and (b) in the case of all other awards, the change in control price, and (ii) the number of shares of common stock covered by such award.

     Upon a change in control, (i) any performance period in progress at the time of the change in control for which performance stock or performance units are outstanding shall end and (ii) all participants granted such awards of performance stock or performance units shall be deemed to have earned a pro rata award equal to the product of (a) such participant’s target award opportunity for the performance period in question and

(b) the percentage of performance objectives achieved as of the date of such change in control, or (iii) at the discretion of the Compensation Committee, all such performance units shall be canceled in exchange for an amount equal to the product of (a) the change in control price, multiplied by (b) the aggregate number of shares of our common stock covered by such award. All of the performance stock and performance units that have not been so earned shall be forfeited and canceled as of the date of the change in control.

     Notwithstanding the foregoing, if the Compensation Committee determines before the change in control either that all outstanding awards of options, stock appreciation rights, restricted stock, and restricted stock units will be honored or assumed by the acquirer, or alternative awards with equal or better terms will be made available, such outstanding awards of options, stock appreciation rights, restricted stock, and restricted stock units will not be canceled, their vesting and exercisability will not be accelerated, and there will be no payment in exchange for such awards.

     Prohibitions Against Repricing and Buyouts. Under the 2013 Stock Plan, neither the Board nor the Compensation Committee will have the power or authority to reduce the exercise price of any options or stock appreciation rights or to grant any new options or stock appreciation rights with a lower exercise price in substitution for or upon the cancellation of options or stock appreciation rights previously granted or to otherwise take any other action that would be treated as a “repricing” under generally accepted accounting principles without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which such action is considered for approval. The 2013 Stock Plan also generally prohibits the Board and the Compensation Committee from, at any time when the exercise price of an option or stock appreciation right is above the fair market value of one share of the Company’s common stock, offering to purchase any such options or stock appreciation rights for a payment in cash in substitution for or upon the cancellation of such options or stock appreciation rights previously granted without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which such action is considered for approval.

     Clawback Provision. If the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, a participant will be required to reimburse the Company for any amounts earned or payable with respect to an award to the extent required by and otherwise in accordance with applicable law and any Company policies.

     Section 409A. The 2013 Stock Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Internal Revenue Code. Where reasonably possible and practicable, the 2013 Stock Plan will be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes pursuant to Section 409A.

     Miscellaneous. The 2013 Stock Plan will generally be administered by the Compensation Committee. Awards granted under the 2013 Stock Plan generally may not be assignable or transferable other than by will or by the laws of descent and distribution, and all awards and rights will be exercisable during the life of the participant only by the participant or his or her legal representative.

     Term and Amendment. The Board may terminate or suspend the 2013 Stock Plan at any time, and from time to time may amend or modify the 2013 Stock Plan, provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of common stock is present in person or by proxy, no amendment or modification to the 2013 Stock Plan may (i) materially increase the benefits accruing to participants under the 2013 Stock Plan, (ii) except as a result of an equity restructuring (as described in the 2013 Stock Plan), materially increase the number of shares of our common stock subject to awards under the 2013 Stock Plan or the maximum number of awards that may be granted to a participant under the 2013 Stock Plan, (iii) modify the requirements for participation in the 2013 Stock Plan, or (iv) extend the term of the 2013 Stock Plan. No amendment, modification, or termination of the 2013 Stock Plan shall in any manner adversely affect any award previously granted under the 2013 Stock Plan, without the consent of the participant. The 2013 Stock Plan shall continue in effect, unless sooner terminated by the Board, until June 5, 2023.

Federal Income Tax Consequences

     The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the 2013 Stock Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2013 Stock Plan.

     Nonqualified Stock Options and SARs. A recipient will not have any income at the time a nonqualified stock option or stock appreciation right is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of our stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When a stock appreciation right is exercised, the recipient will recognize ordinary income equal to the sum of (i) any gross cash proceeds payable and (ii) the fair market value on the exercise date of any shares received.

     Incentive Stock Options. A recipient will not have any income at the time an incentive stock option is granted. Furthermore, a recipient will not have regular taxable income at the time the incentive stock option is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an incentive stock option after the later of two years after the grant of the incentive stock option and one year after exercise of the incentive stock option, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the incentive stock option or within one year of exercise of the incentive stock option, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

     Restricted Stock, Restricted Stock Units, Performance Stock, and Performance Units. A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance stock, or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

     The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.

     Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and the three other most highly compensated executive officers (except for the Chief Financial Officer), unless the compensation in excess of $1,000,000 is “performance-based compensation” or otherwise excepted from Section 162(m)’s deduction limitation. It is anticipated that any awards of options and stock appreciation rights granted under the 2013 Stock Plan will automatically qualify for the performance-based compensation exception under Section 162(m) pursuant to their expected terms.

     In addition, the 2013 Stock Plan authorizes the Compensation Committee to grant awards of performance stock and performance units that are conditioned on the satisfaction of performance criteria. For those awards intended to meet the requirements of the performance-based compensation exception to Section 162(m), the Compensation Committee must establish the applicable performance conditions prior to or within a specified period after the start of the applicable performance period. The Compensation Committee may select from the following performance measures for this purpose: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings (before or after taxes); (iii) net income (before or after taxes); (iv) operating income before or after depreciation and amortization (and including or excluding capital expenditures); (v) operating income (before or after taxes); (vi) operating profit (before or after taxes); (vii) book value; (viii) earnings per share (before or after taxes); (ix) market share; (x) return measures (including, but not limited to, return on capital, invested capital, assets, equity); (xi) margins; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) comparable or same store sales; (xiv) sales or product volume growth; (xv) productivity improvement or operating efficiency; (xvi) costs or expenses; (xvii) shareholders’ equity; (xviii) revenues or sales; (xix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (xx) revenue-generating unit-based metrics; (xxi) expense targets; (xxii) individual performance objectives; (xxiii) working capital targets; (xxiv) measures of economic value added; (xxv) inventory control; or (xxvi) enterprise value.

     The foregoing performance measures may relate to the Company, one or more of its affiliates, or one or more of its or their divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine.

     In addition, to the degree consistent with Section 162(m) (or any successor section thereto), the 162(m) performance measures may be calculated without regard to certain items. A vote in favor of approving the 2013 Stock Plan will be a vote approving all the material terms and conditions of the plan for purposes of the performance-based compensation exception to Section 162(m), including the performance measures.

     To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible and it is anticipated that future awards of restricted stock or restricted stock units may not qualify for the performance-based compensation exception under Section 162(m).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PROPOSAL FIVE –
APPROVAL OF THE 2013 EMPLOYEE STOCK PURCHASE PLAN

     The Board has approved, subject to shareholder approval, the adoption of our 2013 Employee Stock Purchase Plan (the “2013 ESPP”). The 2013 ESPP is largely based upon the Company’s 2004 Employee Stock Purchase Plan (the “2004 ESPP”). We believe it is in the best interests of the Company and its shareholders to facilitate employee ownership of our common stock and believe that the 2004 ESPP is a valuable recruiting and retention tool.

     In order to comply with Internal Revenue Code requirements for employee stock purchase plans, the 2004 ESPP by its terms expires on March 3, 2014. In order to have an employee stock purchase plan in place prior to the expiration of the 2004 ESPP, the shareholders are requested to approve the 2013 ESPP. As noted above, the 2013 ESPP is substantially similar to the 2004 ESPP.

     The primary update to the 2013 ESPP from the 2004 ESPP is that the 2013 ESPP reserves 2,000,000 shares of our common stock for issuance to employees while the 2004 ESPP reserved 1,835,000 shares of common stock for issuance to our employees. The primary reason for this increase in the number of shares available to be issued under the 2013 ESPP is the increase in the number of our employees and the associated increase in the anticipated number of purchases by our employees under the 2013 ESPP.

     In fiscal 2010, fiscal 2011, and fiscal 2012, employees purchased 130,034 shares, 106,079 shares, and 81,254 shares under the 2004 ESPP. Forecasting future usage of shares under the 2013 ESPP is difficult because future usage depends on a number of variables, including the number of employees we have, the percentage of eligible employees that choose to participate in the plan and their level of participation, and our stock price. Assuming that employees continue to purchase shares at levels consistent with prior years,

2 million shares would be sufficient to meet our needs for the full 10-year planned life of the 2013 ESPP and accommodate additional employee participation as we continue to grow our businesses. Our actual experience could differ significantly.

     If the 2013 ESPP is approved, the 2004 ESPP will be terminated.

     The following description of the 2013 ESPP is a summary and is qualified in its entirety by reference to the complete text of the 2013 ESPP attached hereto as Appendix D.

Description of the 2013 ESPP

     General. The 2013 ESPP allows employees of the Company and its affiliates to purchase shares of our common stock at a purchase price of 85% of the market price (as defined in the 2013 ESPP) on the last trading day of the option period (as defined in the 2013 ESPP). An employee cannot purchase more than $25,000 worth of shares of our common stock in one calendar year. The maximum number of shares of our common stock available for issuance under the 2013 ESPP is 2 million shares.

     Eligibility. Any person (who does not own more than 5% of the stock of the Company) who is employed by the Company or a subsidiary that has been designated by the Compensation Committee is generally eligible to participate in the 2013 ESPP. As of April 8, 2013, there are approximately 15,000 employees eligible to participate under the 2004 ESPP.

     Section 423. The 2013 ESPP is intended to be administered in order to qualify as an employee stock purchase plan described in Section 423 of the Internal Revenue Code. In the event the Company receives notice that the 2013 ESPP fails to qualify as an employee stock purchase plan under Section 423, the Company will have the option of returning all then existing participant contributions to participants and terminating the 2013 ESPP.

     Term and Amendment. The Board may terminate the 2013 ESPP at any time and may from time to time amend the 2013 ESPP, provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of common stock is present in person or by proxy within 12 months prior to or after the date the amendment is adopted by the Board, no amendment or modification to the 2013 ESPP may (i) except as a result of an equity restructuring (as described in the 2013 ESPP), increase the number of shares of our common stock reserved under the 2013 ESPP, (ii) modify the class of employees eligible to participate in the 2013 ESPP, or (iii) reduce the issue price (as defined in the 2013 ESPP). The 2013 ESPP shall be effective as of June 5, 2013, and shall continue in effect, unless sooner terminated by the Board, until the tenth anniversary of the adoption of the 2013 ESPP.

     Miscellaneous. The 2013 ESPP will generally be administered by the Compensation Committee. The option to purchase shares of the Company’s common stock under the 2013 ESPP may not be transferred by a participant other than by will or by the laws of descent and distribution and all options to purchase shares of the Company’s common stock will be exercisable during the life of the participant only by the participant.

Federal Income Tax Consequences

     The following is a summary of the material United States federal income tax consequences to us and to participants under the 2013 ESPP. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants under the 2013 ESPP.

     The 2013 ESPP is intended to be administered in order to qualify as an employee stock purchase plan described in Section 423 of the Internal Revenue Code. No taxable income is recognized by a participant under the 2013 ESPP either at the time an option is granted to purchase our common stock under the 2013

ESPP or at the time shares are actually purchased thereunder. However, a participant under the 2013 ESPP may become liable for tax upon the disposition of shares acquired under the 2013 ESPP, and the tax impact will depend on how long a participant has held such acquired shares prior to disposition.

     If the shares are disposed of more than two years after the grant date (as defined in the 2013 ESPP) and more than one year after the exercise date (as defined in the 2013 ESPP), upon such qualifying disposition, the lesser of (i) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares, or (ii) 15% of the market value of the shares on the grant date (as defined in the 2013 ESPP) will be taxed as ordinary income to the participant. Any further gain upon disposition of the shares generally will be taxed at long-term capital gain rates. If a qualifying disposition results in a loss to the participant, no ordinary income will be recognized and federal long-term capital loss will apply.

     If the shares are disposed of prior to the time period above, the difference between the purchase price and the market value of the shares on the exercise date (as defined in the 2013 ESPP) will be taxed to the participant as ordinary income and will be deductible by the Company. The difference of the sale proceeds over the market value of the shares on the date of purchase will be taxed as long-term or short-term capital gain or loss, depending on the holding period and the market value of the shares on the date of sale.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PROPOSAL SIX –
APPROVAL OF 2013 PERFORMANCE BONUS PLAN

     The Board has approved, subject to shareholder approval, the adoption of the Cabela’s Incorporated 2013 Performance Bonus Plan (the “2013 Performance Bonus Plan”). The Company is seeking shareholder approval of the 2013 Performance Bonus Plan at the Annual Meeting in order to meet requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and preserve the tax deductibility of certain performance-based awards that are intended by the Company to be deductible. The Board and our shareholders approved the Cabela’s Incorporated Performance Bonus Plan (the “2008 Performance Bonus Plan”) in 2008. The 2013 Performance Bonus Plan is largely based on and will replace the 2008 Performance Bonus Plan.

     Section 162(m) generally provides that we may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated executive officers (except for the Chief Financial Officer) in any one year. However, Section 162(m) does not preclude us from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The 2013 Performance Bonus Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) and related regulations. Section 162(m) requires that certain material terms of the 2013 Performance Bonus Plan be approved by our shareholders. Shareholder approval of the 2013 Performance Bonus Plan will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) may be based under the 2013 Performance Bonus Plan; (ii) the annual per-participant limit of $5 million for any bonus award; and (iii) the classes of employees eligible to receive awards under the 2013 Performance Bonus Plan.

Description of the 2013 Performance Bonus Plan

     The description of the 2013 Performance Bonus Plan set forth below is a summary, does not purport to be complete, and is qualified in its entirety by the provisions of the 2013 Performance Bonus Plan itself. The complete text of the 2013 Performance Bonus Plan is attached as Appendix E to this Proxy Statement.

     Purpose. The purpose of the 2013 Performance Bonus Plan is to establish a program of incentive compensation for designated officers and/or key executive employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The 2013 Performance Bonus Plan provides performance incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.

     Administration. The 2013 Performance Bonus Plan will be administered by either (i) the Compensation Committee of the Board or (ii) a committee selected by the Board to administer the 2013 Performance Bonus Plan and composed of not less than two directors, each of whom is an “outside director,” within the meaning of Section 162(m).

     The Compensation Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each participant (which may be expressed in terms of dollar amount, percentage of salary, or any other measurement), establish goals for each participant (which may be objective or subjective, and based on individual, Company, subsidiary, and/or division performance), calculate and determine each participant’s level of attainment of such goals, and calculate the bonus award for each participant based upon such level of attainment. Except as otherwise expressly provided in the 2013 Performance Bonus Plan, the Compensation Committee has the full power and authority to construe, interpret, and administer the 2013 Performance Bonus Plan, including the power to amend or terminate the 2013 Performance Bonus Plan as further described below. The Compensation Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it determines to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the 2013 Performance Bonus Plan. The Compensation Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

     Eligibility. Participants in the 2013 Performance Bonus Plan will be selected by the Compensation Committee for each performance period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee will be a participant unless he or she is selected by the Compensation Committee, in its sole discretion. No employee will at any time have the right to be selected as a participant nor, having been selected as a participant for one performance period, to be selected as a participant in any other performance period. Our Chief Executive Officer and our Executive Vice Presidents participated in the 2008 Performance Bonus Plan, and the Compensation Committee envisions similar participation levels under the 2013 Performance Bonus Plan.

     Bonus Awards and Performance Goals. The Compensation Committee, based upon information to be supplied by management of the Company, will establish for each performance period a maximum award (and, if the Compensation Committee deems appropriate, a minimum and target award) and goals relating to Company, subsidiary, divisional, departmental, and/or functional performance for each participant and communicate such award levels and goals to each participant prior to or during the performance period for which such award may be made. For purposes of the 2013 Performance Bonus Plan, the performance period is the fiscal year or fiscal years (or portions thereof) of the Company during which performance is measured to determine the level of attainment of a bonus award. Bonus awards will be earned by each participant based upon the level of attainment of his or her goals during the applicable performance period; provided that the Compensation Committee may reduce the amount of any bonus award in its sole and absolute discretion. As soon as practicable after the end of the applicable performance period, the Compensation Committee will determine the level of attainment of the goals for each participant and the bonus award to be made to each participant.

     162(m) Performance Criteria. The performance goals applicable for bonus awards intended to qualify as performance-based compensation under Section 162(m) (“162(m) Bonus Awards”) will be based on objective performance criteria established by the Compensation Committee (“162(m) Performance Criteria”) and measured in terms of one or more of the following objectives: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings (before or after taxes); (iii) net income (before or after taxes); (iv) operating income before or after depreciation and amortization (and including or excluding capital expenditures); (v) operating income (before or after taxes); (vi) operating profit (before or after taxes); (vii) book value; (viii) earnings per share (before or after taxes); (ix) market share; (x) return measures (including, but not limited to, return on capital, invested capital, assets, equity); (xi) margins; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) comparable store sales; (xiv) sales or product volume growth; (xv) productivity improvement or operating efficiency; (xvi) costs or expenses; (xvii) shareholders’ equity; (xviii) revenues or sales; (xix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (xx) revenue-generating unit-based metrics; (xxi) expense targets; (xxii) individual performance objectives; (xxiii) working capital targets; (xxiv) measures of economic value added; (xxv) inventory control; or (xxvi) enterprise value.

     The foregoing 162(m) Performance Criteria may relate to the Company, one or more of its affiliates, or one or more of its or their divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on a per share or an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine. In addition, to the degree consistent with Section 162(m) (or any successor section thereto), the 162(m) Performance Criteria may be calculated without regard to certain items.

     Each grant of a 162(m) Bonus Award will specify the 162(m) Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified 162(m) Performance Criteria.

     To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible and it is anticipated that future awards under the 2013 Performance Bonus Plan may not qualify for the performance-based compensation exception under Section 162(m).

     162(m) Bonus Awards. Unless determined otherwise by the Compensation Committee, each bonus award awarded under the 2013 Performance Bonus Plan will be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the 2013 Performance Bonus Plan to the contrary:

  No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved the 2013 Performance Bonus Plan in a manner which complies with the shareholder approval requirements of Section 162(m).

  A 162(m) Bonus Award may be made only by a committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m)).

  The performance goals to which a 162(m) Bonus Award is subject must be based solely on 162(m) Performance Criteria. Such performance goals, and the maximum, target, and/or minimum (as applicable) bonus amount payable upon attainment thereof, must be established by the Compensation Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m).

  No 162(m) Bonus Award may be paid until the Compensation Committee has certified the level of attainment of the applicable performance criteria.

  The maximum amount paid to any single participant in respect to all 162(m) Bonus Awards in any one fiscal year of the Company shall not exceed $5 million.

     Payment of Bonus Awards. Bonus awards earned during any performance period will be paid as soon as practicable following the end of such performance period and the determination of the amount thereof will be made by the Compensation Committee. Payment of bonus awards will be made in the form of cash. Bonus award amounts earned but not yet paid will not accrue interest. Unless otherwise provided in an employment, severance, or similar agreement between the Company and a participant, payment of any bonus award will be contingent on the participant’s continued employment with the Company until the applicable payment date.

     Transferability. A participant may not assign, sell, encumber, transfer, or otherwise dispose of any rights or interests under the 2013 Performance Bonus Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence will be null and void.

     Reorganization or Discontinuance. The obligations of the Company under the 2013 Performance Bonus Plan will be binding upon any successor corporation or organization resulting from merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of participants’ rights under the 2013 Performance Bonus Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization, or transfer of assets. If the business conducted by the Company will be discontinued, any previously earned and unpaid bonus awards under the 2013 Performance Bonus Plan will become immediately payable to the participants then entitled thereto.

     Section 409A. To the extent applicable, notwithstanding anything in the 2013 Performance Bonus Plan to the contrary, the 2013 Performance Bonus Plan and all bonus awards (including 162(m) Bonus Awards) will be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of the 2013 Performance Bonus Plan. Notwithstanding any provision of the 2013 Performance Bonus Plan to the contrary, in the event that the Compensation Committee determines that any amounts payable under the 2013 Performance Bonus Plan will be taxable to a participant under Section 409A and related Department of Treasury guidance, prior to payment to such participant of such amount, the Company may (i) adopt such amendments to the 2013 Performance Bonus Plan and bonus awards (including 162(m) Bonus Awards) and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Compensation Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the 2013 Performance Bonus Plan and the bonus awards (including 162(m) Bonus Awards) and/or (b) take such other actions as the Compensation Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

     Termination or Amendment of 2013 Performance Bonus Plan. The Compensation Committee may amend, suspend, or terminate the 2013 Performance Bonus Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m).

     Clawback Provision. If the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, a participant will be required to reimburse the Company for any amounts earned or payable with respect to a bonus award to the extent required by and otherwise in accordance with applicable law and any Company policies.

     Awards Under the 2013 Performance Bonus Plan. No payments have yet been made in respect of awards granted under the 2013 Performance Bonus Plan. The amount of the actual bonus payments that may be made under the 2013 Performance Bonus Plan will be determined by the Compensation Committee in its discretion. It is, therefore, not possible to predict the actual amounts that will be paid to particular individuals in the future under the 2013 Performance Bonus Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PROPOSALS OF SHAREHOLDERS FOR 2014 ANNUAL MEETING

     If you would like to present a proposal for possible inclusion in our 2014 Proxy Statement pursuant to the SEC’s rules, send the proposal to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. Proposals must be received by December 24, 2013.

     Shareholders who want to bring business before the annual meeting of shareholders in 2014, other than through a shareholder proposal pursuant to the SEC’s rules, must notify our Secretary in writing and provide the information required by the provision of our Amended and Restated Bylaws dealing with shareholder proposals. The notice must be received at our principal executive offices not less than 120 days or more than 150 days prior to the first anniversary of the Annual Meeting. The requirements for such notice are set forth in our Amended and Restated Bylaws. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

     The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, shareholder proposals (including proposals omitted from the Proxy Statement and proxy card pursuant to the proxy rules of the SEC) and matters relating to the conduct of the Annual Meeting may be considered at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     Our Annual Report on Form 10-K, as filed by us with the SEC (excluding exhibits), is a portion of the Annual Report that is being furnished to our shareholders as set forth in the Notice of Internet Availability. Our Annual Report will be mailed to those shareholders who request to receive written proxy materials. However, such Annual Report, including the Annual Report on Form 10-K, is not to be considered part of this proxy solicitation material. A copy of exhibits to our Annual Report on Form 10-K will be provided upon request to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160 upon the payment of a reasonable fee to furnish such exhibits.

DATED: Sidney, Nebraska, April 23, 2013.

APPENDIX A

CABELA’S INCORPORATED
INDEPENDENCE GUIDELINES AND CATEGORICAL STANDARDS

     The Board intends that, except during periods of temporary vacancies, a majority of the directors will be independent directors, as independence is determined by the Board, based on the guidelines set forth below. Directors who do not satisfy these independence guidelines also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.

     The Board has established the following guidelines to assist it in determining director independence, which conform to or exceed the independence requirements in the New York Stock Exchange listing requirements. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

     For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. In addition:

i.	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

ii.	A director who receives any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or whose immediate family member receives more than $100,000 per year in direct compensation, is not independent until three years after such compensation has been received.

iii.	A director who is affiliated with or employed by, or whose immediate family member is employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

iv.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

v.	A director who is employed by, or whose immediate family member is an executive officer of, a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

vi.	A director who has a direct or indirect material interest (as determined by the Board), or whose immediate family member has a direct or indirect material interest (as determined by the Board), in any transaction since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 is not independent until one year after completion of the transaction.

A-1

     The Board has determined that the following relationships are categorically immaterial and shall not disqualify a director or nominee from being considered independent.

i.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a company that makes or has made payments to, or receives or has received payments (other than contributions, if the entity is a tax–exempt organization) from, the Company for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded the greater of $1 million or 1% of such other company’s consolidated gross revenues for such year.

ii.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a bank, savings and loan association, insurance company, or other institutional lender that makes or has made loans to the Company (which shall include the purchase of notes or other debt instruments), and the amount of such loans has not within any of such lender’s three most recently completed fiscal years exceeded 1% of such lender’s, or 10% of the Company’s, consolidated gross assets.

iii.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a paid advisor, paid consultant, or paid provider of professional services to any member of the Company’s senior management or Board, or any immediate family member of a member of the Company’s senior management or Board, and the amount of such payments has not within any of such firm’s three most recently completed fiscal years exceeded the greater of $250,000 or 1% of such other firm’s consolidated gross revenues for such year.

iv.	A director, or an immediate family member of a director, is a trustee, fiduciary, director, or officer of a tax-exempt organization to which the Company contributes, and the contributions to such organization by the Company have not within any of such organization’s three most recently completed fiscal years exceeded the greater of $250,000 or 1% of such organization’s consolidated gross revenues for such year.

A-2

APPENDIX B

CABELA’S INCORPORATED
QUALIFICATIONS AND SPECIFIC QUALITIES AND SKILLS REQUIRED FOR DIRECTORS

Board Membership Criteria

     The Nominating and Corporate Governance Committee works with the Board on a regular basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and appropriate experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a growing publicly traded company in today’s business environment, understanding of the Company’s business, educational and professional background, personal accomplishment, and gender, age, and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Personal Characteristics and Core Competencies of Directors

     Individual directors should possess all of the following personal characteristics:

  Integrity and Accountability - Character is the primary consideration in evaluating any Board member. Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their boardroom decisions.

  Informed Judgment - Board members should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and wisdom and apply it in decision making.

  Financial Literacy - One of the important roles of the Board is to monitor the Company’s financial performance. Board members should be financially literate. Directors should know how to read a balance sheet, income statement and cash flow statement, and understand the use of financial ratios and other indices for evaluating Company performance.

  Mature Confidence - The Board functions best when directors value Board and team performance over individual performance. Openness to other opinions and the willingness to listen should rank as highly as the ability to communicate persuasively. Board members should approach others assertively, responsibly and supportively and raise tough questions in a manner that encourages open discussion.

  High Performance Standards - In today’s highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Board members should have a history of achievements that reflect high standards for themselves and others.

  Passion - Directors should be passionate about the performance of the Company, both in absolute terms and relative to its peers. That passion should manifest itself in engaged debate about the future of the Company and a camaraderie among the Board that both challenges and inspires the Company’s employees.

B-1

  Creativity - Success in the retail business will ultimately go to the participants who adapt quickly to changing environments and implement creative solutions to the significant challenges faced by industry participants. Board members should possess the creative talents needed to augment those of management.

Core Competencies of the Board as a Whole

     To adequately fulfill the Board’s complex roles, from overseeing the audit and monitoring managerial performance to responding to crises and approving the Company’s strategic plan, a host of core competencies need to be represented on the Board. The Board as a whole should possess the following core competencies, with each member contributing knowledge, experience and skills in one or more domains.

  Accounting and Finance - Among the most important missions of the Board is ensuring that stockholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The Board should have one or more directors with specific expertise in financial accounting and corporate finance, especially with respect to trends in debt and equity markets.

  Business Judgment - Stockholders rely on directors to make sensible choices on their behalf. Directors should have a record of making good business decisions in the corporate sector.

  Management - To monitor corporate management, the Board needs to understand management trends in general and industry trends in particular. The Board should have one or more directors who understand and stay current on general management “best practices” and their application in complex, rapidly evolving business environments.

  Crisis Response - Organizations inevitably experience both short and long-term crises. The ability to deal with crises can minimize ramifications and limit negative impact on Company performance. Boards should have one or more directors who have the ability and time to perform during periods of both short-term and prolonged crises.

  Industry Knowledge - Companies continually face new opportunities and threats that are unique to their industries. The Board should have one or more members with appropriate and relevant industry-specific knowledge.

  Leadership - Ultimately, a company’s performance will be determined by the directors’ and CEO’s ability to attract, motivate and energize a high-performance leadership team. The Board should have one or more directors who understand and possess empowerment skills and have a history of motivating high-performing talent.

  Strategy and Vision - A key Board role is to approve and monitor Company strategy to ensure the Company’s continued high performance. The Board should have one or more directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions and continuously challenging the organization to sharpen its vision.

B-2

APPENDIX C

CABELA’S INCORPORATED
2013 STOCK PLAN
(as approved June 5, 2013)

ARTICLE 1
PURPOSES

The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding Employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE 2
DEFINITIONS

     2.1 Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with, such person.

“Alternative Award” has the meaning given in Section 8.4.

“Award” means any Option, Stock Appreciation Right, Performance Stock, Performance Unit, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan, including an Award combining two or more types in a single grant.

“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan. Any Award Agreement may be delivered to, and accepted by, a Participant in any manner (including electronic distribution or posting) that meets applicable legal requirements.

“Board” means the Board of Directors of the Company.

“Canadian Participant” shall mean a Participant who is an Employee who exercises his or her employment duties primarily in Canada or who is resident in Canada for purposes of the Income Tax Act (Canada).

“Cause” means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee in its sole discretion) (i) the continued and willful failure of the Participant substantially to perform the duties of his or her employment for the Company or any Subsidiary (other than any such failure due to the Participant’s Disability); (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to by way of damage to the Company’s, a Subsidiary’s or an Affiliate’s reputation or public standing; (iii) the Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the Participant’s material violation or breach of any statutory or common law duty of loyalty to the Company or any Subsidiary, the Company’s or any Subsidiary’s code of conduct or ethics or other Company or Subsidiary policy or rule or the material breach by the Participant of any of his or her obligations under any written covenant or agreement with the

Company or any of its Subsidiaries or Affiliates; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning, if any, specified in such Participant’s employment agreement.

“Change in Control” means, except as otherwise defined in an Award Agreement, the date on which any of the following events occurs:

     a. a change in the ownership of the Company, which occurs on the date on which any one person, or more than one person acting as a “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan (or related trust) of the Company or the Subsidiaries, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than fifty percent (50%) of the total voting power of the stock of the Company.

     b. a change in the effective control of the Company, which occurs on the date on which a majority of the members of the Company’s Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Company.

     c. a change in the ownership of all or substantially all of the assets of the Company, which occurs on the date on which any one person, or more than one person acting as a “group” (as defined in Section 13(d) of the Exchange Act), other than an Affiliate, acquires all or substantially all of the assets from the Company, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition by such person or group.

     Notwithstanding the foregoing, with respect to any payment pursuant to an Award subject to Code Section 409A that is triggered upon a Change in Control, a transaction shall not be deemed to be a Change in Control unless such transaction constitutes a “change in control event” within the meaning of Code Section 409A.

“Change in Control Price” means the price per share offered in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash).

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Code Section 409A” means Section 409A of the Code, and the Regulations and other guidance issued thereunder.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Class A Common Stock of the Company.

“Company” means Cabela’s Incorporated, a Delaware corporation, and any successor thereto.

“Confidentiality and Noncompetition Agreement” means a restrictive agreement required to be entered into by a Participant as a condition to receipt of an Award and which may include covenants covering confidentiality, noncompetition, nonsolicitation, noninterference, proprietary matters and such other matters as may be determined by the Committee.

“Consultant” means (a) with respect to a Canadian Participant, a person, other than an employee, Executive Officer, or director of the Company or a Subsidiary, that: (i) is engaged to provide services to the Company or a Subsidiary, other than services provided in relation to a distribution; (ii) provides the services under a written contract with the Company or a Subsidiary; and (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary and includes, for an individual Consultant, a corporation of which the individual Consultant is an employee or shareholder, and a partnership of which the individual Consultant is an employee or partner and for a Consultant that is not an individual, an employee, Executive Officer, or director of the Consultant, provided that the individual employee, Executive Officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary, or (b) with respect to any other Participant, any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

“Disability” means that a Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company. The Committee’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

“Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.

“Employee” means any individual who is considered an employee of the Company or any Subsidiary or any Consultant. For purposes of the Plan and except as expressly stated herein, references to employment shall also mean an independent contractor relationship.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Executive Officer” means (a) with respect to a Canadian Participant, an individual who is: (i) a chair, vice-chair or president; (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production; or (iii) performing a policy-making function in respect of the Company or a Subsidiary, or (b) with respect to any other Participant, the Company’s principal Executive Officer, president, principal financial officer, principal accounting officer, principal operating officer, or any person performing similar functions, as well as any other individual employed by or providing services to the Company or any Affiliate who is designated by the Board from time to time as an “Executive Officer” for purposes of Section 16 of the Exchange Act.

“Fair Market Value” means, unless otherwise defined in an Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the trading day on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.

“ISOs” has the meaning given in Section 5.1.

“New Employer” means a Participant’s employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any Subsidiary.

“NSOs” has the meaning given in Section 5.1.

“Option” means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an ISO or a NSO.

“Participant” means any Employee or Non-Employee Director designated by the Committee (or its delegate) to receive an Award under the Plan.

“Performance Period” means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit or division and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

“Performance Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

“Performance Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

“Permitted Transferee” means, (a) with respect to a Canadian Participant that is an employee, Executive Officer, director or Consultant of the Company or a Subsidiary: (i) a trustee, custodian or administrator acting on behalf of, or for the benefit of the person; (ii) a holding entity of the person; (iii) a RRSP, RRIF or a TFSA of the person; (iv) a spouse of the person; (v) a trustee, custodian or administrator acting on behalf of, or for the benefit of the spouse of the person; (vi) a holding entity of the spouse of the person; or (vii) a RRSP, RRIF or TFSA of the spouse of the person, or (b) with respect to any other Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“Plan” means this Cabela’s Incorporated 2013 Stock Plan, as the same may be amended from time to time.

“Regulations” means the regulations of the United States Department of the Treasury pertaining to the federal income tax, as from time to time in force.

“Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restriction Period” means the period, as determined by the Committee, during which any Performance Stock, Performance Units, Restricted Stock or Restricted Stock Units, as the case may be, are subject to forfeiture and/or restriction on transfer pursuant to the terms of the Plan.

“Retirement” means, except as otherwise defined in an Award Agreement, a Participant’s retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or age 55 with 10 years of service to the Company or any Subsidiary.

“RRIF” means a registered retirement income fund as defined in the Income Tax Act (Canada).

“RRSP” means a registered retirement savings plan as defined in the Income Tax Act (Canada).

“Section 409A Award” has the meaning given in Section 12.9.

“Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Ten Percent Holder” has the meaning given in Section 5.2.

“TFSA” means a tax-free savings account as described in the Income Tax Act (Canada).

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE 3
POWERS OF THE COMMITTEE

     3.1 Eligibility and Participation. ISOs may be granted only to Employees who are common law employees of the Company or any Subsidiary. All other Awards may be granted to Employees and Non-Employee Directors of the Company or any Subsidiary of the Company, subject to the terms and conditions of the Plan.

     3.2 Power to Grant and Establish Terms of Awards. Subject to Code Section 409A, other applicable laws, and the terms of the Plan, the Committee shall have the discretionary authority to determine the Employees and Non-Employee Directors to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, without limitation, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, the terms and conditions of applicable Award Agreements and, if required by the Committee as a condition to an Award, the form and substance of any Confidentiality and Noncompetition Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each Award such Participant may receive, whether or not granted at the same or different times.

     3.3 Administration. The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

     3.4 Delegation by the Committee. All of the powers, duties and responsibilities of the Committee specified herein may, to the fullest extent permitted by applicable law, be exercised and performed by a committee of two or more Company employees, which shall include the Company’s Chief Executive Officer, to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities; provided that, the Committee shall not delegate its authority with respect to the compensation of any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Exchange Act or any “covered employee” within the meaning of Section 162(m)(3) of the Code (or any person who, in the Committee’s judgment, is likely to be a “covered employee” at any time during the period an Award hereunder to such person would be outstanding).

     3.5 Performance-Based Compensation. Notwithstanding anything to the contrary contained in the Plan, to the extent the Committee determines on the grant date that an Award shall qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee shall not exercise any subsequent discretion otherwise authorized under the Plan with respect to such Award if the exercise of the Committee’s discretion would cause such award to fail to qualify as “other performance based compensation.”

     3.6 Participants Based Outside the United States. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

ARTICLE 4
STOCK SUBJECT TO PLAN

     4.1 Number. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock available for Awards under the Plan and issuable in respect of outstanding awards granted, including Awards of ISOs, shall not exceed 4,000,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

     4.2 Canceled, Terminated, or Forfeited Awards, etc. Shares subject to any Award granted hereunder that for any reason are canceled, terminated, forfeited, or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall again be available for grant under the Plan, subject to the maximum limitation specified in Section 4.1. Without limiting the generality of this Section 4.2, (i) shares of Common Stock withheld by the Company to satisfy any withholding obligation of a Participant pursuant to Section 12.4 shall not reduce the maximum share limitation specified in Section 4.1 and shall again be available for grant under the Plan, (ii) shares of Common Stock tendered by a Participant to pay the exercise price of any Options shall not reduce the maximum share limitation specified in Section 4.1 and shall again be available for grant under the Plan, and (iii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to Section 4.4 or a Change in Control (i.e., Alternative Awards) will not further reduce the maximum share limitation specified in Section 4.1. For purposes of this Article 4, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.6, the number of Shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both awards).

     4.3 Individual Award Limitations. Subject to the provisions of Section 4.4, the following individual Award limits shall apply:

     a. During any 36-month period, no Participant shall receive Options or Stock Appreciation Rights covering more than 734,000 shares of Common Stock; and

     b. During any 36-month period, no Participant shall receive any Awards that are subject to performance measures covering more than 734,000 shares of Common Stock; provided that this number of shares of Common Stock shall be proportionately adjusted on a straight-line basis for Performance Periods of shorter or longer duration, not to exceed five years.

     4.4 Recapitalization. In the event of any “equity restructuring” (within the meaning of FASB ASC Topic 718, Compensation—Stock Compensation) that causes the per share value of the Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares of Common Stock or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards, (iii) the Exercise Price of outstanding Options or Stock Appreciation Rights, and (iv) the annual Award limits or any other maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of the rights of Participants. No adjustment shall be made pursuant to this Section 4.4 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause an Award to be subject to adverse tax consequences under Sections 409A or 422 of the Code. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case under this Section.

ARTICLE 5
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     5.1 Grant. At such time or times as shall be determined by the Committee, Options may be granted to Participants. Options pursuant to this Plan may be of two types: (i) “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) and (ii) non-statutory stock options (“NSOs”), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, ISOs may only be granted to Employees who are treated as common law employees of the Company or any Subsidiary Corporation (as defined in Section 424(f) of the Code). To the extent that the aggregate Fair Market Value (determined on the date the Option is granted) of shares of Common Stock with respect to which Options designated as ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceed the amount (currently $100,000) established by the Code, such options shall constitute NSOs.

     5.2 Exercise Price. Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that such per share exercise price of any Option may not be less than the Fair Market Value of one share of Common Stock on the date the Option is granted;

provided further, that if an ISO shall be granted to any person who, at the time such Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the per share exercise price shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO.

     5.3 Exercisability. Each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No Option shall be exercisable on or after the tenth anniversary of its grant date; provided that if an ISO shall be granted to a Ten Percent Holder, such ISO shall not be exercisable on or after the fifth anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

     5.4 Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, or (ii) where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement): (a) by cancellation of indebtedness of the Company to the Participant; (b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled; (c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company a Subsidiary of the Company; (d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan (including a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price); (e) by any combination of the foregoing; or (f) by any other method of payment as is permitted by applicable law. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Corporation in satisfaction of the Exercise Price any fractional share of Common Stock. As soon as practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 5.4, the Company shall deliver to the Participant the shares of Common Stock (as evidenced by proper entry on the books of the Company or a duly authorized transfer agent of the Company) acquired upon the exercise thereof.

     5.5 Prohibition Against Repricing and Buyouts. Notwithstanding any provision in this Plan to the contrary and subject to Section 4.4, the Board and the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right or to grant any new Options or Stock Appreciation Rights with a lower exercise price in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted, or to otherwise take any other action that is treated as a “repricing” under generally accepted accounting principles, without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which such action is considered for approval. Any such reduction of exercise price or regranting of such Options, as the case may be, shall be made in compliance with Section 1.409A-1(b)(5)(v) of the Regulations so as not to be treated as providing for the deferral of compensation. Notwithstanding any provision in this Plan to the contrary and subject to Section 4.4, the Board and the Committee shall not, at any time when the exercise price of a Stock Option or Stock Appreciation Right is above the Fair Market Value of one share of Common Stock, have the power to offer to purchase any such Option or Stock Appreciation Right for a payment in cash in substitution for or upon the cancellation of such Options or Stock Appreciation Rights previously granted without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which such action is considered for approval.

     5.6 Stock Appreciation Rights.

     a. Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion; provided that the grant date of any Stock Appreciation Right granted in tandem with an ISO shall be the same date that the ISO is awarded. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

     b. Exercise. Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, no Stock Appreciation Right shall become exercisable prior to a Participant’s completion of one year of service for the Company or any Subsidiary. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

     c. Settlement. Subject to Section 12.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:

     i. any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with a NSO but after the grant date of such NSO, then not less than the exercise price of such NSO), by

     ii. the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised; provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

5.7 Termination of Employment.

     a. Due to Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, any Option or Stock Appreciation Right granted to such Participant shall become fully vested and immediately exercisable in full and may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (i) the twelve-month anniversary of the date of such termination, and (ii) the expiration of the term of such Option or Stock Appreciation Right.

     b. Due to Retirement. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates due to his or her Retirement, the Participant (or the Participant’s beneficiary or legal representative) may exercise any Options and Stock Appreciation Rights that are exercisable on the date of his or her Retirement until the earlier of (i) the twelve-month anniversary following the date of the Participant’s Retirement, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not then exercisable upon the Participant’s Retirement shall be forfeited and canceled as of the date of such termination.

     c. For Cause. If a Participant’s employment is terminated by the Company or any Subsidiary for Cause (or if, following the date of termination of the Participant’s employment for any reason, the Committee determines that circumstances exist such that the Participant’s employment could have been terminated for Cause), any Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such termination.

     d. For Any Other Reason. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than one described in Section 5.7(a), (b) or (c), the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant’s employment shall be forfeited and canceled as of the date of such termination.

     5.8 Committee Discretion. Notwithstanding anything to the contrary contained in this Article 5, the Committee may, subject to the provisions of Code Section 409A, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following the termination of a Participant’s employment, or the failure of a Participant to remain a member of the Board, for any reason on such terms and subject to such conditions as the Committee shall determine. The forgoing notwithstanding, the Committee may not extend the term of any Option or Stock Appreciation Right.

ARTICLE 6
PERFORMANCE STOCK AND PERFORMANCE UNITS

     6.1 Grant. Performance Stock may be granted to Participants other than Canadian Participants at such time or times as shall be determined by the Committee. Performance Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Performance Stock or Performance Units under the Plan will be the date on which such Performance Stock or Performance Units are awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. Performance Stock and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Performance Stock and the Performance Units pertain, the Restriction Period, and such other terms and conditions not inconsistent with the Plan as the

Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

6.2 Vesting.

     a. In General. Performance Stock and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code, if applicable), the Committee shall establish the performance objectives upon which the Restriction Period shall lapse.

     b. Performance Objectives. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings (before or after taxes); (iii) net income (before or after taxes); (iv) operating income before or after depreciation and amortization (and including or excluding capital expenditures); (v) operating income (before or after taxes); (vi) operating profit (before or after taxes); (vii) book value; (viii) earnings per share (before or after taxes); (ix) market share; (x) return measures (including, but not limited to, return on capital, invested capital, assets, equity); (xi) margins; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) comparable or same store sales; (xiv) sales or product volume growth; (xv) productivity improvement or operating efficiency; (xvi) costs or expenses; (xvii) shareholders’ equity; (xviii) revenues or sales; (xix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (xx) revenue-generating unit-based metrics; (xxi) expense targets; (xxii) individual performance objectives; (xxiii) working capital targets; (xxiv) measures of economic value added; (xxv) inventory control; or (xxvi) enterprise value.

     c. Special Rules Relating to Performance Objectives. The foregoing Performance Objectives may relate to the Company, one or more of its affiliates or one or more of its or their divisions or units, departments or functions, or any combination of the foregoing, and may be applied on a per share or absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the extent consistent with Section 162(m) of the Code, the Committee may provide at the time the performance goals are established for such Performance Objectives that the manner in which such Performance Objectives are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the Participant has no control or limited control including restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, litigation or claim judgments or settlements, extraordinary items, unusual or non-recurring items, industry margins, general economic conditions, interest rate movements and/or the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

     d. Certification of Attainment of Performance Objectives. The Restriction Period with respect to any Performance Stock or Performance Units shall lapse upon the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of any Performance Stock or Performance Units will lapse.

     e. Newly Eligible Participants. Notwithstanding anything in this Article 6 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock or Performance Units after the commencement of a Performance Period.

6.3 Additional Provisions Relating to Performance Stock.

     a. Restrictions on Transferability. Except as provided in Section 12.1 or in an Award Agreement, no Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Performance Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Performance Stock is subject. The Committee may require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

     b. Rights as a Stockholder. Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock shall be entitled to (i) receive all dividends and distributions paid in respect of the shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.4 Additional Provisions Relating to Performance Units.

     a. Restrictions on Transferability. Unless and until the Company issues shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in connection with an Award of Performance Units, in respect of his or her Award of Performance Units, no Performance Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon issuance of such shares and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 6.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.4, shall be void and of no effect.

     b. Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Performance Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash Dividend Equivalents credited to the Participant’s account shall be deemed to have been invested in additional Performance Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Performance Units shall be subject to the same terms and conditions as are applicable in respect of the Performance Units with respect to which such Dividend Equivalents were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares of Common Stock and other securities shall be subject to the same Restriction

Period and other restrictions as apply to the Performance Units with respect to which they were paid. Unless and until the Company issues shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in connection with an Award of Performance Units, or otherwise as determined by the Committee at or after the grant date, a Participant holding outstanding Performance Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

     c. Settlement of Performance Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after, but no later than sixty (60) days following, the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, the Company shall issue to the Participant the shares of Common Stock (as evidenced by proper entry on the books of the Company or a duly authorized transfer agent of the Company) underlying such Performance Units (plus additional shares of Common Stock for each Performance Unit credited in respect of Dividend Equivalents) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

6.5 Termination of Employment.

     a. Due to Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, the Restriction Period on all of the Participant’s Performance Stock and Performance Units shall lapse only to the extent that the applicable performance objectives (pro rated through the date of termination) have been achieved through the date of termination. Any Performance Stock and Performance Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination.

     b. For Any Other Reason. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than one described in Section 6.5(a), any Performance Stock and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment regardless of whether or not the Participant is entitled to notice of termination under statute, contract, the common law, in equity, or pursuant to an order of a court or tribunal. Notwithstanding the foregoing, the Canadian Participant’s continued participation and rights under the Plan following the date of the Canadian Participant’s termination of active services shall not be less than the statutory minimum under the applicable employment standards legislation.

ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     7.1 Grant. Restricted Stock may be granted to Participants other than Canadian Participants at such time or times as shall be determined by the Committee. Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted Stock Units pertain, the Restriction Period and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

     7.2 Vesting. Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, the Restriction Period on any Restricted Stock or Restricted Stock Units shall not lapse prior to a Participant’s completion of one year of service to the Company or any Subsidiary following the grant date.

7.3 Additional Provisions Relating to Restricted Stock.

     a. Restrictions on Transferability. Except as provided in Section 12.1 or in an Award Agreement, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Restricted Stock is subject. The Committee may require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

     b. Rights as a Stockholder. Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

7.4 Additional Provisions Relating to Restricted Stock Units.

     a. Restrictions on Transferability. Unless and until the Company issues a Participant shares of Common Stock in respect of his or her Award of Restricted Stock Units, no Restricted Stock Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon issuance of such shares and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 7.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.

     b. Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash Dividend Equivalents credited to the Participant’s account shall be deemed to have been invested in additional Restricted Stock Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Restricted Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units with respect to which such Dividend Equivalents were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock Units with respect to which they were paid. Unless and until the Company issues to a Participant shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in respect of his or her Award of Restricted Stock Units, or otherwise as determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

     c. Settlement of Restricted Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after, but no later than sixty (60) days following, the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Unit (plus additional shares of Common Stock for each Restricted Stock Unit credited in respect of Dividend Equivalents) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

     7.5 Termination of Employment. Unless otherwise determined by the Committee at or after the grant date, (i) if a Participant’s employment is terminated due to his or her death or Disability during the Restriction Period, a pro rata portion of the shares of Common Stock underlying any Awards of Restricted Stock and Restricted Stock Units then held by such Participant shall no longer be subject to the Restriction Period, based on the number of months the Participant was employed during the applicable period, and all Restricted Stock and Restricted Stock Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination, and (ii) if a Participant’s employment is terminated for any other reason during the Restriction Period, any Restricted Stock and Restricted Stock Units held by such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.

ARTICLE 8
CHANGE IN CONTROL

     8.1 In General. Unless the Committee otherwise determines in the manner set forth in Section 8.4, upon the occurrence of a Change in Control, (i) all Options and Stock Appreciation Rights shall become exercisable, (ii) the Restriction Period on all Restricted Stock and Restricted Stock Units shall lapse immediately prior to such Change of Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control or, at the discretion of the Committee (as constituted immediately prior to the Change in Control), (iv) each such Option, Stock Appreciation Right and/or Restricted Stock Unit shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.

     8.2 Performance Stock and Performance Units. In the event of a Change in Control, (A) any Performance Period in progress at the time of the Change in Control for which Performance Stock or Performance Units are outstanding shall end effective upon the occurrence of such Change in Control and (B) all Participants granted such Awards shall be deemed to have earned a pro rata award equal to the product of (I) such Participant’s target award opportunity with respect to such Award for the Performance Period in question and (II) the percentage of performance objectives achieved as of the date on which the Change in Control occurs or, at the discretion of the Committee (as constituted immediately prior to the Change in Control) (C) each such Performance Unit shall be canceled in exchange for an amount equal to the product of (I) the Change in Control Price, multiplied by (II) the aggregate number of shares of Common Stock covered by such Performance Unit. Any Performance Stock and Performance Units for which the applicable pro rated performance objectives have not been achieved shall be forfeited and canceled as of the date of such Change in Control.

     8.3 Timing of Payments. Payment of any amounts calculated in accordance with Sections 8.1 and 8.2 shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

     8.4 Alternative Awards. Notwithstanding Section 8.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment based on a Change in Control shall occur with respect to any outstanding Award (other than an award of Performance Stock or Performance Units), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

     a. be based on shares of common stock that are traded on an established U.S. securities market;

     b. provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to the rights, terms and conditions applicable under such Award, including, but not limited to, a substantially equivalent exercise or vesting schedule and substantially equivalent timing and methods of payment;

     c. have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

     d. have terms and conditions which provide that in the event that the Participant suffers an involuntary termination within two years following the Change in Control any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award held by such Participant shall be waived or shall lapse, as the case may be; and

     e. be granted in compliance with Section 1.409A-1(b)(5)(v)(D) of the Regulations so as not to be treated as providing for the deferral of compensation.

     8.5 Termination of Employment Prior to Change in Control. In the event that any Change in Control occurs, any Participant whose employment is terminated due to death or Disability, on or after the date, if any, on which the stockholders of the Company approve such Change in Control transaction, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Article 8), as continuing in the Company’s employment until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

ARTICLE 9
GRANTS TO NON-EMPLOYEE DIRECTORS

     9.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Article 9 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

     9.2 Eligibility. Awards pursuant to this Article 9 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Article 9.

     9.3 Vesting, Exercisability, and Settlement. Except as set forth in Article 8, Awards shall vest, become exercisable, and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

ARTICLE 10
STOCKHOLDER RIGHTS

Notwithstanding anything to the contrary in the Plan, no Participant or Permitted Transferee shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Award until the issuance of Common Stock to the Participant or Permitted Transferee. Except as otherwise provided in this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such shares of Common Stock.

ARTICLE 11
EFFECTIVE DATE, AMENDMENT, MODIFICATION,
AND TERMINATION OF PLAN

The effective date and adoption date of the Plan is June 5, 2013. The Plan was originally approved, subject to stockholder approval, by the Board on February 5, 2013, and was approved by the stockholders of the Company on June 5, 2013. The Plan shall continue in effect, unless sooner terminated pursuant to this Article 11, until the tenth anniversary of the date on which it was originally adopted by the Board (except as to Awards outstanding on that date). The Board may at any time, subject to Code Section 409A and other applicable laws, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of Directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the requirements for participation in the Plan or (iv) extend the term of the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the consent of the Participant.

ARTICLE 12
MISCELLANEOUS PROVISIONS

     12.1 Nontransferability of Awards. No Award shall be assignable or transferable except by beneficiary designation, will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award (other than an ISO) for no consideration to a Permitted Transferee. Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the Plan and the agreement or agreements between the Participant and the Company.

     12.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. The spouse of a married Participant, domiciled in a community property jurisdiction, shall join in any designation of a beneficiary other than such spouse. In the absence of any beneficiary designation, or if all designated beneficiaries of a Participant predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

     12.3 No Guarantee of Employment or Participation. Participation in the Plan is voluntary. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. For certainty, the Plan will not be deemed to constitute a contract between the Company and any Participant or to be in consideration of or an inducement for the engagement, appointment, employment, continued engagement, continued appointment or continued employment of any Participant. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

     12.4 Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

     12.5 Certificates. All shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the U.S. Securities and Exchange Commission or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the shares are subject.

     12.6 Compliance with Legal and Exchange Requirements. The Plan, the granting, vesting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting, vesting, exercising and settlement of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares or other required action under any law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the vesting, exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules or regulations, and any postponement of the vesting, exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement. Notwithstanding any other provision of the Plan, and without limitation to the foregoing provisions, Canadian Participants may not be able to resell the securities they acquired under the Plan unless an exemption from the prospectus and registration requirements of Canadian securities laws is available or unless certain conditions are met.

     12.7 Indemnification. Each person who is or shall have been a member of the Committee, a delegate of the Committee or a member of the Board shall be indemnified and held harmless, to the full extent permitted by law, by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (provided that such action or failure to act was in good faith) and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law or otherwise.

     12.8 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

     12.9 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for a Participant or any of his or her beneficiaries or transferees. Notwithstanding anything in the Plan or in an Award Agreement to the contrary, the following provisions shall apply to Award subject to Code Section 409A (a “Section 409A Covered Award”):

     (i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s service unless such termination is also a “Separation from Service” within the meaning of Section 409A of the Code and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or Award Agreement, if the Participant is deemed on the date of the Participant’s termination of service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (a) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (b) the date of the Participant’s death.

     (ii) If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

     12.10 Governing Law. Except where preempted by law, the Plan and any Award Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction.

     12.11 Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

     12.12 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

     12.13 No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

     12.14 Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies. Without limiting the foregoing, all Awards granted or other compensation paid by the Company under the Plan will be subject to any compensation recapture policies required by applicable law (including the Sarbanes-Oxley Act of 2002) or that are established by the Board or the Committee from time to time, in their respective sole discretion, including any clawback policy adopted or implemented by the Board or Committee in respect of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and such regulations as are promulgated thereunder from time to time to the extent required therein and the implementing regulations.

     12.15 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

APPENDIX D

CABELA’S INCORPORATED
2013 EMPLOYEE STOCK PURCHASE PLAN
(as approved June 5, 2013)

RECITALS

     WHEREAS, Cabela’s Incorporated, a Delaware corporation, desires to establish a plan through which employees of the Company and certain adopting affiliates may purchase from the Company shares of its common stock; and

     WHEREAS, the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and Company has designed the Plan to conform with Rule 16b-3 of the Exchange Act; and

     NOW, THEREFORE, the Company hereby establishes the Cabela’s Employee Stock Purchase Plan, as follows:

ARTICLE 1
DEFINITIONS

     As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

     1.1 “Board of Directors” shall mean the Board of Directors of Cabela’s Incorporated.

     1.2 “Canadian Participant” shall mean a Participant who exercises his or her employment duties primarily in Canada or who is resident in Canada for purposes of the Income Tax Act (Canada).

     1.3 The “Committee” shall mean the Compensation Committee of the Company’s Board of Directors.

     1.4 The “Company” shall mean Cabela’s Incorporated, a Delaware corporation, or its successors, the Plan sponsor for all purposes.

     1.5 The “Company Stock” shall mean, subject to adjustment as provided in Article 10, those shares of the Company’s Class A Common Stock which, pursuant to Article 2 are reserved for issuance upon the exercise of the options granted under this Plan.

     1.6 “Continuous Service” shall mean the number of full years and completed months of continuous employment with an Employer calculated from an Employee’s last hire date to the Employee’s date of severance of employment for any reason. Continuous Service shall not be broken and shall be credited for absences due to vacation, temporary sickness or injury, other paid leaves of absence authorized by an Employer, any leave of absences under the Family and Medical Leave Act of 1993 or any state mandated family and medical leave act or law, and leaves of absence which would not cause an individual to cease to be an Employee.

     1.7 “Contribution Account” shall mean the account recorded on the records of the Company established on behalf of a Participant to which the amount of the Participant’s contributions made pursuant to Article 4 shall be credited.

     1.8 “Eligible Compensation” for purposes of determining the amount of a Participant’s contributions, other than a Canadian Participant, for any Option Period shall be the gross (before taxes are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Option Period, except that such term shall not include elective contributions made on an employee’s behalf by an Employer that are not includable in income under section 125 or section 402(e)(3) of the Code. Notwithstanding the foregoing, “Eligible

Compensation” shall not include (a) employer contributions to or payments from any deferred compensation program, whether such program is qualified under section 401(a) of the Code (other than amounts considered as employer contributions under section 402(e)(3) of the Code) or nonqualified, (b) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code, (c) amounts realized at the time property described in section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (d) amounts realized as a result of an election described in section 83(b) of the Code, and (e) any amount realized as a result of a disqualifying disposition within the meaning of section 421(b) of the Code. Eligible Compensation for purposes of determining the amount of a Canadian Participant’s contributions for any Option Period shall be the net pay (after taxes and other source deductions are withheld) received during the Option Period.

     1.9 “Employee” shall mean each current employee of an Employer as defined in Treasury Regulation section 1.423-2(b), section 1.421-7(h) and any other Regulations later finalized.

     1.10 “Employer” shall mean the Company and its successors. Employer shall also include any present or future parent (as defined in section 424(e) of the Code) and any present or future subsidiary (as defined in section 424(f) of the Code) of the Company that is from time to time designated by the Committee as a participating Employer. Such designation may be by a resolution of the Committee or any other writing that is duly adopted by the Committee for such purpose.

     1.11 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     1.12 “Exercise Date” shall mean the last trading day of each Option Period.

     1.13 “Grant Date” shall mean the first day of each Option Period.

     1.14 “Issue Price” shall mean the purchase price of the Company Stock to be charged to participating Participants on the Exercise Date.

     1.15 “Market Price” shall mean the weighted average price per share paid for all shares purchased other than from the Company by an independent trustee or purchasing agent in arms-length transactions for the day upon which the Market Price is to be determined. For all other purposes, Market Price shall mean the closing sales price for the day upon which the Market Price is to be determined or, if there are no sales on such date, the last reported sales price for the most recent day preceding such date, in either case as reported on the New York Stock Exchange or any other exchange on which the Company Stock is traded or any automated interdealer quotation system sponsored by a registered national securities association on which the Company Stock is quoted. Notwithstanding the foregoing, if the Company Stock is not listed on a national securities exchange or quoted on an automated interdealer quotation system sponsored by a registered national securities association, the Market Price of the Company Stock as of a particular date shall be determined using such method as shall be determined by the Committee provided such method is appropriate to qualify the Plan as an employee stock purchase plan under section 423 of the Code.

     1.16 “Option Period” shall mean the 3-month period following each Grant Date and ending with the respective Exercise Date or such other period as may be determined by the Committee. The dates of the Option Periods shall be as described in Section 5.2 hereof.

     1.17 “Participant” shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Participant as provided in Article 3.

     1.18 “Participant’s Contribution Rate” shall be the amount of Eligible Compensation elected by the Participant to be contributed by regular payroll deductions to his Contribution Account as outlined in Section 4.1.

     1.19 “Plan” shall mean the Cabela’s Employee Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

     1.20 “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE 2
ISSUANCE OF STOCK

     2.1 Subject to Section 2.2, the maximum number of shares of Company Stock available for issuance under the Plan shall be 2,000,000.

     2.2 The aggregate number of shares which may be issued upon exercise of options granted hereunder shall be subject to adjustment in accordance with the provisions of Article 10 of the Plan. These shares may be authorized and unissued shares, issued shares held in or acquired for the treasury of the Company, or shares of stock reacquired by the Company in private transactions, upon purchase in the open market or otherwise.

ARTICLE 3
ELIGIBILITY

     3.1 Only an Employee of an Employer shall be eligible to participate in this Plan, except for the following:

     a. An Employee who has been employed less than six months of Continuous Service (or such lesser period of time as may be determined by the Committee in its discretion). Solely for purposes of this requirement, service with a Subsidiary of the Company which has not been designated by the Committee as eligible for participation shall be treated as service for an Employer.

     b. An Employee whose customary employment is 20 hours or less per week (or such lesser period of time as may be determined by the Committee in its discretion).

     c. An Employee whose customary employment is for five months or less a calendar year (or such lesser period of time as may be determined by the Committee in its discretion).

     d. An Employee who would own more than 5% of the total combined power of all classes of stock of the Company or a subsidiary corporation or parent corporation (as those terms are defined in sections 424(e) and (f) of the Code) at the time such employee would be granted an option. For purposes of this paragraph, the ownership attribution rules of section 424(d) of the Code shall apply in determining the stock ownership of an Employee and stock which the Employee may purchase under outstanding options (under this or any other agreement) shall be treated as stock owned by the Employee.

     3.2 Any Employee who otherwise satisfies the requirements of Section 3.1 shall be entitled to become a Participant commencing immediately following or coinciding with completion of the requisite period of employment.

     3.3 Upon becoming a Participant, the Employee shall be bound by the terms of this Plan, including any amendments hereto. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and a form for election to participate. Each Employee electing to participate shall complete such form and file it with the Employer no later than the end of any pay period with respect to which the participant elects to make a contribution. The completed request for participation shall indicate the amount of the Participant’s Contribution Rate authorized by the Participant in accordance with Section 4.1. If any Employee does not elect to participate in any given Option Period he or she may elect to participate as of any future Option Period if he or she continues to meet the eligibility requirements and files a timely election to participate.

ARTICLE 4
CONTRIBUTIONS

     4.1 Except as otherwise determined by the Committee, in order to participate in this Plan and be granted an option hereunder, a Participant must file with the Employer an election to participate in accordance with Section 3.3 and must authorize his Employer to deduct through a payroll deduction an exact number of dollars but not less than $5 biweekly. A Participant’s elected contribution and the amount actually allocated and deemed contributed to a Participant’s Contribution Account may not exceed the net pay due to the Participant for any pay period after all other appropriate payroll deductions are made. Such authorization shall be in writing and on such forms as provided by the Committee. Payroll deductions shall begin as of the first pay period on or after an election. For all purposes of this Plan, a Participant’s contributions shall be allocated to and deemed a part of the Participant’s Contribution Account. The Employer shall transfer all withheld amounts to the Company which may use such amounts for any valid corporate purposes. No interest shall accrue or be paid on any amounts withheld under this Plan.

     4.2 The Participant’s Contribution Rate, once established, shall remain in effect for all Option Periods unless changed by the Participant in writing and filed with the Employer in the form and in the manner specified by the Committee any time prior to the start of any pay period.

     4.3 At any time during the Option Period, a Participant may notify the Employer that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Committee and shall become effective as of a date not more than 30 days following its receipt by the Employer.

     4.4 Unless allowed by the Committee, Participants may not elect to withdraw any or all of their contributions before the Exercise Date relating to a particular Option Period. If allowed by the Committee any such withdrawal will be made by request in writing on such forms as provided by the Committee. If a Participant is allowed to withdraw from an Option Period, payroll deductions shall not be resumed unless the Participant delivers to the Committee a new election in accordance with Section 3.3.

ARTICLE 5
GRANT OF OPTIONS

     5.1 Except as otherwise determined by the Committee, every Employee who is otherwise eligible to become a Participant hereunder shall, on the Grant Date of each Option Period and without further action of the Committee, be granted an option to purchase a number of whole shares of Company Stock that, in the aggregate, has an Issue Price that is not more than such Employee’s Eligible Compensation during the Option Period; provided, however, that the options granted hereunder are limited so that the total Market Price of Company Stock that can be purchased under such options does not exceed $25,000 (determined on the date that options are granted) during any one calendar year. Options granted under this Plan shall be subject to such amendments or modifications as the Company shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Company shall from time to time approve and deem necessary. Options not exercised pursuant to Section 6.1 shall terminate at 11:59 p.m. (Eastern Time) on the Exercise Date and be of no further force or effect. In the event an outstanding option shall for any reason expire, the shares of Company Stock allocable to the unexercised portion of such option may again be subject to option under the Plan. This Plan is subject to stockholder approval as provided in Section 11.11 and unless so approved on or before the date which is 12 months after the date this Plan is adopted by the Board of Directors, this Plan and all options granted hereunder shall terminate and become void.

     5.2 The Option Periods shall be a series of consecutive three-month Option Periods with a new Option Period commencing on the first day of February, May, August and November and ending on the last Trading Day of January, April, July and October; provided, however, the first Option Period under the Plan shall commence on August 1, 2013. The duration of the Option Periods and the commencement and ending dates may be changed at the discretion of the Committee with respect to future offerings and the Company shall use its best efforts to notify Employee’s of any such change at least fifteen (15) days prior to the scheduled beginning of the first Option Period to be affected.

     5.3 The Issue Price of the Company Stock under this Plan shall, with respect to each Option Period, be equal to 85% of the Market Price on the applicable Exercise Date.

     5.4 Notwithstanding any provision of this Plan, no Employee shall receive options to purchase Company Stock which permit the rights of an Employee to purchase stock under all “employee stock purchase plans” of the Company and its parent corporation and subsidiary corporation (as the terms “parent corporation” and “subsidiary corporation” are defined in sections 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 5.4, (a) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (b) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (c) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

ARTICLE 6
EXERCISE OF OPTIONS

     6.1 On each Exercise Date, the Participant’s Contribution Account shall be used to purchase the maximum number of whole and fractional shares of Company Stock determined by dividing the Issue Price into the balance of the Participant’s Contribution Account (subject to the limitations set forth in Section 5.4). Any money remaining in a Participant’s Contribution Account after the Exercise Date which was not needed to exercise the Participant’s option to the fullest extent as calculated pursuant to Section 5.1 shall be returned to the Participant if requested by the Participant. If such return is not requested, the balance will remain in the Participant’s Contribution Account to be used in the next Option Period along with new contributions made in that Option Period. If the total number of shares to be purchased under option by all Participants exceeds the number of shares authorized under Article 2 of this Plan, a pro-rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the Exercise Date.

     6.2 Company Stock purchased through the exercise of the option granted hereunder shall be issued in certificate or book entry form as elected by the Participant as soon as practicable after the Exercise Date. Unless waived by the Committee, all certificates for Company Stock shall be held on behalf of the Participants by the third party administrator of the Plan for a period of two (2) years after the Grant Date of the Option pursuant to which the shares of Company Stock were purchased. At the end of such two-year period, if requested in writing by one or more of the Participants, the certificates for Company Stock shall be distributed by the third-party administrator of the Plan to the applicable Participants.

     6.3 The Company or an Employer shall deduct from the Participant’s remuneration for the period in which Company Stock is purchased on the Exercise Date such income tax and other source deductions required by law to be withheld by the Company or such Employer in connection with exercise of the option. The Company may deduct and withhold from the Company Stock otherwise issuable to a Participant a number of shares of Common Stock having a Market Price equal to the amount of such deduction and withholding and to arrange for the sale of such Company Stock on behalf of the Participant, with the proceeds of the sale to be remitted by the Company as required by applicable law. Company Stock withheld by the Company in order to fund the payment of such deductions or withholdings will be treated for all purposes as having been delivered to the Participant and sold on his behalf.

ARTICLE 7
TERMINATION OF EMPLOYMENT

     If a Participant’s employment with all Employers is terminated for any reason, including death, inability to perform due to disability, for cause, retirement, or the Participant is transferred to a subsidiary of the Company which has not been designated by the Committee as eligible for participation in the Plan during the Option Period, such Participant’s participation in the Plan shall immediately terminate and no further contributions on behalf of such Participant shall be accepted under the Plan following the date of the Participant’s termination of active service, regardless of whether or not the Participant is entitled to notice of termination under statute, contract, the common law, in equity, or pursuant to an order of a court or tribunal. Notwithstanding the foregoing, a Canadian Participant’s continued participation and rights under the Plan following the date of the Canadian Participant’s termination of active services shall not be less than the statutory minimum under the applicable employment standards legislation. Unless the Committee determines otherwise, the balance accumulated in such Participant’s Contribution Account on the date of termination shall be used to purchase Company Stock on the next Exercise Date in accordance with Article 6.

ARTICLE 8
DISPOSITION OF STOCK

     8.1 If a Participant or former Participant (other than a Canadian Participant) disposes of any shares of Company Stock obtained under this Plan (a) prior to two years after the Grant Date of such share, or (b) prior to one year after the Exercise Date of such share, that Participant or former Participant must notify the Committee immediately of such disposition in writing. Regardless of when dispositions are made, all dispositions of Company Stock shall be made in compliance with applicable securities laws.

     8.2 Canadian Participants may not be able to resell the Common Stock they acquired under the Plan unless an exemption from the prospectus and registration requirements of Canadian securities laws is available or unless certain conditions are met.

ARTICLE 9
ADMINISTRATION

     The Plan shall be administered by the Committee. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought under the Plan. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part related to the Plan, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of options granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Plan shall be administered in order to qualify the options granted hereunder as options granted pursuant to an “employee stock purchase plan” described in section 423 of the Code.

ARTICLE 10
CHANGES IN COMPANY’S CAPITAL STRUCTURE

     10.1 The existence of this Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Company Stock or rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

     10.2 In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or decrease of the number of shares of the Company’s Stock outstanding without receiving compensation in money, services, or property, then the class of shares of the Company’s Stock set forth in Section 1.4 of the Plan, the number of shares of stock reserved pursuant to Article 2, and the number of options granted a Participant shall be appropriately adjusted as determined by the Committee. The Committee’s determination shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of section 423 of the Code.

     10.3 Subject to any required action by the stockholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Company Stock subject to the option would have been entitled. Unless adopted by the surviving corporation, upon a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, the Plan shall be terminated in accordance with Section 11.2 hereof effective immediately prior to the date of such event.

ARTICLE 11
MISCELLANEOUS

     11.1 Each Participant, former Participant, or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to such Participant’s Employer for such benefit.

     11.2 The Board of Directors may at any time or from time to time amend the Plan in any respect, except that, without approval of the stockholders of the Company within 12 months prior to or after the date the amendment is adopted by the Board of Directors, no amendment may (i) increase the number of shares reserved under the Plan other than as provided in Article 10, (ii) modify the class of employees eligible to participate in the Plan, or (iii) reduce the Issue Price per share as defined herein. The Company may terminate the Plan at any time. If the Plan is terminated, the date of termination shall be treated as the Exercise Date and all funds in a Participant’s Contribution Account not expended to purchase Company Stock shall be refunded to the Participant.

     11.3 The Employers will pay all expenses that may arise in connection with the administration of this Plan.

     11.4 Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be disregarded in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise.

     11.5 This Plan shall be construed in accordance with the laws of the state of incorporation of the Company to the extent federal law does not supersede and preempt such law.

     11.6 A misstatement in the age, length of Continuous Service, date of employment or any other such matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

     11.7 The option to purchase Company Stock arising by participation in this Plan is not transferable by a Participant other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

     11.8 Participation in this Plan is voluntary. This Plan will not be deemed to constitute a contract between an Employer and any Participant or to be in consideration of or an inducement for the employment or continued employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.

     11.9 No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of an Employer, under or by reason of any of the terms, conditions, or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against an Employer, or any stockholder, officer, or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant, as a part of the consideration for any benefits provided by the Employers under this Plan.

     11.10 With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his or her part to indemnity from the Company, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and the Board of Directors, whether or not he or she continues to be such a member of the Committee and the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such a member of the Committee and the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within 60 days after institution of any such action, suit, or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

     11.11 This Plan was approved by the stockholders holding at least a majority of the voting stock of the Company on or before the date which was 12 months after the date it was originally adopted by the Board of Directors.

     11.12 The Company’s obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale, or delivery of such stock and compliance with applicable state and federal securities laws.

     11.13 Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Notwithstanding any of the foregoing, any notice required or permitted to be given by or on behalf of a Participant under Article 4 or Article 7 hereof, shall only be effective as of the date of its actual receipt. Any party may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company shall be entitled to use the address of a Participant in the Employer’s records. Any person entitled to notice hereunder may waive such notice.

     11.14 This Plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423(b) of the Code. In the event the Company should receive notice that this Plan fails to qualify as an “employee stock purchase plan” under section 423 of the Code, the Company shall have the option of returning all then existing Participants’ Contribution Accounts to the Participants and terminating the Plan.

     11.15 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

     11.16 All dollar amounts set forth herein, unless otherwise specified, are stated in United States currency and, with respect to participation by any Canadian Participant, shall be converted into equivalent Canadian currency at the applicable exchange rate as of the determination date, unless otherwise provided by the Committee.

     11.17 This Plan is intended to be a “stock purchase plan” as defined in Rule 16b-3, promulgated under the Exchange Act, and all grants and awards made hereunder are intended to be exempt under Rule 16b-3, and the terms hereof shall be interpreted in a manner that is consistent with such Rule 16b-3.

     11.18 The effective date and adoption date of the Plan is June 5, 2013. The Plan was originally approved, subject to stockholder approval, by the Board of Directors on February 5, 2013, and was approved by the stockholders of the Company on June 5, 2013. No option may be granted after termination of the Plan, and in no event may any option be granted under the Plan after the tenth anniversary of the date of adoption of this Plan.

APPENDIX E

CABELA’S INCORPORATED
2013 PERFORMANCE BONUS PLAN
(as approved June 5, 2013)

ARTICLE 1
PURPOSE

     The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of individual performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Section 162(m) of the Code.

ARTICLE 2
DEFINITIONS

     “Board” means the Board of Directors of the Company.

     “Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles 4 and 5.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means either (i) the Compensation Committee of Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

     “Company” means Cabela’s Incorporated together with each of its subsidiaries (as such term is defined in Section 424(f) of the Code).

     “Individual Performance Objective” means any individual Company business-related objective that is objectively determinable within the meaning of Code Section 162(m) and the Treasury Regulations promulgated thereunder. Individual Performance Objectives shall include, but not be limited to, improvement in customer satisfaction, opening of additional retail stores, and similar objectively determinable performance objectives related to the Participant’s job responsibilities with the Company.

     “162(m) Bonus Award” means a Bonus Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article 7.

     “Participant” means any officer or key executive designated by the Committee to participate in the Plan.

     “Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives:

(i)	earnings before or after taxes, interest, depreciation and/or amortization;

(ii)	net earnings (before or after taxes);

(iii)	net income (before or after taxes);

(iv)	operating income before or after depreciation and amortization (and including or excluding capital expenditures);

(v)	operating income (before or after taxes);

(vi)	operating profit (before or after taxes);

(vii)	book value;

(viii)	earnings per share (before or after taxes);

(ix)	market share;

(x)	return measures (including, but not limited to, return on capital, invested capital, assets, equity);

(xi)	margins;

(xii)	share price (including, but not limited to, growth measures and total stockholder return);

(xiii)	comparable store sales;

(xiv)	sales or product volume growth;

(xv)	productivity improvement or operating efficiency;

(xvi)	costs or expenses;

(xvii)	stockholders’ equity;

(xviii)	revenues or sales;

(xix)	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

(xx)	revenue-generating unit-based metrics;

(xxi)	expense targets;

(xxii)	Individual Performance Objectives;

(xxiii)	working capital targets;

(xxiv)	measures of economic value added;

(xxv)	inventory control; or

(xxvi)	enterprise value.

     The foregoing Performance Criteria may relate to the Company, one or more of its affiliates or one or more of its or their divisions or units, departments or functions, or any combination of the foregoing, and may be applied on a per share or absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the extent consistent with Section 162(m) of the Code, the Committee may provide at the time the performance goals are established for such 162(m) Bonus Awards that the manner in which such Performance Criteria are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the Participant has no control or limited control including restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, litigation or claim judgments or settlements, extraordinary items, unusual or non-recurring items, industry margins, general economic conditions, interest rate movements and/or the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

     Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria.

     “Performance Period” means the fiscal year or fiscal years (or portions thereof) of the Company, as determined by the Committee, during which performance is measured to determine the level of attainment of a Bonus Award.

     “Plan” means the Cabela’s Incorporated 2013 Performance Bonus Plan.

     “Section 409A Covered Award” has the meaning given in Article 16.

ARTICLE 3
ELIGIBILITY

     Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

ARTICLE 4
ADMINISTRATION

     The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

     Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article 13. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

ARTICLE 5
BONUS AWARDS

     The Committee, based upon information to be supplied by management of the Company, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a minimum and target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

ARTICLE 6
PAYMENT OF BONUS AWARDS

     Subject to Article 15 below, Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee, but in no event later than 90 days after the end of the applicable Performance

Period. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest. Unless otherwise provided in an employment, severance or similar agreement between the Company and a Participant, payment of any Bonus Award shall be contingent on the Participant’s continued employment with the Company until the applicable payment date.

ARTICLE 7
162(M) BONUS AWARDS

     Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

     7.1 No 162(m) Bonus Award may be paid unless and until the stockholders of the Company have approved the Plan in a manner which complies with the stockholder approval requirements of Section 162(m) of the Code.

     7.2 A 162(m) Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

     7.3 The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or minimum (as applicable) Bonus Award payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

     7.4 No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

     7.5 The maximum amount paid to any single Participant in respect to all 162(m) Bonus Awards in any one fiscal year of the Company shall not exceed $5 million.

ARTICLE 8
REORGANIZATION OR DISCONTINUANCE

     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

ARTICLE 9
NON-ALIENATION OF BENEFITS

     A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

ARTICLE 10
NO CLAIM OR RIGHT TO PLAN PARTICIPATION

     No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

ARTICLE 11
TAXES

     The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

ARTICLE 12
NO LIABILITY OF COMMITTEE MEMBERS; INDEMNIFICATION

     No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith.

     Each person who is or has been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 13
TERMINATION OR AMENDMENT OF THE PLAN

     The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company’s stockholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

ARTICLE 14
UNFUNDED PLAN

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

     The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE 15
DEFERRALS

     The Committee may defer payment of 162(m) Bonus Awards, or any portion thereof, as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m) of the Code. In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and otherwise in accordance with the requirements of Section 409A of the Code.

ARTICLE 16
SECTION 409A OF THE CODE

     To the extent applicable, notwithstanding anything herein to the contrary, the Plan and Bonus Awards issued hereunder (including 162(m) Bonus Awards) shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance, prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Bonus Awards (including 162(m) Bonus Awards) and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Bonus Awards (including 162(m) Bonus Awards) hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code. Notwithstanding anything in the Plan or in a Bonus Award to the contrary, the following provisions shall apply to any Bonus Award subject to Code Section 409A (a “Section 409A Covered Award”):

     (i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s service unless such termination is also a “Separation from Service” within the meaning of Section 409A of the Code and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or any Bonus Award, if the Participant is deemed on the date of the Participant’s termination of service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (a) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (b) the date of the Participant’s death.

     (ii) If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

ARTICLE 17
RECOVERY OF COMPENSATION IN CONNECTION WITH FINANCIAL
RESTATEMENT

     Notwithstanding any other provision of this Plan or any applicable Bonus Award to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to a Bonus Award to the extent required by and otherwise in accordance with applicable law and any Company policies. Without limiting the foregoing, all Bonus Awards granted or other compensation paid by the Company under the Plan will be subject to any compensation recapture policies required by applicable law (including the Sarbanes-Oxley Act of 2002) or that are established by the Board or the Committee from time to time, in their respective sole discretion, including any clawback policy adopted or implemented by the Board or Committee in respect of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and such regulations as are promulgated thereunder from time to time to the extent required therein and the implementing regulations.

ARTICLE 18
GOVERNING LAW

     The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

ARTICLE 19
EFFECTIVE DATE

     The effective date and adoption date of the Plan is June 5, 2013. The Plan was originally approved, subject to stockholder approval, by the Board on February 5, 2013, and was approved by the stockholders of the Company on June 5, 2013.

CABELA’S INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 5, 2013
10:00 a.m. Mountain Time

Sidney High School
1122 19th Avenue
Sidney, Nebraska 69162

Cabela’s Incorporated One Cabela Drive Sidney, Nebraska 69160	proxy

This proxy is solicited by the Board of Directors of Cabela’s Incorporated (the “Company”) for use only at the Annual Meeting of Shareholders to be held on June 5, 2013, and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Ralph W. Castner and Brent LaSure, and each of them acting in the absence of the other, as proxies, with full power of substitution, to vote your shares of the Company’s common stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting of Shareholders to be held at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162, on Wednesday, June 5, 2013, at 10:00 a.m. Mountain Time, and any adjournment thereof, in accordance with the instructions on the reverse hereof.

If you participate in the Company’s 401(k) Savings Plan (“401(k) Plan”) and had contributions invested in the Company’s common stock on April 8, 2013, this proxy will serve as voting instructions for the trustee of the 401(k) Plan. If no instructions are given, or if this proxy is not received by our transfer agent by May 31, 2013, your shares held in the 401(k) Plan will not be voted and will not be counted as present at the meeting.

Vote by Internet, Telephone, or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET/MOBILE
www.eproxy.com/cab
Use the Internet to vote your proxy until
12:00 p.m. (CDT) on June 4, 2013. Please
have your proxy card and the last four digits
of your Social Security Number or Tax
Identification Number available. Follow the
simple instructions to obtain your records
and create an electronic ballot.

PHONE
1-800-560-1965
Use a touch-tone telephone to vote
your proxy until 12:00 p.m. (CDT) on June 4,
2013. Please have your proxy card and the
last four digits of your Social Security
Number or Tax Identification Number
available. Follow the simple voice
instructions to vote your proxy.
MAIL
Mark, sign, and date your proxy card
and return it in the postage-paid
envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below:

COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5, and 6.
1.	Election of directors:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01	Theodore M. Armstrong				06	Reuben Mark

	02	James W. Cabela				07	Michael R. McCarthy

Please fold here – Do not separate

03	John H. Edmondson	08	Thomas L. Millner

04	John Gottschalk	09	Beth M. Pritchard

05	Dennis Highby

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2013.	For	Against	Abstain

3.	An advisory vote on executive compensation.	For	Against	Abstain

4.	Approval of the Company’s 2013 Stock Plan.	For	Against	Abstain

5.	Approval of the Company’s 2013 Employee Stock Purchase Plan.	For	Against	Abstain

6.	Approval of the Company’s 2013 Performance Bonus Plan.	For	Against	Abstain

7.	In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

CABELA’S INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 5, 2013
10:00 a.m. Mountain Time

Sidney High School
1122 19th Avenue
Sidney, Nebraska 69162

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on Wednesday, June 5, 2013.

Notice is hereby given that the Annual Meeting of Shareholders of Cabela’s Incorporated (the “Company”) will be held at Sidney High School, 1122 19th Avenue, Sidney, Nebraska 69162, on Wednesday, June 5, 2013, at 10:00 a.m. Mountain Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.ematerials.com/cab

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 24, 2013 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 4, 5, and 6.

1.	Election of Directors
	01 Theodore M. Armstrong	04 John Gottschalk	07 Michael R. McCarthy
	02 James W. Cabela	05 Dennis Highby	08 Thomas L. Millner
	03 John H. Edmondson	06 Reuben Mark	09 Beth M. Pritchard
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2013.
3.	An advisory vote on executive compensation.
4.	Approval of the Company’s 2013 Stock Plan.
5.	Approval of the Company’s 2013 Employee Stock Purchase Plan.
6.	Approval of the Company’s 2013 Performance Bonus Plan.
7.	In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/cab

  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on June 4, 2013.

  Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement, and annual report, please contact us via:

Internet/Mobile – Access the Internet and go to www.ematerials.com/cab. Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “CAB Materials Request” in the subject line.
The email must include:

  The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.
  Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
  If you choose email delivery you must include the email address.
  If you would like this election to apply to delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the email.